Exhibit 10.20

PRIVATE AND CONFIDENTIAL

Date: 15/08/2023

SPRINGVIEW ENTERPRISES PTE. LTD.
203 HENDERSON ROAD

#06-01

HENDERSON INDUSTRIAL PARK
SINGAPORE 159546

Dear Sir,

Your BUSINESS INSTALMENT LOAN has been approved (Loan No. 06858392).

We’re pleased to inform you that we’ve approved your Business lnstalment Loan (the ‘Loan’) on the following terms:

Lean Amount and Tenure

The Business lnstalment Loan amount of SGD 297,000.00 is available to you in your Loan Repayment Account no. 0106474693 on 15/08/2023.

The Total Loan amount is SGD 300,000.00

The Loan tenure is 60 months.

Interest Rate

The interest rate for the Loan is at the floating rate of 0.72% per annum (‘Margin’) BELOW our prevailing Business lnstalment Loan Board Rate. We reserved the right to vary the interest rate. The Business lnstalment Loan Board Rate is currently at 9% per annum and is subject to change from time to time at our sole discretion.

Monthly Repayment Amount

Your Monthly Repayment amount is SGD 6,123.20 for 60 months.

Your First instalment is due on 01/09/2023.

Subsequent monthly instalment will due on the First of each month.

You’re required to ensure there are sufficient funds in your Loan Repayment Account for the Monthly Repayment amount within the period set above. Your Monthly Repayment amount is subject to change depending on the lnterest Rate and the Business lnstalment Loan Board Rate.

Standard Chartered Bank (Singapore) Limited

Registration No. 201224747C | GST Group Registration No. MR-8500053-0

CPBB Operations, Tampines Central Post Office P. O. Box 0085, Singapore 915203

General Banking

Terms and Conditions

For Business Banking clients of Standard Chartered Bank (Singapore) Limited

These general terms and conditions apply to accounts and a range of banking services provided by Standard Chartered Bank (Singapore) Limited. Please read this document carefully to ensure you fully understand it. If you have any questions, please visit any of our branches or our website at sc.com/sg/business/booklet or call our customer service hotline to speak to our customer service officer.

Copyright © 2017 – 2023 Standard Chartered

www.sc.com	Published as of 28 Feb 2023

Content Page

About the General Banking Terms and Conditions	2

Part A – Standard Terms	6

Part B – Regulatory Compliance Statement	34

Part C – Trade Services	37

Part D – Lending Services	50

Part E – Terms and Conditions for Foreign Exchange Business	75

Part F – Definitions and Interpretations	81

About the General Banking Terms and Conditions

About the General Banking Terms and Conditions

1.	When do the General Banking Terms and Conditions apply to you?

The General Banking Terms and Conditions (this booklet) will govern your relationship with Standard Chartered Bank (Singapore) Limited, (Standard Chartered Bank), when you apply for and / or are offered a cash account and / or any banking products and services covered under this booklet.

Important

When you use a Standard Chartered Bank account, product or service, this means you agree to these General Banking Terms and Conditions. The General Banking Terms and Conditions may be amended and updated by us from time to time. The latest version of the General Banking Terms and Conditions will be available on our website (www.sc.com/sg/business/booklet). We will notify you of any updates including, by way of notification by letter, sms or email. These updates will apply to our relationship going forward and automatically.

2.	What should you do with these General Banking Terms and Conditions?

Please keep a copy of this booklet and subsequent updates (together with all other relevant documentation) for your future reference.

If you do not understand any of these General Banking Terms and Conditions or if you are in any doubt of your obligations, please seek independent legal advice.

3.	What products and services are covered by this booklet?

This booklet covers the following products and services:

(a) Cash / Channel Services - Part A (Standard Terms) covers the following Cash / Channel Services:

Cash / Channel Services	Description

	(a)	Apply to open a current, savings and / or deposit account with us, which includes:

Account / Straight2Bank		(i)	access to our online banking service “Straight2Bank Web” to manage your account (Note: excludes SWIFT services, for which additional documentation is required);

		(ii)	ability to make foreign exchange conversions through your account.

	(a)	Use of our payments services, including (where available) but not limited to:

		(i)	Domestic payments like ACH / RTGS / book transfers / cheques / cashiers’ orders / bankers’ draft / demand draft / payroll / tax payments / standing instructions and others;

Payments		(ii)	Cross border payments like outward telegraphic transfers / international bank cheques and others;

		(iii)	Value added payments solutions like cheque outsourcing / Straight2Bank FX payments and others.

(Note: excludes mobile wallet payments, for which additional documentation is required. Certain services may require additional set-up forms)

	(a)	Use of our collection services, including (where available) but not limited to:

Collections		(i)	Cash deposits / cheque deposits / inward telegraphic transfer / inward RTGS / direct credits and others;

		(ii)	Value added collections services like virtual accounts, direct debit processing and others.

(Note: certain services may require additional set-up forms)

Fixed or Time Deposits	(a)	Apply to place a fixed or time deposit with us

(Important: you must open a Cash Account with us first before applying for this service)

Standard Chartered Bank (Singapore) Limited
General Banking Terms and Conditions	Page 2 of 84

About the General Banking Terms and Conditions

(b) Trade Services - Part C (Trade Services) covers the following Trade Services:

Trade Services	Description
Buyer Trade Services	Documentary Letters of Credit: we may issue letters of credit in favour of your sellers for your purchase of goods or services.

Loans against trust receipt / Import Loans: we may provide you with trade financing, including where you require more time to reimburse us under the letters of credit.

Import Invoice Financing: for trade transactions which are not supported by any banking or documentary trade instruments (i.e. open account), we may provide trade financing to you based on the invoices received from the seller.

Issue of Shipping Guarantee: where the carrier you deal with requires a shipping guarantee, we may issue the shipping guarantee to facilitate the release by such carrier of any goods or the issuance of a duplicate set of original bills of lading.

Seller Trade Services	Pre-shipment Financing: we may provide you with trade financing prior to you being ready to ship the goods to the relevant buyer. This is usually financing to help you in the sourcing, manufacturing or conversion into the final goods to be shipped to the buyer.

Presentation or other services involving the Letters of Credit: we may provide you with a range of services (in accordance with the Uniform Customs and Practice for Documentary Credits, as published by the ICC (ICC Publication No.600 including eUCP), the supplement to UCP 600 for Electronic Presentation (UCP)) in connection with the handling of a letter of credit from your buyer. These include presentation, transferring, honouring and negotiation (also known commercially as “discounting”).

Documentary Collections: we may provide collection services (in accordance with the Uniform Rules for Collection published by the ICC (ICC Publication No.522)) (URC 522) in connection with the shipping or financial documents for the goods which have been sent to the buyer.

Export Invoice Financing: we may provide you with trade financing in light of the credit terms that you have provided to your buyer.

Other Trade Services	Bank Guarantees / Standby Letter of Credit: we may issue bank guarantees or standby letters of credit at your request.

(c) Lending Services – Part D (Lending Services) covers the following Lending Services:

Facility Type	Description
Overdraft Facility	An Overdraft Facility is a flexible form of borrowing intended to finance day-to-day cash flow requirements.

Business Overdraft Facility	A Business Overdraft Facility is a variation of the Overdraft Facility, allowing for utilisations against an approved working capital limit during the tenor of the facility, which is up to one year, but requiring repayment of a minimum amount (calculated as a percentage of the utilized amount) on a monthly basis.

Short Term Facility	A Short Term Facility generally has a tenor of less than one year. A flexible form of borrowing to finance day-to-day cash flow requirements.

Bridging Facility	A Bridging Facility is a form of borrowing to “bridge” a financing gap. The tenor is generally in excess of one day but not exceeding one year. Utilisations are usually made in one installment, and once the facility is fully drawn, further utilisations are not permitted even if repayments have reduced the principal amount.

Term Facility	A Term Facility is a medium or long term borrowing for general corporate purposes or targeted financing of transactions or assets and the funding requirements that they generate. The tenor is generally in excess of one year and typically up to five years.

Revolving Term Facility	A Revolving Term Facility allows utilisations to be continually borrowed and repaid throughout the term of the facility. The tenor is generally in excess of one year and up to five years.

Standard Chartered Bank (Singapore) Limited
General Banking Terms and Conditions	Page 3 of 84

About the General Banking Terms and Conditions

Business Instalment Loan Facility	A Business Instalment Loan Facility is a fixed term instalment facility with repayment based on equated monthly instalments. The tenor is generally in excess of one year and up to five years. Utilisations are usually made in one drawdown, and once the facility is drawn, further utilizations are not permitted even if repayments have reduced the principal amount.

Guarantee Instalment Loan Facility	A Guarantee Instalment Loan Facility is similar in structure to the Business Instalment Loan Facility except that the Guarantee Instalment Loan Facility is guaranteed by external agencies (typically government or quasi government entity or development financing institutions). The tenor may extend up to five years.

Business Mortgage Facility	A Business Mortgage Facility generally has a tenor in excess of five years and typically up to a maximum of thirty years. It is a structured form of borrowing intended to finance specific transactions, usually purchase of specific assets (commercial, industrial or residential property) and the funding requirements that they generate.

Loan Against Property Facility	A Loan Against Property Facility is similar to the Business Motgage Facility except that it is intended to provide an equity release which is secured against existing assets. The tenor is generally for a period in excess of five years and typically up to a maximum of thirty years.

(d) FX Transactions - Part E (Terms and Conditions for Foreign Exchange Business) covers the following FX Transactions:

FX Transaction	Description
FX Service	(a)	Apply for a range of foreign exchange services

	(b)	Includes (where available):

(i) spot foreign exchange transactions; and

(ii) forward foreign exchange transactions

	(c)	Apply to access our online banking service“Straight2Bank FX” to perform your spot foreign exchange transactions

Unless otherwise agreed in writing, this booklet does not apply to:

(a)	any investment or securities products (including equities, bonds, debentures, mutual funds or other collective investment schemes);

(b)	any security services products (including funds management, escrow services or custody services);

(c)	credit card services;

(d)	certain cash and client access services which may require additional documentation; and

(e)	any other product or service we identify as requiring additional documentation.

4.	How do you open an account with Standard Chartered Bank?

We will request information and documents from you to better understand your needs and for our “Know Your Customer” obligations, an integral part of our global effort to combat money laundering, terrorist financing and fraudulent activity. You may be asked at any time to provide information about people with access to, or authority over, your accounts and / or transactions, including providing satisfactory proof of their identity and / or authority to act on your behalf.

We reserve the right not to open an account for any reason whatsoever and, unless required by applicable law, we are not obliged to disclose our reasons to you.

5.	How do you apply for a product or service with us?

We may introduce you to a range of products and services to suit your banking needs. Different eligibility criteria may apply to different products or services. Some products or services may not be available depending on your location or domicile.

If you would like to use, purchase or know more about a product or service, you may need to complete an application form and / or submit the relevant supporting documentation we require. For more information, please see the section below – “Will there be any other documentation provided to you or requested by us?”

We may refuse your request for a particular product or service for any reason whatsoever and, unless required by any applicable law, we are not obliged to disclose our reasons to you.

Standard Chartered Bank (Singapore) Limited
General Banking Terms and Conditions	Page 4 of 84

About the General Banking Terms and Conditions

6.	How does this agreement work?

You will be required to provide your Authorised Acceptance to confirm your agreement to this booklet governing your relationship with us. This booklet is divided into the following parts:

(a)	Part A (Standard Terms) – the general terms and conditions regarding the opening and operation of your Cash Account (including access to “Straight2Bank Web”) and any other banking products and services you have requested and we have agreed to provide to you;

(b)	Part B (Regulatory Compliance Statement) – important regulatory requirements that apply to your relationship with us;

(c)	Part C (Trade Services), Part D (Lending Services) and Part E (Terms and Conditions for Foreign Exchange Business) – a range of additional products and services which you may apply for and / or be offered from time to time and additional terms and conditions applicable to them; and

(d)	Part F (Definitions and Interpretations) – the meaning of key words which we have used in this booklet.

Note: Part A (Standard Terms), Part B (Regulatory Compliance Statement) and Part F (Definitions and Interpretations) apply to our relationship with you and are not limited to the accounts, products and / or services.

For example, if you apply for a short term facility, then Part D (Lending Services) will apply in addition to Part A (Standard Terms), Part B (Regulatory Compliance Statement) and Part F (Definitions and Interpretations).

At the end of each of Part A, Part C, Part D and Part E, you will find a section titled “Local Terms”. Each of these sections contains terms and conditions specific to the country or territory in which our products and services are offered to you, and may amend the terms and conditions found in the general sections of each of these parts. It is therefore important that you read, understand and pay particular attention to the terms and conditions contained in each of these sections.

For accounts: When you apply to open accounts with us, you will be offered Cash Accounts (together with certain payment and collection services) and access to “Straight2Bank Web”.

For additional products and services: When you apply for additional products and services, you may be required to acknowledge in the application form, facility letter / set-up forms or such other transactional document that you have read and agreed to Part C (Trade Services), Part D (Lending Services) and / or Part E (Terms and Conditions for Foreign Exchange Business) of this booklet. These terms and conditions will only take effect when you apply for and / or are offered the relevant product and service and should be read in addition to Part A (Standard Terms), Part B (Regulatory Compliance Statement) and Part F (Definitions and Interpretations).

7.	What happens if you have existing terms and conditions with us?

Once you have provided your Authorised Acceptance, (i) all of your existing transactions entered into between you and us will be deemed to be governed by this booklet, and (ii) you agree that this booklet applies to our relationship going forward and automatically for the relevant products and services covered under this booklet.

8.	Will there be any other documentation provided to you or requested by us?

We may provide other documentation relevant to the product or service, including letters, fee schedules, risk disclosure statements, user guides or other guidelines, which will form part of the agreement between you and us.

You may also be required to complete application forms / set-up forms for the opening of accounts and / or activation of the relevant product or service you have requested for.

You will also be required to complete a mandate to ensure that there is satisfactory proof of the people who have authority to act on your behalf.

Important

Our application forms and / or set up forms may refer to the “Account Terms”, “Standard Terms” , “Country Supplements” and / or equivalent. These references refer to Part A (Standard Terms), Part B (Regulatory Compliance Statement) and Part F (Definitions and Interpretations) of this booklet.

Standard Chartered Bank (Singapore) Limited
General Banking Terms and Conditions	Page 5 of 84

Standard Terms

Part A – Standard Terms

1.	Our service standard

We will use reasonable care and skill when providing you with the Account and / or Service.

2.	Electronic access to your Account and / or Service

2.1	What is Straight2Bank?

This is our electronic communication system which we use to offer a range of transactional, data transmission and reporting functionalities across key Services, including cash (payments and collections), trade (documentary trade and on an open account basis) and foreign exchange. Straight2Bank Services may be supplied through a range of Channels, including our website, the internet or such other electronic link designated by us from time to time.

2.2	What is our Straight2Bank Service?

This refers to the various Services offered through Straight2Bank, including:

(a)	“Straight2Bank Web” – an internet based version of our Straight2Bank Services that provides access to the suite of Services available under an Account. When you open an Account with us, you will be offered “Straight2Bank Web”, through which you will be able to perform: (i) a range of transactional and reporting activities for the basic cash Services (including payments and collections); and (ii) a range of spot foreign exchange transactions; and

(b)	“Straight2Bank Access” – is our “host-to-host” Straight2Bank Service, which includes connectivity through application programming interfaces and is used for the purposes of transmitting data files between you and us in connection with our provision of Services through a Connectivity Channel.

2.3	Availability of Straight2Bank Services

While we endeavour to minimise any service outages, Straight2Bank Services may be unavailable from time to time. You are responsible for having adequate contingency plans to transact by other means if there is any interruption to, delay in, or suspension or withdrawal of Straight2Bank Services.

Your right to access our Straight2Bank Services is subject to our discretion.

We may decide not to maintain, support or modify a Connectivity Channel, or maintain a superseded version of any Connectivity Channel.

2.4	Our responsibilities in relation to systems and security

We will:

(a)	Channel connections: use reasonable endeavours to re-establish any Channel we control which is interfered with or becomes unavailable. We will provide you with alternative arrangements where we can; and

(b)	Channel security: take reasonable measures to prevent unauthorised access to any Channel we control except for the matters you agree to be responsible for as stated in the section below under this part – “Electronic access to your account and / or service – Your responsibilities in relation to systems and security”.

We are not responsible for any failure of your system, or an Appointee’s system, to integrate with a Connectivity Channel, or for ensuring compatibility of your system with ours.

2.5	Your responsibilities in relation to systems and security

You agree that:

(a)	Adequate understanding: we may provide you with User Guides, Security Procedures, any technical or functional specifications and / or other materials and instructions for the access to, operation and use of Services. You have read, understood and assessed all such materials and determined that they are adequate to protect your interests;

(b)	Adequate controls: you have taken reasonable steps to detect, prevent, remove and remedy any unauthorised access to or use of the Channel (including actual or potential Malware breaches of your Client Systems);

(c)	Adequate internal processes: you have adequate internal controls, procedures, processes and other security arrangements to prevent unauthorised access to or use of the Channel (including actual or potential Malware interference with your Client Systems);

(d)	Using the system within the prescribed limits: you have ensured that the Channel is used within the authorisation limits and functionality parameters you set up;

Standard Chartered Bank (Singapore) Limited
General Banking Terms and Conditions	Page 6 of 84

Standard Terms

(e)	Report problems: you must immediately report any: (i) actual or potential Loss suffered by you in connection with the Channel; (ii) loss or actual or attempted, theft, misuse or unauthorised use, of System Materials, any Electronic Key, Client ID, User ID, Digital Certificate or mobile device; (iii) actual or potential, problems with or unauthorised access to the Channel or Service; (iv) actual or attempted unauthorised transactions; or (v) failure to comply with User Guides, Security Procedures or other specifications. You will help us with our reasonable requests to resolve such problems;

(f)	Responsibility for Software: we may provide you with Software necessary for you to use the Services. You are responsible for ensuring that you have the necessary consents to install, configure and integrate the Software with your Client Systems;

(g)	Supporting equipment requirements: you are responsible for using, having or obtaining the necessary connectivity, hardware, software and other equipment for using the Channel that is suitable and satisfies your requirements. You are solely responsible for obtaining all necessary consents and for compliance with any conditions of use or charges associated with your use of any Channels, equipment, or service accessed through that equipment. You are responsible for any Electronic Key, Client ID, User ID, Digital Certificate or mobile device we provide to you or which you use to access a Service or to communicate with us electronically or to give us Instructions;

(h)	Responsibility for content: you are fully responsible for any document, information or data you provide to us through any Channel. You agree that we may forward any documents in accordance with your Instructions;

(i)	Responsibility for Connectivity Channel: you will not use the Connectivity Channel or any Software information or data provided to you for creating any similar connectivity channel or software as a substitute for, or substantially similar to, the Connectivity Channel. You must access or use a Channel or any information or data provided through it only to communicate with us and not use it in any manner not approved by us in writing;

(j)	Encryption: unless otherwise agreed by us in writing, all information and any documents communicated by you via any Connectivity Channel shall be encrypted and digitally signed;

(k)	Connectivity certificates: you must use connectivity certificates issued by us (if any) only for the purpose of correctly utilising the Connectivity Channel; and

(l)	Compatibility: you are responsible for ensuring compatibility with a Connectivity Channel and the suitability of information or data provided over a Connectivity Channel, is your sole responsibility.

2.6	Users for Straight2Bank Services

You may designate Users to access and use our Straight2Bank Services. Users may be given various roles, functions and powers including “Administrator”, “Authoriser”, “Operator” and / or “Viewer”.

For example:

An “Administrator” is a category of Users that has full powers to administer, manage and appoint other Users for Straight2Bank Services on your behalf, including assigning entitlements, limits and configuring usage of the system.

For further information, please refer to details contained in any materials provided by us to you, including User Guides.

2.7	Your responsibilities for persons authorised to use Straight2Bank Services

You confirm the following in relation to Users or other persons authorised by you to use Straight2Bank Services:

(a)	Authorised: you are responsible for the appointment and administration of your Users or other Authorised Persons and must ensure that they have been given the appropriate authorisation you require and act within this authority;

(b)	Comply with requirements: your Users or other Authorised Persons understand and will comply with all relevant requirements in the Agreement (including complying with any Security Procedures, User Guides, other technical and functional specifications and / or other materials and instructions we may provide);

(c)	Know your customer: where you nominate Users or other Authorised Persons, we may contact your Users or Authorised Persons to carry out our “know your customer” activities. We will notify you if we cannot accept such person due to our policies or any applicable law;

(d)	Change of persons: you will inform us immediately of any changes to your Users or other Authorised Persons, they will not be effective until processed by us. If we cannot process the change, we will notify you as soon as we can. You remain responsible for all transactions that are processed while we handle your request; and

Standard Chartered Bank (Singapore) Limited
General Banking Terms and Conditions	Page 7 of 84

Standard Terms

(e)	Liability for Users: you remain liable for all acts and transactions of a User or other Authorised Person during the period that such person has been granted access to Straight2Bank Services.

2.8	Disclosure to your group for Straight2Bank Services

In providing Straight2Bank Services we may disclose information provided by or relating to you, to your Affiliates or designated third parties.

2.9	Straight2Bank Services on your mobile

Our mobile banking allows your Users and / or designated Authorised Persons to authorise transactions, view reports or obtain information about your Accounts or Services using a mobile device. When using a mobile device, your Users may experience limited or restricted functionality.

For example:

You may not be able to view the full details of the underlying transaction at the time of authorisation.

You bear any risks arising from any Instructions given through a mobile device.

2.10	Functionality enhancements

We may enhance our Straight2Bank Services from time to time. If such changes are not suitable for your needs or any new or existing functionality causes you concern, please contact us immediately so that we can discuss alternative solutions.

Any modified or additional Service functionality will continue to be governed by the Agreement.

2.11	Accessibility to and from Straight2Bank Services

We may put “cookies” temporarily on your computer. You may disable the cookies, but then you may not be able to fully access or utilise our Straight2Bank Services.

Some hyperlinks from Straight2Bank Services may lead to websites not under our control. We are not responsible for, do not endorse, and make no representation or warranty regarding such websites or their content.

All transactions entered into using Straight2Bank Services are entered into on the basis of the Agreement. Where our website is used, additional specific online terms and conditions (including “Legal Notice – Online Terms and Conditions”) will also apply to you.

3.	Communications, instructions and information

3.1	Communications from us

We will communicate with you, using your details in our records. We may communicate with you any Account statement, confirmation, correspondence, notice or other communication through the following methods:

(a)	verbally or delivered in person by our staff;

(b)	by post or email;

(c)	by posting on our website or through Straight2Bank Services; or

(d)	through other Channels notified by us.

Any communications from us to you will be treated as effectively communicated (unless otherwise stated):

(a)	if delivered personally, at the time of delivery;

(b)	if sent by post, on the fifth (5th) Banking Day after posting;

(c)	if sent by email, at the time we send it to your email address;

(d)	if posted on our website, at the time we post; and

(e)	if sent by other Channels, at the time it is sent.

Note: Where applicable laws require us to give you information in writing, we can give you that information through email, fax transmission or other electronic means, including by posting on our website or through Straight2Bank Services.

Standard Chartered Bank (Singapore) Limited
General Banking Terms and Conditions	Page 8 of 84

Standard Terms

3.2	Communications from you

Any notice, Instruction, correspondence or other communication you give us will only be effective when we actually receive it.

You may communicate with us through the following methods:

(a)	by post or email; or

(b)	through any other Channel agreed by us.

However, you acknowledge that email is not a completely reliable or secure method of communication. Therefore, you must not use email to send us sensitive communications, such as payment Instructions to remit money into or out of your Account. Payment Instructions should be sent through the relevant electronic banking service connected to your Account.

We may, but are not obliged to, accept Instructions received verbally or via electronic channels such as email. We may require your confirmation prior to acting on any verbal or electronic Instructions. You agree to bear any risks in sending your Instructions or communications verbally or electronically or through any other Channel.

3.3	Instructions from us

You and each Authorised Person must follow our instructions relating to the Account or Service, including any guidance, recommendations or measures described in any documentation we provide to you.

3.4	Instructions from you

You confirm the following:

(a)	Appropriate instructions: Instructions must be complete, clear and accurate and given in writing. Unless we agree otherwise, we may act on incomplete or unclear Instructions if we reasonably believe we can correct or clarify such information without referring to you or an Authorised Person. We may refuse to act on incomplete or unclear instructions;

(b)	Connectivity Channel:

(i)	If we receive any Instruction through a Connectivity Channel, we may assume that the Instruction was duly authorised by you and you are bound by any transaction that we initiate in response to that Instruction.

(ii)	If we receive information, data or documents as a result of automated selection performed by or through the Connectivity Channel in accordance with pre-selected criteria, we may treat any such information, data or documents as an Instruction that has been given by an Authorised Person; and

(c)	Electronic Instructions: Anyone using your Electronic Keys, Client IDs or User IDs will be treated as being authorised by you and any acts taken by such person will be binding on you. We will accept any Instructions transmitted through any Channel as being sent by an Authorised Person. We will be under no obligation to check the authority of the person using any Electronic Key, Client ID, User ID, Digital Certificate or mobile device.

3.5	When do we act on your Instructions?

We require a reasonable timeframe to act on your Instructions in line with our usual business practices. However, we reserve the right not to act on an Instruction or perform a Service on a non Banking Day in the relevant Service Location. If we receive an Instruction after our “cut-off” time on a Banking Day, we may treat it as having been received on the next Banking Day.

3.6	When can we decline your Instructions?

We may decline to process your Instruction if:

(a)	we think the Instruction is unclear, conflicting, incorrect, incomplete or unauthorised;

(b)	processing the Instruction would or might cause us to breach our policies or any applicable law;

(c)	you fail to comply with our reasonable requests for information, documents or authorisations;

(d)	processing it may result in an unauthorised overdraft; or

(e)	we have a valid reason for doing so.

If we cannot process your Instruction, we will notify you as soon as we can.

Standard Chartered Bank (Singapore) Limited
General Banking Terms and Conditions	Page 9 of 84

Standard Terms

3.7	Stopping, reversing or cancelling a transaction

We will try to stop, reverse or cancel a transaction when you ask us to but we will not be responsible if we cannot do so. You agree to pay us for any costs we may incur in trying to stop, reverse or cancel a transaction.

3.8	Information undertakings

You must:

(a)	provide us with all documents, information and authorisations that we reasonably request for the Account or Service; and

(b)	promptly notify us in writing of any changes in your contact information or of any other information we have on our records. We will require some time to update our records, after which the updated changes will apply. If we cannot process the requested change(s), we will let you know as soon as we can. We may request you to provide supporting documents to verify the changes.

3.9	We are not responsible for certain data transmitted

Where you provide us with any documents, information or data for transmission to third parties, we are not responsible for and have no duty to review such documents, information or data. The same applies where a third party (for example your trading partner) provides any documents, information or data to us for transmission to you.

4.	Authority of your Authorised Persons

4.1	Acts of your Authorised Persons

An Authorised Person will be deemed to have the authority to give Instructions, sign any document and / or perform any act on your behalf, including:

(a)	agreeing to, supplementing, restating or varying the terms of the Agreement;

(b)	adding, opening, removing, closing, amending or managing any Account or Service;

(c)	appointing any User(s); and

(d)	appointing any person, representative or agent to act on your behalf or accepting an appointment as an agent for any person.

You are bound by the actions of your Authorised Person.

4.2	Requirements of your Authorised Persons

You confirm the following in relation to your Authorised Persons:

(a)	Authorised Persons: you are responsible for and will ensure that your Authorised Persons are given the appropriate authorisation as required by you and that such Authorised Persons act within this authority to use and / or act on your behalf in relation to an Account or a Service;

(b)	Comply with requirements: your Authorised Persons understand and comply with all requirements set out in the Agreement (including complying with any security procedures, recommendations or guides we may provide to them);

(c)	Change of Authorised Persons: you must notify us in writing immediately if there are changes to your Authorised Persons. Any changes to your Authorised Persons will not be effective until we have updated our records with the change. We may continue to act on the authority of your existing Authorised Persons until our records are updated with the change. If we cannot process the change to your Authorised Persons, we will notify you as soon as we can; and

(d)	Liability for Authorised Persons: you acknowledge that you remain liable for all acts and transactions of your Authorised Persons.

5.	Liability of the parties

5.1	Standard Chartered Bank’s liability

We are not liable for any Loss that you suffer or incur in connection with:

(a)	any Account, Service or Channel;

(b)	us acting in accordance with the Agreement or complying with any applicable law;

(c)	any act or omission on the part of any other member of the Standard Chartered Group; or

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(d)	any Force Majeure event,

whether the Loss arises out of breach of contract, a tort, under statute or otherwise.

We remain liable for your direct Loss caused by any fraud, gross negligence or wilful misconduct on our part. We exclude any liability for indirect or consequential Losses or loss of profit whether or not they were foreseeable or likely to occur.

If we are liable, our total liability for all Losses suffered or incurred by you in a calendar year relating to the Agreement will, to the fullest extent permissible by applicable law, be limited to US$100,000 or its equivalent.

5.2	Your liability

Without limiting the duties, you owe to us at law, you are liable to us and will indemnify us on demand against any Loss arising from or incurred by us in connection with:

(a)	our providing any Account or Service to you;

(b)	you or your Authorised Person not complying with any obligation under the Agreement;

(c)	our acting or declining to act on your Instructions;

(d)	searches and inquiries we make in connection with you or a security provider (including checking for insolvency);

(e)	our making currency conversions in accordance with the Agreement; or

(f)	any Tax payable by us on, or calculated by reference to any amount paid or payable by or to you under the Agreement (excluding any Tax payable by us by reference to our net income received or to be received by us).

This indemnity is independent of your other obligations under the Agreement and survives the termination of your relationship with us.

5.3	Claims against us

You must notify us in writing within six (6) months of becoming aware of any claim you have against us, failing which, you waive all your rights to claim against us.

6.	Third party service providers

6.1	Arrangements with third party service providers

We may engage third party service providers (including payment, clearing or settlement systems, clearing houses, payment intermediaries, financial institutions or other members of the Standard Chartered Group, mobile wallet providers and couriers, whether as independent contractors, sub-contractors or agents) in connection with an Account or in providing you with a Service. Our provision of any Account or Service will be dependent on and subject to the performance of such persons.

We may enter into fee and / or information sharing arrangements with third party service providers. We may disclose information relating to you to such persons. If you ask, we will, to the extent permissible, give you details of such arrangements.

6.2	Our liability

We will not be liable for the performance or any act or omission of any such service provider or any of their employees or agents, including any fraud, misconduct, negligence or insolvency on the part of any of them.

6.3	Your liability

You are liable to us and will indemnify us on demand against any Loss arising from or incurred by us engaging any third party service provider in connection with an Account or in providing you with a Service.

6.4	What happens if we suspend or terminate a third party service provider

We may suspend, terminate or close any Account or Service immediately upon written notice in the event that any arrangement between us and a third party service provider relating to the Account or Service is suspended or terminated for any reason.

6.5	Fees and / or charges imposed by third party service provider

You must pay any fees and / or charges imposed by any such third party service provider on you or us for any transaction.

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6.6	Your Appointees

Upon your request in writing, your Appointee can access a Connectivity Channel. Any reference in Part A (Standard Terms) to you, includes the Appointee. You are responsible and liable for all acts and omissions of the Appointee in relation to the Agreement.

You agree that:

(a)	you will conduct appropriate due diligence on the Appointee and its systems to meet your requirements for access through the Connectivity Channel;

(b)	your relationship with the Appointee will be governed by an agreement in writing. You must notify us immediately of any relevant changes to that agreement, including if you stop receiving services from the Appointee;

(c)	you will ensure that the Appointee will use the Connectivity Channel only for providing services to you and in accordance with Part A (Standard Terms); and

(d)	you are aware and accept risks associated with the provision of Connectivity Channel through the Appointee (including risk of delay, non-receipt, interception, corruption, disclosure to an incorrect third party or interference with Instructions, other information or documents), and acknowledge we are not responsible for monitoring, proper operation and availability of the Appointee systems, and for the content or successful or timely transmission of any Instructions or other information or documents; any data loss, or any misuse of information passing through the Appointee system.

You consent to us communicating with you through the Appointee and to the disclosure of your Instructions, other information and documents through the Appointee for the purpose of the Appointee’s provision of Services to you.

7.	Our records are final

Unless there is a material error or omission our records of all Instructions, communications, transactions (including any rate, price or an amount owing to or by you as notified by us) reports, statements or equivalent information, are conclusive.

8.	You must pay amounts you owe

8.1	You must pay money you owe us

If we ask you to, you must immediately pay us all amounts you owe us in full and without set-off, deduction or counterclaim and in clear and immediately available funds that no third party can claim any right to. Your payments must be in the relevant currency and must be made to the account we specify.

What does “set-off” mean?

This is the right that one party (Party A) has, to use amounts they are owed by another party (Party B), to pay off amounts they (i.e. Party A) may owe to Party B.

What does “clear and immediately available funds” mean?

Money available for you to use, which, once you pay to us, no one else will ask us to return and will not be reversed or dishonoured for any reason.

Amounts you owe us may include any:

(a)	fees, charges, costs, expenses or commissions in relation to a Service or as notified by us;

(b)	interest (including interest on unpaid interest) which you may be charged for facilities or when your Accounts become overdrawn; and

(c)	Losses we incur in connection with the Agreement or any Account or Service.

8.2	Amounts you may owe other people

We may be required to deduct certain amounts from your Accounts to pay other parties. These may include:

(a)	fees and charges arising from your Tax obligations; and

(b)	amounts required to be paid under applicable law.

8.3	When can we take money from your Account

We may deduct money from your Accounts (even if this makes your Account overdrawn) to pay amounts you owe us. We may charge interest on any amount due under the Agreement at a rate we reasonably decide from the due date to your actual payment date.

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9.	General compliance

In addition to your Regulatory Compliance Statement obligations, the following are applicable to your relationship with us:

9.1	Your general obligation to comply with law

As part of your use of an Account or Service, you must comply with all applicable laws.

9.2	Our general obligation to comply with law

Nothing in the Agreement obliges us to do or omit to do anything if it would or might in our reasonable opinion constitute a breach of any applicable law. If we are served or issued with any court order or any directives issued under law by any Authority, we will act in accordance with them and you must not commence proceedings against us in relation to our actions.

9.3	Intermediaries

If you are an intermediary acting for a third party, you represent to us that you have:

(a)	satisfactorily performed all “know-your-customer” and other anti-money laundering activities in accordance with any applicable law and your policies (including verification of the third party’s identity and source of funds and nature of such third party’s transactions); and

(b)	appropriate processes to detect and report any suspicious activity involving the third party.

10.	Termination and suspension

10.1	Termination by either party

Either party may close an Account or terminate the whole or any part of a Service by giving the other party at least thirty (30) days prior written notice.

10.2	We may terminate

We may close an Account or terminate the whole or any part of a Service immediately without prior notice to you for whatever reason in our sole discretion. This can be for a variety of reasons, including:

(a)	if you breach any term of the Agreement;

(b)	if you or any security provider or any of your or the security provider’s revenue or assets are the subject of any Insolvency Proceedings;

(c)	if it is or it is likely to become unlawful for either you or us to perform your or our respective obligations under the Agreement;

(d)	if complying with the Agreement may cause us to breach our policies or any applicable law;

(e)	upon the occurrence of any circumstance affecting you or the Account or Service, we reasonably consider exceptional; or

(f)	if you are a sole proprietor, the sole proprietor dies or becomes mentally incapacitated.

We do not need to give you any reason unless required by applicable law.

10.3	We may suspend

We may immediately suspend your Account or the whole or any part of a Service at any time for whatever reason in our sole discretion. This can be for a variety of reasons, including:

(a)	to comply with a court order or any applicable law;

(b)	where we reasonably believe you or someone else has used, or is using or obtaining, or may use or obtain, an Account and / or Service or money illegally or fraudulently (including money laundering, funding terrorism, or tax evasion);

(c)	a Force Majeure event is continuing; or

(d)	you fail to comply with any part of the Agreement.

If we do and where we are allowed to notify you under applicable laws, we will notify you as soon as we can. We may also remove the suspension at any time or exercise our discretion to act accordingly, including paying funds in your Account to you or to the bank or person which deposited funds into your Account, or seeking directions from the court in relation to the funds in your Account.

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10.4	You may suspend

If we receive your request in writing, we will suspend an Account or the whole or any part of a Service. We will require a reasonable amount of time to act on your request.

10.5	Instructions prior to termination or suspension

A party’s accrued rights and liabilities, including any Instruction given or any transaction made prior to or at the time of termination or suspension will not be affected by such termination or suspension.

10.6	What happens after termination?

Upon closure of an Account or termination of a Service or a transaction, you must, at our request:

(a)	promptly follow our reasonable instructions and certify to us in writing that you have carried out what we have reasonably requested; and

(b)	pay us promptly all amounts you owe us, including overdrawn amounts (if any), interest, costs, expenses, commission and any other charges you owe on the Account or for the Service or transaction.

These provisions will not affect any other termination rights set out in the Agreement.

If your Account is closed, we will pay you any credit balance (after deducting any amount you owe us) using a Payment Instrument sent to your last address in our records or in any other way we decide.

Important

The Agreement will continue to apply until you and we have met all of our respective responsibilities.

11.	Specific account terms

11.1	Account maintenance

We may specify limits on how much you need to have in your Account, the types of currencies that we may accept, as well as our usual charges, commission and interest rates and any other requirements.

11.2	Conversion of Account

If we need to convert one type of Account into another type of Account we will inform you before we do this.

For example:

We may have to do so in connection with our business requirements, or if you change the nature of your business.

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11.3	Account mandates

You must provide us with your mandate authorising your Authorised Persons to operate your Account. We will tell you if we cannot accept any Authorised Person due to our policies or any applicable law.

You may provide a new mandate (or equivalent) at any time. We may continue to rely on your existing mandate until we have updated our records. If we cannot process your new mandate, we will notify you as soon as we can.

11.4	Deposits

We will credit money paid into your Account in a currency we accept and in an amount equivalent to the cash deposit. We may charge you for certain methods of payments at rates which we will inform to you. The date the money is received as payment into your Account will depend on current market practice or as per our normal banking practice.

If payment into your Account is made by any method other than a cash deposit, (for example, cheques) or through a domestic or international transfer of funds, we do not have to credit your Account before we actually receive the funds. If we credit your Account before receiving the funds, this is on the condition that we subsequently receive the funds. We will deduct the money from your Account if we do not subsequently receive the funds. You represent and warrant that you have full legal title to such deposit and accept full responsibility for the authenticity, validity and correctness of signatures, endorsements and particulars appearing on the relevant Payment Instrument.

If a deposit slip contains errors or omissions, we may amend the deposit slip. Our amended version is conclusive for all purposes.

Any amount standing to the credit of an Account is only repayable at the Service Location where such Account is maintained.

11.5	Withdrawals and payments

We will only allow a Withdrawal from an Account where:

(a)	there are sufficient available funds in the Account for the Withdrawal (unless we decide, in our discretion, to allow an overdraft);

(b)	your Payment Instrument is drawn and properly completed in our prescribed form; and

(c)	the Withdrawal is made at the Service Location where the Account is maintained.

You can only withdraw money from your Account in ways we accept. If you ask, we may allow you to withdraw funds in a different currency from your Account currency at our applicable prevailing exchange rate at such time.

If you want to withdraw a substantial amount of cash in a specific currency, this is dependent on the cash we have available in that specific currency. You should give us reasonable prior notice.

We may not allow you to withdraw money from your Account, and we may not carry out any transaction or any matter relating to your Account if:

(a)	your Account is closed or suspended;

(b)	it would for any reason breach any applicable law; or

(c)	we decline your Instructions in accordance with the Agreement.

11.6	Transferring funds

We may accept an Instruction to transfer funds between your Account and any other account of yours or any other person (assuming we have the necessary arrangements in place).

You are responsible for giving us the correct information (including details of the account you want to transfer funds to). If your payment Instructions identify the payee both by name and by an identifying / account number, we or any Standard Chartered Group member and / or any third party service provider who receives your payment Instructions may process such payment Instructions solely based on the identifying / account number without reference to the intended payee’s name.

We are not responsible for and have no duty to check any information you give us in your payment Instructions.

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You authorise us to send your payment Instructions on your behalf to payment intermediaries and other third party service providers, so as to carry out your payment Instructions.

We may set limits on transferring funds (for example, on the amount to be transferred or on how often you use the Service).

A third party service provider may charge commissions, fees or other charges in making a payment to an account nominated by you, which may be deducted by the third party service provider from the funds paid to the beneficiary account, or they may be passed on to us. If any commissions, fees and / or other charges are passed on to us, you will reimburse us accordingly.

11.7	No granting of security over an account

You must remain the owner of all credit balances in your Account (unless we agree and acknowledge otherwise). You should let us know if you want to grant any rights, security or other interest in an Account to any third party. We may decline your request.

11.8	Payment Instruments (including cheques)

For Payment Instruments:

(a)	you are responsible for cheque book(s) sent to you even if someone else receives or uses them;

(b)	you are responsible for and agree to indemnify us on demand for any Loss we incur where we have acted on a Payment Instrument, even if: (i) someone else sent the Payment Instrument but it appeared that you sent it; (ii) there was a mistake in the Payment Instrument; or (iii) there were delays when the Payment Instrument was sent or received;

(c)	if you want us to dishonour any cheque you have drawn on your Account, you must notify us in writing as soon as you can and provide all relevant information. We will try to stop or cancel the transaction but we will not be responsible if we cannot (including where the cheque has already been honoured); and

(d)	once we have issued a cashier’s order / demand draft pursuant to your Instruction, we are unable to cancel them except in limited situations.

11.9	Payments made after we close an account

If we process a Withdrawal after your Account is closed, you agree to pay us back such amount on demand.

11.10	Clawbacks

We may cancel, reverse or debit any payment we make under the Agreement or in connection with any Services (including any interest paid):

(a)	to correct a mistake;

(b)	where we have not received clear and immediately available funds in full or promptly;

(c)	where we are required to return the funds to the relevant payer or drawer; or

(d)	where we have reasonable grounds for doing so.

11.11	Interest on credit balances

We will pay you interest on your Account credit balances where we have expressly agreed to do so. We will not pay you interest on any unclaimed credit balance in a closed or suspended Account or an Account we have listed as dormant.

Negative interest rates may be applicable (in which case interest is payable by you to us) or a fee may be payable by you on your Account credit balances.

Any interest or fee payable will be at the rate we notify to you or as displayed at the branch at which your Account is held.

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11.12	Account statements and your obligation to check

We may send you Account statements, confirmations and advices through the post, an appropriate Channel or by any other method we have agreed with you. You must check your Account statements, confirmations and advices carefully. You must tell us in writing of any mistakes or unauthorised transactions as soon as possible and no later than fourteen (14) days of the document date (or such other period specified in the relevant statement, confirmation or advice). If you fail to do so we may treat them as correct.

If you do not receive any Account statements, confirmations or advices from us, please visit any of our branches or our website at sc.com/sg/business or call our customer service hotline to speak to our customer service officer.

11.13	Overdrafts

For overdrafts:

(a)	your Account must not be overdrawn. If you have an overdraft limit, you must not exceed it;

(b)	any overdrafts we approve for an Account may be subject to additional terms. Overdraft limits may be cancelled at any time;

(c)	if we allow your Account to be overdrawn without notifying you, this section on Overdrafts will apply;

(d)	you must repay any debit balance on an Account on demand; and

(e)	we will charge you interest on all overdrafts. Interest will accrue on a daily basis at the applicable prevailing rate we notify to you from time to time and is calculated in accordance with our usual practice in the Service Location.

11.14	Virtual account numbers

If you request, we may provide you virtual account numbers linked to your Account, to facilitate your reconciliation of deposits to or payments from the linked Account. Account statements can show deposits to or payments from the linked Account made by reference to the relevant virtual account numbers.

11.15	Time deposits

(a)	What is a time deposit?

Time deposits are deposits that you have agreed to maintain with us for a fixed period of time in order to benefit from the full range of their features. Time deposits may also be referred to as “Fixed Deposits”, so a reference to time deposits in this booklet will also include reference to fixed deposits.

(b)	How do we calculate interest for a time deposit?

Interest on a time deposit is paid at a rate that is agreed when you sign up to a time deposit. Interest rates are generally determined by the size and term of the time deposit and are notified to you from time to time. You can visit any of our branches or our website at sc.com/sg/business or call our customer service hotline to speak to our customer service officer if you need more information on the applicable interest rates and corresponding terms.

Interest on a time deposit is calculated in line with our usual business practices in the relevant Service Location and accrues daily on the basis of a 365-day year (for time deposits denominated in GBP, HKD, SGD, ZAR and any other currency we may designate from time to time) or a 360-day year (for time deposits denominated in other currencies) or such other day year basis as we may determine from time to time in both ordinary and leap years, in accordance with applicable convention. It is paid at the end of the term, when the time deposit matures.

(c)	What happens on maturity of the time deposit?

For time deposits due to mature on a day that is not a Banking Day, maturity will be on the next Banking Day, unless that day falls in the next calendar month, in which case the time deposit will mature on the preceding Banking Day.

For the purposes of time deposits, the definition of Banking Day does not include public holidays for the Service Location or the public holidays of the country of the Account currency.

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For money you have deposited into a time deposit which is not set up to automatically renew, you need to tell us what to do with the money on or before the maturity date. If we do not hear from you, we may deposit your money, and any interest it has earned, into another time deposit for the same term as the original time deposit, applying the prevailing interest rate which applies to such time deposit (or any other rate as we may decide).

For time deposits which are set up to renew automatically, we will automatically re-deposit the amount, and any interest it has earned, when it reaches the maturity date. This will be re-deposited for the same term and at the interest rate which applies to your deposit at the time (or any other rate as we may decide), unless you tell us otherwise and before the maturity date (or such other date we may specify).

(d)	Can you withdraw from the time deposit early?

Unless we receive written instruction from you, time deposits may not be withdrawn before the maturity date.

We may allow you to end or withdraw a time deposit early, but you will have to pay the charges, fees and costs calculated in accordance with our usual practice in the Service Location and we may not pay all the interest accrued.

Important

Our Time Deposit / Fixed Deposit application form may refer to “Time Deposit Terms”, “Terms and Conditions for Fixed Deposits” or the equivalent. These references will be interpreted to refer to Part A (Standard Terms) and the other applicable terms and conditions of these General Banking Terms and Conditions.

12.	Other terms

12.1	Currency conversion services

We may make currency conversions: (i) in respect of any amount we received from you or due to you from us; or (ii) arising from your Instructions using our applicable prevailing exchange rate.

For example:

●	we may need to convert the currency of the money to be deposited because it differs from the currency in which your Account is held;

●	we may act on your Instructions to withdraw money in a different currency from the currency in which your Account is held;

●	we may act on your User’s request under Straight2Bank Services to make a currency conversion; or

●	if an Authority restricts the availability or transfer of its currency, we may designate that any payment to us be made in another currency we reasonably consider appropriate. Similarly, if we cannot pay you for this reason, we may discharge our obligations by paying you in any currency and in such manner as we may reasonably consider to be appropriate.

Settlement by us of the currency conversion transaction will be within two (2) Banking Days. You must pay our usual charges for such conversions.

If a part or the whole of a currency conversion transaction is terminated or cancelled, you will be liable for the costs of and / or any Loss arising from the unwinding of the currency conversion transaction.

For example:

If you request a currency conversion on payments from third parties to you and / or from you to third parties under Straight2Bank Services, and you subsequently do not follow through with the payment transaction, we may charge you unwinding costs when we cancel the currency conversion.

12.2	Reporting services

We may furnish you with any data, report, statement or information requested by you in connection with an Account or Service by such means, and with such frequency, as we may agree with you.

Certain Services involve us collating and / or reporting to you, data that we receive on your behalf, from various potential sources, including you, your clients, card companies, networks and interchanges, merchant acquirers, mobile wallet providers and other electronic payment intermediaries and service providers. Such data may include payer identity, invoices, payment advices and electronic payment transaction details. We may receive such data through potentially less secure channels, susceptible to imposters, interception and other transmission interference. We have no duty to check the authenticity, accuracy and completeness of such data.

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12.3	Additional collection services

(a)	What does “collection” mean?

“Collection” refers to the process where we obtain or try to obtain payment in clear and immediately available funds from the relevant drawer or payer.

(b)	What collection services do we offer?

In addition to cheque deposit processing and inward electronic transfer of funds via various clearing channels, we also offer a range of different value propositions to each client in accordance with their unique collection requirements.

(c)	Additional requirements for certain collection services

(i)	Liquidity financing: In connection with a collection service, we may, at our discretion, extend to you liquidity financing in an amount equal to all or a portion of a Payment Instrument or Direct Debit Instructions that we are collecting, or may collect, for you in advance of such Payment Instrument’s or Direct Debit Instructions’ collection and / or clearing.

For example:

●	we may offer you liquidity financing for cheques (including post-dated cheques) we are collecting for you, up to the date a cheque is collected and cleared; or

●	we may offer you liquidity financing in connection with Direct Debit Instructions (see the below section under this part – “Other terms – Additional collection services – Additional requirements for certain collection services – Direct Debit Processing Services”). If we do, we will credit you in advance with the amount to be received from the payer’s bank under Direct Debit Instructions.

Each such extension of liquidity financing, whether in the form of a purchase and / or a credit advance, will be with full recourse to you.

What does “with full recourse to you” mean?

This means that even if the underlying Payment Instrument or Direct Debit Instructions are not successfully collected or cleared, you must repay to us the full amount of financing extended to you, on the scheduled payment date of the underlying Payment Instrument or Direct Debit Instructions (i.e. the date on which it would have been collected and cleared in the ordinary course of business).

You agree to pay when due all fees, interest and other amounts that we may charge for any such extension of liquidity financing. We will notify you of such fees, interest and / or other amounts.

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(ii)	Direct Debit Processing Services:

We may permit you to send Direct Debit Instructions via various Channels. We will report the status of failed direct debit transactions to you.

What does “Direct Debit Instructions” mean?

This means Instructions provided by you requesting us to arrange: (A) for the debit of a third party’s account, maintained with us or another bank; (B) (if the third party’s account is maintained with another bank) a funds transfer of the amount debited to us; and (C) for such amount debited or received by us to be credited to your Account.

Prior to commencing a Direct Debit Processing Service, you must provide us with an authorisation mandate, in a form acceptable to and satisfactorily verified by us from each third party account holder whose account is proposed to be debited for the benefit of payment to your Account.

You will not send any Direct Debit Instructions until we notify you that the conditions specified have been satisfied for that third party account.

You must immediately notify us and cease sending any Direct Debit Instructions if any authorisation mandate from a third party account holder is amended or revoked or is otherwise no longer effective.

(iii)	Lockbox Service: You will grant us and third party service providers designated by us, and you will authorise all applicable postal authorities to grant us and third party service providers designated by us, unrestricted access to all of your applicable post boxes and their contents. Such authorisation must be in a form that is acceptable to us.

(iv)	Intellectual property: You authorise, and will ensure that any third party whose authorisation may also be required also authorises, us and any third party service providers designated by us, to use your name, trademarks and logos in connection with the performance of a collection service.

13.	General

13.1	You should seek independent advice where required

You confirm that you have obtained and / or will seek independent legal, tax, accounting, security and other advice in relation to any Account or Service as you may require. We do not owe you any advisory, fiduciary or similar duty.

13.2	What if you are a partnership?

The following terms and conditions apply if you are a partnership:

(a)	Liability: All partners (on a joint and several basis) are bound by the Agreement, and are liable for all Losses, debts and other liabilities owed by you to us, even if there are any changes in your partnership or you implement a name change;

(b)	Cessation as partner: Any person who stops being a partner for any reason remains liable for all debts and other liabilities you owe us which have accrued up to and including the date that such person ceases to be a partner;

(c)	Continued dealings: Unless you tell us otherwise in writing, we may treat the remaining and / or new partners as having full authority to act on your behalf;

(d)	Changes in the partnership: You must promptly notify us in writing of any change in:

(i)	your partners;

(ii)	your name; or

(iii)	your constitution (whether by dissolution, death, retirement, change in your members or any other change whatsoever); and

(e)	Right to vary: We may vary, change or withdraw any of the Services where there are changes in your partners or name change.

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13.3	What if you are a sole proprietorship?

The following terms and conditions apply if you are a sole proprietorship:

(a)	Liability: The owner of the sole proprietorship is bound by the Agreement, and are liable for all Losses, debts and other liabilities owed by you to us, even if there are any changes in the way your sole proprietorship is constituted or you implement a name change. For sole proprietors, the individual constituting the sole proprietorship is liable for all debts and other liabilities owed by you to us even if there are any changes in the way the sole proprietorship is constituted, you implement a name change or the sole proprietorship no longer exists;

(b)	Cessation as owner of sole proprietorship: Any person who stops being the owner of a sole proprietorship for any reason remains liable for all debts and other liabilities owed to us which have accrued up to and including the date that such person ceases to be the owner of the sole proprietorship;

(c)	Changes in the sole proprietorship: You must promptly notify us in writing of any change in your sole proprietorship ownership or a name change;

(d)	Right to vary: We may vary, change or withdraw any of the Services where there are changes in the ownership of the sole proprietorship or a name change; and

(e)	Right to disclose: We may, upon your death or mental incapacity, disclose any information in relation to your Account, to your legal representative and their legal advisers, your donee under a lasting power of attorney or deputy appointed under a court order, and a member of your immediate family for the purpose of allowing him/her to make payment on your Account, or for any other purpose related to the managing of your Account.

13.4	Information we collect, use, and disclose

We may in addition to the disclosure rights in the General Banking Terms and Conditions (see Part B (Regulatory Compliance Statement)), disclose any information provided by or relating to you:

(a)	Your information

Your information comprises all the details we (including persons acting on our behalf) hold or collect about you, your transactions, your financial information, and information about you obtained from you, your interactions and dealings with us and any third party, including information received from third parties and information collected through your use of our Straight2Bank banking services.

(b)	Purposes for which we use your information

We or any member of the Standard Chartered Group may use your information to (1) provide you with a product or service, (2) comply with obligations and requirements under any local or foreign laws or regulations applicable to any member of the Standard Chartered Group and any internal policies and procedures of any member of the Standard Chartered Group and (3) meet any administrative, business, legal or regulatory purpose, including the following:

(i)	processing your applications for products and/or services, payments, transactions and your (or your authorised person’s) instructions(s) or request(s);

(ii)	providing you with products and services (including any Straight2Bank service);

(iii)	communicating with you on your account(s), product(s) or transaction(s), and notifying you about important changes to the features, terms and conditions, and operations of those products or services;

(iv)	assessing your suitability for products and services offered by us;

(v)	operational purposes;

(vi)	statistical analysis (including behavioural analysis and profiling);

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(vii)	establishment, continuation and management of your banking relationship with us and your account with us or, where applicable, any member of the Standard Chartered Group;

(viii)	security, identity verification, sanctions screening, due diligence checks, and training purposes;

(ix)	performing credit risk assessments including credit checks and setting credit limits, anti-money laundering, financial and fraud risk assessments and checks;

(x)	enforcing your obligations (including collection of outstanding amounts owed to us by you and/ or your security provider), debt recovery, adjustment of your credit limit of relevant accounts, and establishing or implementing a scheme of financial arrangement with you;

(xi)	conduct market research and surveys with the aim of improving our products and services;

(xii)	if you register or participate in any contest, lucky draw, campaign, promotion event, survey or questionnaire (collectively, promotions), we may use your information to administer these promotions. These promotions may contain additional terms and conditions that govern the collection, use and disclosure of your information;

(xiii)	to comply with any local or foreign laws, regulations, voluntary codes, directives, judgments or court orders, agreements between any member of the Standard Chartered Group and any authority, regulator, or enforcement agency, policies (including the Standard Chartered Group’s policies), good practice, government sanctions or embargos, reporting requirements under financial transactions legislation, and demands or requests of any authority, regulator, tribunal, enforcement agency, and exchange body;

(xiv)	for the prevention, detection, investigation and prosecution of crime in any jurisdiction (including without limitation, money laundering, terrorism, fraud, government sanctions or embargoes, and other financial crime);

(xv)	to seek professional advice, including, in connection with any legal proceedings (including any prospective legal proceedings), for obtaining legal advice or for establishing, exercising or defending legal rights;

(xvi)	compliance with Standard Chartered Group’s policies and procedures, and any legal, regulatory or business purposes;

(xvii)	for surveillance of premises;

(xviii)	internal purposes such as auditing, periodic credit and financial reviews of your accounts(s), data analysis, developing and improving our products and services through assessment and analysis of your information, testing new systems and checking upgrades to existing systems, updating, consolidating, management and improving the accuracy of your information in our records, undertaking transactional analysis, and evaluating the effectiveness of marketing for market research and training, monitoring our compliance with law, regulation, orders, directives or requests of any tribunal, authority, enforcement agency, exchange body, or regulator and as required by agreement with any regulator or any authority, and the Standard Chartered Group’s policies;

(xix)	evaluating lending and other risks within the Standard Chartered Group and to support our and the Standard Chartered Group’s business, financial and risk monitoring, planning and decision making;

(xx)	comply with court orders, exercise and protect ourselves against harm to our rights and property interests and defend our legal rights; and

(xxi)	such other purpose as we may notify and seek your consent from time to time.

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(c)	To whom we may disclose your information

You consent to us and each member of the Standard Chartered Group, including its officers, employees, agents and advisers disclosing your information to any of the following parties for any of the purposes specified above:

(i)	any member of the Standard Chartered Group anywhere in the world, including any officer, employee, agent or director;

(ii)	professional advisers (including auditors), third party service providers, agents or independent contractors (including those we employ to perform any of our obligations under our banking agreement or provide a product on terms we consider appropriate) providing services to support the Standard Chartered Group’s business;

(iii)	our business alliance partners (including any product or service providers) who may provide their product or service to you;

(iv)	any person to whom disclosure is allowed or required by local or foreign law, regulation or any other applicable instrument;

(v)	any court, tribunal, regulator (including national and/or international regulator), authority, enforcement agency, exchange body, tax authority, or or their agents;

(vi)	any debt collection agency, credit bureau or credit reference agency, rating agency, correspondents, insurer or insurance broker, direct or indirect provider of credit protection (or its brokers) and fraud prevention agencies;

(vii)	any financial institution which you have or may have dealings with to conduct credit checks (including in the form of bank references), anti-money laundering related checks, fraud prevention and detection of crime purposes;

(viii)	a merchant or a member of a card association where the disclosure is in connection with the use of a card;

(ix)	any actual or potential participant, sub-participant, assignee, novatee or transferee of our rights or obligations under any transaction between us (or any of its agents or professional advisers) and any other person in connection with a transaction or potential transaction between the parties;

(x)	upon your death or mental incapacity, your legal representative and their legal advisers, your donee under a lasting power of attorney or deputy appointed under a court order, and a member of your immediate family for the purpose of allowing him/her to make payment on your account, or for any other purpose related to the managing of your account;

(xi)	any authorised person or security provider;

(xii)	anyone we consider reasonably necessary to facilitate your requests for services or application for products with any member of the Standard Chartered Group;

(xiii)	anyone we consider necessary in order to provide you with services in connection with a product, located in any jurisdiction.

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13.5	You may not transfer

You may not assign, novate, transfer or otherwise deal with your rights and / or obligations under the Agreement without giving us prior notice and obtaining our written prior approval.

13.6	Our rights to transfer

We may assign, novate, transfer or otherwise deal with all or any of our rights and / or obligations under the Agreement to anyone. If we choose to assign or transfer any of our rights and obligations under the Agreement:

(a)	you agree we do not have to tell you unless we have to under applicable laws; and

(b)	the person we have assigned or transferred the Agreement to can use our rights under the Agreement.

13.7	We may require security

Security means any agreement or arrangement in place to secure an obligation you may owe us. For example, this may include a mortgage, charge, pledge, lien or security assignment. We can rely on the security provided if you breach the Agreement and if we need to recover money you owe us. We may ask you to give us security for certain Services.

You agree that without contacting you, we can give information about you to anyone who has given us security for any Services including a copy of the Agreement, and information about the Agreement and you, including your financial position.

13.8	Our proprietary information remains ours

Ownership of and all Intellectual Property Rights in the System Materials, Straight2Bank Services or our website remain vested in us or any other party we have contracted with. You must not change, decompile, reverse engineer or make copies or derivative works of any Software or incorporate third party software into the Software without our prior consent. Any such modification (whether approved or unapproved) will remain our property or that of our service providers. You must not interfere with any System Materials or information stored on them or transfer, share or sub-license the Software or any System Materials or copy them without our prior written consent. All licenses to use any Software are revocable, non-exclusive, non-transferable and subject to compliance with any additional licence terms as we may notify you for the particular Software provided. If the Software is subject to open source licenses, you must use it in accordance with the terms of the applicable licenses. You will only use Software for the purpose for which we provided it to you and you must not use it in combination with other systems if it is not for the purpose of receiving the Service. You must not move the Software outside of the country where it was first installed.

13.9	Electronic dealings and contracts are recognised

Subject to applicable laws, Instructions, documents and communications which are: (a) digitally signed and, where applicable, supported by a Digital Certificate or Electronic Key; or (b) accepted via an electronic Channel (including click-through or any other form of digital authentication), have been authorised by you and will have the same legal effect, validity and enforceability as if signed in writing. We may rely on such acceptance without inquiry as to the authority of the person acting on your behalf.

13.10	What we do not cover under this agreement

The Accounts, the Services and the System Materials are provided on an “as is” and “as available” basis and all terms, conditions and warranties, express or implied by applicable law relating to the Accounts, the Services or the System Materials, including quality, availability, security and fitness for purpose, are excluded to the extent permitted by any applicable law.

For example:

As electronic Services and systems are subject to interruption, Malware in your computer or device, man-in-the middle attacks, breakdown or failure for a variety of reasons, access to and use of Straight2Bank Services is offered on an “as is” and “as available” basis only.

13.11	Our rights if you owe us money

We have the right to use amounts we owe you to pay amounts you owe us in full or in part. This right is called “set-off”. We may set-off any obligation you or any of your Affiliates owe us or any of our Affiliates against any obligation we owe you under the Agreement or any amount in any Account you hold with us. We may do anything necessary to effect such set-off (including varying the date for payment of any amount by us to you and making currency conversions).

For the purposes of set off, “obligation” includes matured or unmatured, actual or contingent, present or future obligations. If the amount of any such obligation is not ascertained, we may estimate the amount for the purposes of the set-off.

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13.12	Tax obligations

Each party agrees to deduct the amount for any Tax required to be deducted from a payment to the other party, pay Tax to the relevant Authority in accordance with any applicable law and give the original receipts to the other party.

If you are required to deduct any Tax from a payment to us, you must increase the amount payable so that we receive the amount we would have received if no Tax deduction had been required. If we are required to deduct any Tax from a payment to you, we do not have to increase the amount payable.

13.13	Appointing someone to receive court documents on your behalf

If we request, you must appoint a process agent as your agent to receive any document in a court action in connection with the Agreement and notify us of the name and address of the agent. We may appoint a process agent for you and notify you accordingly if you fail to appoint such agent within seven (7) Banking Days of our request.

13.14	Immunities or privileges do not apply

You waive any sovereign and other immunity you may have in any jurisdiction from legal proceedings, attachment before or after judgment or execution of judgment.

13.15	The right to vary

We reserve the right to change the Agreement or any Service or Channel or Connectivity Channel at any time. We will notify you of such change and the effective date of such change. We can choose to contact you in a variety of ways, including:

(a)	write to you;

(b)	send you an email or sms; or

(c)	put up information about any changes in our branches or on our website.

Examples of when we may exercise this right includes:

●	due to legal or regulatory requirements;

●	to reflect improvements to a Service; or

●	to enable changes that are reasonably necessary for our other legitimate business purposes.

If you are not happy with the changes, you can close your Account or withdraw from the Service in accordance with the Agreement.

Note: If you do not close the Account or withdraw from the Service after the effective date, we will treat you as having agreed to the changes.

13.16	Entire agreement and non-reliance

This Agreement represents the entire understanding between the parties about the Service arrangements and replaces all previous agreements between the parties. You confirm that you have not relied on any oral or written representation or warranty made, or purportedly made, by us or on our behalf.

Unless otherwise agreed, a Service Level Agreement has no legal effect.

13.17	Executing separate copies of the Agreement

Unless otherwise stated, any document which forms part of or is ancillary to the Agreement, may be executed in any number of counterparts and has the same effect as if the signatures on the counterparts were on a single copy of that relevant document.

13.18	When certain terms are not enforceable or no longer valid

If any term of the Agreement is not enforceable or is no longer valid, it will be excluded and will not affect any other terms in the Agreement.

13.19	Not exercising our rights under the Agreement

If we choose not to exercise a right under the Agreement, this will not stop us from exercising this right or other rights we have in the future whether in whole or in part or at different times. Where we choose to exercise the right, we will inform you in writing.

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13.20	What are the rights of third parties under the Agreement?

Standard Chartered Group members have the right to enjoy and enforce any benefit under the Agreement. Unless stated otherwise in the Agreement, other persons not a party to the Agreement do not enjoy this right to enforce any benefit under it. We do not require the consent of any person not a party to the Agreement if we wish to amend the Agreement.

13.21	We can record our telephone conversations

We may record our telephone conversations with you and use the recorded conversations or transcripts in any dispute in connection with the Accounts and / or Services.

13.22	Conflicting terms

Certain Services may be covered by additional or separate terms and conditions beyond the General Banking Terms and Conditions. If those additional terms and conditions conflict with these General Banking Terms and Conditions, we will reasonably determine which terms and conditions apply and notify you.

13.23	Need more information or feedback?

If you have any concern or problem, whatsoever, please let us know, and we will do our best to resolve it right away. You can do this by calling our customer service hotline to speak to our customer service officer.

14.	Local Terms – Singapore

14.1	General

These local terms apply to the Services we provide you in Singapore.

14.2	What laws and jurisdiction cover our relationship?

The Agreement, your Accounts and your banking relationship with us are governed by the laws of Singapore and you accept the non-exclusive jurisdiction of the courts of Singapore (unless otherwise stated in the other parts of these General Banking Terms and Conditions). We may take enforcement action in any jurisdiction where you perform your business or have any assets.

14.3	Which language will prevail?

If the Agreement is translated into a language other than English and there are differences or inconsistencies between the translations and the English version, the English version will apply.

14.4	Conflicting terms

For Singapore, certain Services may be covered by additional or separate terms and conditions beyond the General Banking Terms and Conditions. If there is any inconsistency between:

(a)	the General Banking Terms and Conditions and your facility letter relating to Trade Services and / or Lending Services, the latter prevails in respect of the Service covered by such facility letter;

(b)	the General Banking Terms and Conditions and any confirmation relating to an FX Transaction, the latter prevails in respect of the FX Transaction covered by such confirmation.

14.5	What happens to cheques dishonoured in Singapore?

For the purposes of this section:

“Cheque” means CTS Cheques and all cheques drawn on a bank outside Singapore.

“CTS” means the image-based systems, processes and procedures for the electronic clearing and archival of such items as provided in the CTS Bye-Laws, and known as the “Cheque Truncation System”.

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“CTS Bye-Laws” means the Bye-Laws of the Singapore Clearing House Association concerning CTS.

“CTS Cheque” means the “Articles” as defined in the CTS Bye-Laws.

“CTS Clearing” has the same meaning as defined in the CTS Bye-Laws.

“CTS Image File” means an electronic file containing CTS Image Items.

“CTS Image Item” means the CTS items provided in and contemplated by the CTS Bye-Laws in image format, including electronic images of CTS Cheques, and complying with such format, content and image quality requirements, specifications and other requirements issued by the duly appointed operator of the computerised online system for CTS with the consent or approval of the Committee of Management of the Singapore Clearing House Association.

“IRD” means an image return document as defined in Section 90(6) of the Bills of Exchange Act.

(a)	Any CTS Cheque dishonoured by us may be returned in the form of an IRD and not the physical CTS Cheque. If you request the return of the physical CTS Cheque, and we agree, you will return the IRD in exchange for the CTS Cheque and pay our charges for this exchange. We will not be obliged to replace any IRD of a CTS Cheque which has been misplaced or lost;

(b)	We may, at your risk and expense, dispatch any IRD of any CTS Cheque to you by the mode of communication as we deem fit. We will not be responsible for the loss of any IRD occurring after it has been dispatched to you;

(c)	You agree not to present any IRD of any CTS Cheque to any person (other than us) for collection or payment;

(d)	We may be obliged, under the CTS Bye-Laws and/or any agreements concerning CTS to, honour and make payment on any CTS Cheque presented in the form of a CTS Image File for CTS Clearing. Following this payment, we may debit any Account, or demand reimbursement for the amount we paid;

(e)	We may impose a charge on each Payment Instrument returned in compliance with the prevailing CTS Bye-Laws or the prevailing regulations or bye-laws of the Association of Banks in Singapore or the Singapore Clearing House Association;

(f)	We may accord or withdraw, without notice, the No Bounce Cheque Privilege (NBCP) to you as advised under an Account statement. The NBCP allows you to overdraw your Account(s) within the limit stated on the relevant Account statement for clearing of inward Cheques only; and

(g)	We may release information about you, your Accounts and your transactions, to persons claiming to be your Authorised Persons, without independent verification of your Instruction or enquiries by our officers.

14.6	Deposit Insurance Scheme

Singapore dollar deposits of non-bank depositors are insured by the Singapore Deposit Insurance Corporation, for up to S$75,000 in aggregate per depositor per Scheme member by law. Foreign currency deposits, dual currency investments, structured deposits and other investment products are not insured.

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14.7	Communications, instructions and information

For Singapore, the following clause will be added to the section - “Communications, Instructions and Information – Communications from you”:

“Instructions for the transfer of funds via the Fast and Secure Transfer service, other wise known as the Instant Bank Fund Transfer service on our Channel:

(a)	are irrevocable; and

(b)	will be processed solely based on the Account number and not the name of the intended payee.”

14.8	PayNow

The provisions of the sections below shall apply to any Service provided by us in connection with PayNow, including PayNow Registrations and/or PayNow Transfers (each as defined below).

For the purposes of this section:

“Eligible Account” means a valid Account held with us in your name which satisfies such other requirements as may be set out in the relevant User Guide or as we may otherwise require from time to time.

“Linked Account” means an Eligible Account for which you have successfully completed a PayNow Registration and which remains registered for the receipt of funds via PayNow.

“Operator” means the entity appointed by the Association of Banks in Singapore for the purposes of maintaining, managing and operating the central database where the details of PayNow registrations will be stored and collected.

“Participating Bank” means any bank or other entity providing the PayNow service to its customers.

“PayNow” means the “PayNow Corporate” central addressing scheme announced by the Association of Banks in Singapore on 20 June 2018, pursuant to which eligible customers of Participating Banks may register proxies to facilitate the transfer of funds to their Linked Account by eligible customers of Participating Banks through the use of proxy information.

“PayNow Recipient” means the person or entity whose Proxy information has been provided to us, or as the case may be, a Participating Bank for the purposes of effecting a PayNow Transfer.

“PayNow Registration” means your registration of a Proxy in relation to an Eligible Account for the receipt of funds via PayNow.

“PayNow Transfer” means a transfer of funds to a PayNow Recipient via PayNow.

“Proxy” means:

(a)	in respect of a PayNow Registration or a Linked Account, the unique identifier registered by you to facilitate PayNow Transfers to your Linked Account; or

(b)	in respect of any PayNow Recipient, the unique identifier registered by such PayNow Recipient for the receipt of funds via PayNow.

“UEN” means your unique entity number as issued by Singapore government agencies to businesses, companies, societies and other organisations and entities.

14.9	PayNow instructions

You shall ensure that all Instructions for PayNow Registrations and PayNow Transfers (whether single or in bulk) comply with the formats, specifications and protocols as set out in the relevant System Materials or as otherwise specified by us from time to time.

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14.10	PayNow Registrations

(a)	If you Instruct us, we will submit a PayNow Registration on your behalf.

(b)	All PayNow Registrations are subject to our approval and will need to be processed by the Operator.

(c)	If any of the information contained in any existing PayNow Registration is changed or otherwise inaccurate, including as a result of a change in your registered name, your UEN, Your Linked Account name or number or the closure, suspension or freezing of your Linked Account, you must immediately notify us in writing and submit an appropriate Instruction to amend or de-register such PayNow Registration.

(d)	Without prejudice to any other provision in the Agreement, we may, if we consider necessary, amend or de-register any existing PayNow Registration at any time.

14.11	Your information

(a)	The details of your PayNow Registration, including information regarding your Linked Account, your UEN, your Proxy and your registered name (“Your Data”) will be collected and stored in a central database, which is managed and operated by the Operator for all the Participating Banks.

(b)	By submitting a PayNow Registration, you consent to us disclosing:

(i)	Your Data to the Operator for its use, processing, archival, and disclosure to its service providers, any Participating Bank and their customers, for the purposes of providing, maintaining and enhancing PayNow and related services to the Participating Banks and their customers; and

(ii)	Your Data to a Participating Bank and their customers to determine whether you have completed a PayNow Registration and for their use and processing of PayNow Transfers.

14.12	PayNow Transfers

(a)	Instructions for PayNow Transfers via the Fast and Secure Transfer service on our Channel are irrevocable.

(b)	If you Instruct us to effect a PayNow Transfer, we will request the Operator provide us with the information corresponding to the Proxy you provide us in your Instructions and we will effect such PayNow Transfer solely based on the information provided by the Operator in respect of such Proxy.

(c)	You acknowledge and agree that the Operator may not process our or any Participant Bank’s requests for Proxy information in a timely manner, or at all. We are not obliged to ensure that any information provided by the Operator for a PayNow Transfer (whether made to you or by you) remains true, accurate and up to date at the time the transfer of funds is actually effected.

(d)	Without prejudice to any other limitation of liability or indemnity granted in our favour, you acknowledge and agree that we are not liable for any Loss that you suffer or incur, and you shall indemnify us for any Loss we suffer or incur, in connection with any delay, error or failure by the Operator in providing us or, as the case may be, any Participant Bank with any information required to effect a PayNow Transfer or that the information provided by the Operator has been amended, updated and/ or removed from the PayNow central database, or that such information is inaccurate, incomplete or not up to date at the time the transfer of funds is actually effected.

14.13	Other

You undertake that you shall use PayNow solely to effect PayNow Registrations and/or PayNow Transfers and not for any improper purpose (including any form of data harvesting or data mining). Without prejudice to any other indemnity granted by you in our favour, you shall indemnify us from any Loss which we may incur arising from or in connection with your improper use of PayNow.

For Singapore, the following paragraphs set out below are in addition to clause 3.7 under the section “Communications, instructions and information”, as follows:

14.14	Stopping, reversing or cancelling a transaction

We will try to stop, reverse or cancel a transaction when you ask us to but we will not be responsible if we cannot do so. You agree to pay us for any costs we may incur in trying to stop, reverse or cancel a transaction.

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(a)	If you know or have been informed that you have received funds that you are not entitled to, you shall promptly inform us, and shall cooperate with us on any of our requests regarding any investigation and/or return of the funds to the payer. You shall provide us with instructions on whether to transfer the sum (which was sent in error to you) back to the payer. You understand that any retention or use of sums erroneously transferred to you where you have had notice of the erroneous transaction may be an offence under the Penal Code 1871.

(b)	For the purposes of Clause 14.14(a) above, you undertake to provide to us information as may be requested by us from time to time, including but not limited to your affected Account, your identification information, the type of authentication device, access code, and device used to perform the transaction, the name or identity of any Authorised Person(s), the recipient’s unique identifier (such as account number, identification number, name), the date, time, amount and purpose of the erroneous transaction insofar as such information is known to you and/or your Authorised Person(s).

(c)	You understand that we may take longer to investigate in complex cases such as where any party to the transaction is resident overseas or where we have not received sufficient information from you on the transaction.

(d)	You may report any erroneous transactions to us by visiting any of our branches or by calling our Client Contact Centre at +65 6743 3000. We will provide you with a written acknowledgement of your report via SMS or email.

For Singapore, the following clauses set out below are in addition to the clauses under the section “Communications, Instructions and Information”, as follows:

14.15	Electronic alerts

(a)	This Clause 14.15 shall only apply to sole proprietors.

(b)	Where required by regulatory requirements, we may send you notifications (in the form of Electronic Alerts) via email or SMS for outgoing transactions occurring on your Protected Account.

(c)	You agree that unless you indicate otherwise, your existing preferences for receiving Electronic Alerts will continue to apply for your Protected Account. If you do not indicate your preference for any threshold amount for receiving Electronic Alerts, we will send you Electronic Alerts for outgoing transactions on your Protected Account (in accordance with the default threshold amounts that we have set). Such Electronic Alerts may be sent on a real-time basis for each outgoing transaction or on a batched basis (consolidating every notifiable transaction) every day. We may not give effect to any preferences for receiving Electronic Alerts if we have reason to suspect that the preferences are not genuine, are improper or unclear.

(d)	We may vary the types of Electronic Alerts available without notice to you. They are sent only when available and practicable.

(e)	Your mobile number and email account must be active and accessible to receive Electronic Alerts. You acknowledge that if your mobile number or email account remains inaccessible for a continuous period, you may not receive Electronic Alerts sent during such period.

(f)	We will send the Electronic Alerts to either your mobile number or an email you provide. Such contact information must be complete and accurate. In the event you want to change the threshold amount for receiving Electronic Alerts, please call our Client Contact Centre at +65 6743 3000. You are responsible for enabling Electronic Alerts on your Client System(s) which is used to receive Electronic Alerts from us, for opting to receive all Electronic Alerts for all outgoing transactions (of any amount) made from your Protected Account, and for monitoring the Electronic Alerts.

(g)	You undertake to report any Unauthorised Payment Transactions to us (in the manner prescribed in Clause 14.16) as soon as practicable after receipt of any Electronic Alert for any Unauthorised Payment Transaction. Where you are unable to report the Unauthorised Payment Transaction to us as soon as you receive any Electronic Alert for any Unauthorised Payment Transaction, you shall provide us with reasons for the delayed report. For the avoidance of doubt, this includes time periods or circumstances where you would not be reasonably expected to monitor Electronic Alerts, such as late evening to early morning.

(h)	The sending and receipt of Electronic Alerts is dependent on the infrastructure, connectivity and services provided by service providers engaged by us or you. You therefore accept that timeliness, accuracy, and/or readability of Electronic Alerts will depend in part on these third-party service providers. We are not responsible for non-delivery or delayed delivery, error, loss or distortion in transmission of Electronic Alerts if this is due to the fault of such service providers.

(i)	Electronic Alerts are available to you only if you are within the cellular or mobile network service range of the particular cellular or network service provider providing services to you. We are not responsible for your inability to receive or any delay in receiving Electronic Alerts if you are not within such network service range.

(j)	The sending of Electronic Alerts is subject to many variable circumstances such as mobile network availability and proper functioning of hardware and software. We are not liable for any delay or failure in the sending of Electronic Alerts.

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14.16	Reporting of unauthorised payment transactions

(a)	You may report any Unauthorised Payment Transactions to us by visiting any of our branches or by calling our Client Contact Centre at +65 6743 3000. We will provide you with a written acknowledgement of your report via SMS or email.

(b)	You and your Authorised Person(s) undertake to provide us with the relevant information (as may be requested by us from time to time) on the Unauthorised Payment Transaction within a reasonable time period.

(c)	If we request so, you agree to make a police report on the Unauthorised Payment Transaction to facilitate our claims investigation process, and to give us a copy of the police report. We may require that you give us a copy of the police report before we begin any claims resolution process.

(d)	If you request so, and subject to applicable law, we will endeavour to provide you with relevant information that we have of all the Unauthorised Payment Transactions which were initiated or executed from your Account.

For Singapore, the following paragraphs set out below are in addition to clause 11.1 under the section “Specific account terms”, as follows:

14.17	Account maintenance

We may specify limits on how much you need to have in your Account, the types of currencies that we may accept, as well as our usual charges, commission and interest rates and any other requirements.

(a)	MAB is the sum of end-of-day account balances of all days in a particular calendar month, divided by the number of days in that month, where “end-of-day account balances” means account balances as of 2359 hours of each day:

(i)	If there are n days in a calendar month and X1, X2, X3, …, Xn are the end-of-day account balances from Day 1 to Day n respectively, the MAB for the account will be:

X1 + X2 + X3 +… + Xn
n

(ii)	For example, and strictly for illustration purposes: if (i) there are 30 days in September 2018, (ii) the end-of-day account balance on each day between 1 September 2018 and 15 September 2018 is S$5,000, and (iii) the end-of day account balance on each day between 16 September 2018 and 30 September 2018 is S$10,000, the MAB for the account will be:

(S$5,000 x 15) + (S$10,000 x 15)	= S$7,500
30

For illustration purposes, if the current Account is an SGD BusinessOne Account for which the MAB requirement is S$30,000, the relevant fall below fee will be imposed on the customer

(b)	For the avoidance of doubt, any deposit, withdrawal or other transaction in relation to your current Account(s) that takes place on the last day of a calendar month which falls on either a Sunday, a public holiday or a bank holiday, will not be taken into consideration for the purposes of our computation of MAB.

For Singapore, the following paragraphs set out below are in addition to clause 12.1 under the section “Other terms”, as follows:

14.18	Currency conversion services

If we enter into a foreign exchange transaction with you orally and/or over the telephone, the foreign exchange transaction is made from the time we confirm the transaction orally and/or over the telephone.

For Singapore, the following clause set out below is added after clause 12.3 under the section “Other terms”, as follows:

14.19	Onsite cheque printing service

On site printing allows you to print your corporate cheques at a location of your choice. To use this Service:

(a)	you need to obtain all equipment and stationery necessary for the printing of cheques (Equipment) directly from the Vendors or as otherwise specified by us. “Vendor” means a recommended third party Equipment provider as we may notify you. You will pay for all the costs and expenses in relation to the provision and delivery of the Equipment;

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Standard Terms

(b)	you agree that we make no representation or warranty, and we are in no way responsible for, the Equipment, the use of the Equipment or any Vendor;

(c)	you are responsible for ensuring that the Equipment is secured, not lost nor replicated or misused and you must prevent any person (other than your Authorised Persons) from having access to the Equipment. You must inform us immediately if the Equipment is lost, replicated or misused;

(d)	all Instructions to print cheques must be sent to us via a Channel agreed by us. After we have received your Instruction, we will send you an OCP Data File via the relevant Channel, you will only be allowed to print the cheque once using the OCP Data File. “OCP Data File” means a data file containing information that will be used in the generation of a cheque image;

(e)	to print a cheque from an OCP Data File, you will need certain Software. We will provide you with additional terms and conditions governing the set-up and installation and use of such Software, which will form part of the Agreement;

(f)	an Authorised Person must notify us if a cheque has failed to print or has not been printed correctly. We will then resend to you the relevant OCP Data File via the relevant Channel; and

(g)	you agree to bear any risks of, and we assume no responsibility for, duplicate cheques being produced as part of this Service or being banked or endorsed by us, by any correspondent bank or by any other person.

14.20	Business debit card(s)

The use of any business debit card(s) issued by us will be subject to the Business Debit Card Terms and Conditions, of which the key terms and conditions are summarised below. All capitalised terms used in this clause shall have the same meaning assigned to them in the full Business Debit Card Terms and Conditions.

(a)	The Card and Pin

(i)	Upon the Bank’s approval of the Application Form, the Bank shall send to the Cardholder the Card and any renewal or replacement thereof by post to your address in the records of the Bank or in any other manner as determined by the Bank, at your sole risk. For security reasons, the Card must be activated before it can be used. The Cardholder must follow the instructions set out in the mailer to activate the Card and set the PIN before usage.

(ii)	Upon receipt of the Card, the Cardholder must sign on the Card immediately. All facilities made available by the Bank to the Cardholder in respect of the Card are subject to these Terms and Conditions and all other agreements, notices or other documents arising out of or in connection with the Agreement.

(iii)	The Card shall remain the property of the Bank at all times. At the request of the Bank, you and/ or the Cardholder(s) must immediately return the Card(s), cut in halves, to the Bank.

(b)	Use of Card and Card Particulars

(i)	The Cardholder may use the Card and/or the Card Particulars to carry out Card Transactions, subject to these Terms and Conditions and such terms and conditions, requirements, limitations and procedures as may be imposed or established by the Bank, any Merchant, or MasterCard or VISA from time to time.

(ii)	You and the Cardholder must ensure that during the validity period printed on the Card or such other validity period as may be determined by the Bank in the Bank’s discretion, no one other than the Cardholder uses the Card or the Card Particulars and neither the Card nor the Card Particulars are used for any unlawful purpose.

(c)	The Account

(i)	If the Card Transaction is denominated in a currency other than the currency of the Account, the Bank shall be entitled to convert the currency of the Card Transaction into the currency of the Account, at such rate(s) of exchange and in such manner as may be determined by the Bank at its discretion and debit such sum as converted by the Bank from the Account. Any risk or loss arising from conversion of any amount from one currency to another or from any fluctuation in any exchange rates shall be borne by you.

(ii)	The Bank may at its discretion (but shall not be obliged to) allow any Account to be overdrawn, in which case the Bank may charge interest on the Overdrawn Balance subsisting at any time on the Account and such interest shall be calculated on such basis and at such rate as the Bank may at its discretion from time to time set without notice, subject to a minimum monthly charge of such sum as the Bank may set. The Bank may debit any such interest or charge to the Account monthly or at such other intervals as the Bank may at its discretion determine. However, nothing in the Agreement shall impose any obligation on the Bank to grant you any loans, advances or credit facility on the Account.

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Standard Terms

(iii)	The Card number embossed on the Card may not correspond to the Account number.

(iv)	In the event that the Bank approves any request by you to designate another account maintained with the Bank as the “Account” for the purpose of the Agreement in lieu of the existing Account, then that other account shall be the Account for the purpose of the Agreement with effect from such date as the Bank may at its discretion determine without notice provided that the Agreement shall continue to apply with respect to any Card Transaction for which amounts have been allocated and set aside with respect to the previous Account.

(v)	Notwithstanding anything to the contrary in any other agreement with you (whether alone or with any other person(s), if any) relating to the Account:

(A)	the Bank shall be entitled to retain the whole or any part of the Available Credit Balance on the Account for a period of 30 days from the date when the Account is closed (whether at or in the absence of your request);

(B)	the rights conferred on the Bank under the Agreement shall not cease or determine after the closure of the Account and/or the termination of the use of any Card(s) or the Agreement; and

(C)	the Bank shall be entitled to continue to debit the Account with respect to any interest, fees or charges and/or Card Transactions effected whether before or after the closure of the Account and/or the termination of the use of any Card(s) or the Agreement and your liability to the Bank under the Agreement for any balance due to the Bank on the Account shall continue, notwithstanding the closure of the Account and/or the termination of the use of any Card(s) or the Agreement.

(d)	Your responsibilities and liability for charges

(i)	You shall ensure that the Cardholder shall at all times comply with, observe and discharge all the Cardholder’s obligations under the Agreement. You agree it shall be fully and solely liable and responsible for any act, omission, fraud, negligence and/or default of the Cardholder.

(ii)	You are liable for and must pay the Bank on demand the outstanding balances incurred by all Cardholder(s) including all interests, fees and charges debited to the Account in accordance with these Terms and Conditions and any other agreement between you and the Bank, whether before or after the close of the Account and/or termination of the use of any Card(s). For the avoidance of doubt, you shall remain liable under this clause notwithstanding that one or more Cardholders have exceeded the Transaction Limit and/or the Daily Limit applicable to each such Cardholder.

(iii)	If the Card is lost or stolen or the Card Particulars are disclosed to a third person or any Card Transaction has been effected without your authorisation and the Cardholder, you shall remain liable for all Card Transactions effected before the Bank receives notification of such loss, theft, disclosure or unauthorised Card Transaction.

Please refer to the full Business Debit Card Terms and Conditions, which is available on our website at https://www.sc.com/sg/bdc-tnc which may be amended from time to time without prior notice to you. You should refer to our website for the most updated version of the terms and conditions.

14.21	Smart Business$aver Account

If you comply with the Smart Business$aver requirements (including completing transaction(s) in a Smart Business$aver category) in a calendar month, as determined by us in our sole and absolute discretion at the end of that calendar month, you will earn bonus interest allocated for the relevant Smart Business$aver category in that calendar month in addition to prevailing interest. Bonus interest will be calculated at the end of each calendar month, based on the average daily balance in your Smart Business$aver account for each calendar month up to amount stated in the full product terms, and credited to your Smart Business$aver account in the following month. We reserve the right to vary (a) the prevailing interest rate, (b) the bonus interest rate (including for each Smart Business$aver category), (c) the cap on average daily balance which is eligible for bonus interest (if any), (d) the Smart Business$aver requirement and (e) the Smart Business$aver category, at our sole and absolute discretion from time to time.

Please refer to the full Smart Business$aver Product Terms, which is available on our website at https://www.sc.com/sg/terms-and-conditions/smartbizsaver/ which may be amended from time to time without prior notice to you. You should refer to our website for the most updated version of the terms and conditions.

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Regulatory Compliance Statement

Part B – Regulatory Compliance Statement

Important

Standard Chartered Bank is required to comply with laws and regulatory requirements which govern the way we operate in various countries.

Below is our Regulatory Compliance Statement (the Statement) which sets out important regulatory requirements that apply to your relationship with Standard Chartered Bank, and any product or service provided or transaction executed by us for you. This is also available on our website (www.sc.com/en/rcs).

The Statement is to be read as a standalone document and includes definitions specific to the Statement.

1.	Disclosure of information

Standard Chartered PLC and its Affiliates (the “Group”, “we”, “us” or “our”, and each a “Bank Member”) need to collect, use, analyse, share and process Client Information to: (i) operate effectively, efficiently and securely in facilitating transactions and providing products and services to you; (ii) improve our processes and operations by better understanding you and your business; and (iii) comply with Laws and requests from Authorities.

In accordance with the above, we will keep Client Information confidential, except that we may disclose such Client Information, subject to applicable Laws in the jurisdiction(s) where you have a relationship with us: (i) to any Bank Member, including their agents; (ii) to any Bank Member’s professional advisors, insurers, insurance brokers, partners, market infrastructure providers or service providers (such as operational, administrative, data processing and technology service providers), including anyone engaged or partnered with to analyse and facilitate improvements or enhancements in the Group’s operations or provision of products and services across multiple jurisdictions, who are under a duty of confidentiality; or (iii) as required by Law or requested by any Authority.

“Affiliate” means, in relation to a company, any of its subsidiaries, holding companies or any other subsidiary of any such holding company and (where applicable) any representative and branch office in any jurisdiction.

“Authority” means, government, quasi-government, administrative, regulatory or supervisory body or authority or court or tribunal having jurisdiction over any Bank Member whether within or outside your jurisdiction and whether or not that Bank Member has a relationship with you.

“Client Information” means information provided by or relating to you that we receive in the course of our banking relationship with you.

“Law” means any law, regulation, rule, directive, order, request, guideline, sanction, embargo and restriction of or agreement with any Authority.

2.	Privacy

Client Information may include Personal Data of your Data Subjects. You are responsible for ensuring that the collection and provision of Personal Data you provide to us is conducted in accordance with applicable Laws.

Our Privacy Notice (www.sc.com/en/privacy-policy) outlines how the Group processes Personal Data. You will ensure that your Data Subjects are aware of our Privacy Notice and that they acknowledge, or (where required) agree, to the processing and sharing of their Personal Data as described in the Privacy Notice.

“Data Subject” means an individual whose Personal Data we receive in the course of our banking relationship with you, including your direct and indirect beneficial owners, directors, officers, guarantors, security providers, employees, agents and authorised persons.

“Personal Data” means data that, by itself or together with other information, identifies, or is otherwise about, an individual.

3.	Compliance with Laws

The Group is committed to complying with Laws (including those related to environmental, social and corporate governance issues, financial crime compliance, anti-money laundering and anti-bribery and corruption) in all jurisdictions in which the Group operates and the Group will not be obliged to do anything if by doing so it would or might cause the Group to breach any applicable Law.

As the Group’s ability to comply with Laws is directly linked to the conduct of our clients, we require you to comply with all applicable Laws, and conduct your business in a manner which will not place yourself or the Group in breach of all applicable Laws.

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Regulatory Compliance Statement

If you become aware of any breach, or any action, investigation or proceeding brought against you or your subsidiaries with respect to any breach of any applicable Law in connection with our provision of products and services to you or matter set out in this Statement, you will notify us promptly (unless prohibited by Law to do so).

4.	Sanctions

The Group is obliged to comply with sanctions Laws (“Sanctions”). Any breach of Sanctions may have a serious impact on our reputation, franchise, regulatory relationships and could impair the Group’s ability to provide products and services to and enter into transactions with clients.

As the Group’s ability to comply with Sanctions is directly linked to the conduct of our clients, you confirm and will ensure that (i) you and your subsidiaries are not targets or the subject of Sanctions; and (ii) no product, service or transaction (or proceeds of the same) involving a Bank Member has or will be utilised for the benefit of any person that is a target or subject of Sanctions or in any manner that would result in you or your subsidiaries or any Bank Member being in breach of any applicable Sanctions or becoming a target or subject of Sanctions. We reserve the right to not provide any product or service or process any transaction if by doing so it may cause us to breach the Group’s Sanctions policy.

5.	Tax information compliance

The Group has obligations under various tax information reporting Laws (such as the Foreign Account Tax Compliance Act) to collect information from our clients, report information to Authorities and withhold tax from payments to clients in certain circumstances.

We may require you or your Data Subjects to provide documents and information for the purposes of establishing your tax status and that of your Data Subjects. You will promptly inform us of any changes to such documents and information or change in circumstances that may indicate a change in your tax status or that of your Data Subjects.

If you or your Data Subjects do not provide documents or information when we request it, we may make our own decision about your tax status and treat you accordingly.

We may be required to withhold taxes from payments made to you for onward remittance to applicable Authorities.

6.	Client classification

From time to time, we may request and obtain information from you and/or third-party or public sources, to determine your regulatory classifications (or that of the funds that you manage) under applicable Laws. These classifications will be notified to you and used by us to comply with our obligations including reporting, business conduct, margin and collateral, and other requirements under applicable Laws.

You will inform us immediately and in any event prior to entering into any transaction with us if any regulatory classification that we have previously notified you of or information (including contact details) that we have about you and/or the funds that you manage is known by you to be inaccurate or incomplete. Unless we receive notification otherwise, you shall be deemed to have (i) confirmed such regulatory classifications and that the information that we have about you and/or the funds that you manage is complete and accurate; and (ii) agreed and consented to the Group reporting your derivative transactions with us to any Authority (including trade repository(ies)).

7.	Provision of information

You agree to (or will procure that your Affiliates and Data Subjects) provide such documents and information as we may reasonably request in relation to matters covered by this Statement. You will promptly inform us of any changes to documents and information provided to us so that they are up to date, accurate and complete.

8.	Sustainability

We maintain various position statements on sustainability (https://www.sc.com/en/sustainability/ position-statements) which form part of our environmental and social risk management framework (https://www.sc.com/en/sustainability/position-statements/our-framework). All products and services will be provided by the Group in accordance with these position statements. To address any concerns raised about an actual or potential adverse environmental or social impact in connection with financial services provided by the Group, we may disclose to others the fact that you have or had a relationship with us. We will endeavour to notify you in advance of such disclosure where legally permitted to do so.

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Regulatory Compliance Statement

9.	Resolution

We are subject to Laws that provide certain Authorities with tools designed to allow them to manage a financial institution’s failure in an orderly manner. If you have a relationship with Standard Chartered Bank or any of its branches, then the Regulatory Compliance Statement – Schedule: UK Contractual Recognition of Bail-in and Stays (www.sc.com/en/rcs) may be applicable.

10.	Termination and suspension

We may suspend a transaction or service or terminate a transaction, service or our relationship with you if (i) you breach any applicable Law or contravene any matter set out in this Statement or (ii) by executing the transaction, providing the products and services or continuing our relationship with you, it will cause us to breach any applicable Law or contravene any matter set out in this Statement.

11.	Product documents

This Statement shall form part of any specific legal documentation governing a product, service or transaction that you enter into with us (“Product Documents”).

In relation to any product, service or transaction under a Product Document, the relevant terms of such Product Document will prevail to the extent they are in addition to or inconsistent with this Statement.

12.	Communication and updates

You consent to receiving this Statement and any other information relevant to you through various methods, including letter, email or our website (irrespective of such information being personally addressed to you). Please read any such information carefully. Should you have any questions, we recommend that you seek independent legal and / or financial advice.

The most current version of this Statement (including translations) is available on our website (www.sc.com/en/rcs). We may also provide other important regulatory information in relation to this Statement on our website or on any other website as notified by us.

Where you have a Financial Markets relationship with the Group, information on the regulatory standards we adhere to and how it may affect you can be found on our website (www.sc.com/rcs/fm).

We reserve the right to amend this Statement and any other important regulatory information provided to you on our website(s). We recommend that you regularly review the information on our website(s) as it may be updated from time to time. These updates shall apply to our relationship going forward and automatically.

13.	Local Terms - Singapore

13.1	General

These local terms apply to the Services we provide you in Singapore.

13.2	For Singapore, paragraph 2 (Privacy) shall be amended by the insertion of the words which are underlined, as follows:

“2. Privacy

Client Information may include Personal Data of your Data Subjects. You are responsible for ensuring that the collection and provision of Personal Data you provide to us is conducted in accordance with applicable Laws.

Our Privacy Notice (www.sc.com/en/privacy-policy) outlines how the Group processes Personal Data. You will ensure that your Data Subjects are aware of our Privacy Notice and that they acknowledge, or (where required) agree, to the processing and sharing of their Personal Data as described in the Privacy Notice.

“Data Subject” means an individual whose Personal Data we receive in the course of our banking relationship with you, including your direct and indirect beneficial owners, directors, officers, guarantors, security providers, employees, agents and authorised persons.

“Personal Data” means data that, by itself or together with other information, identifies, or is otherwise about, an individual.

In addition to the above, the Privacy Statement for Singapore Business Banking Clients (https://www. sc.com/sg/privacy/#sc-lb-module-fee-and-rate-1) outlines how Standard Chartered Bank (Singapore) Limited processes Personal Data. You agree to make your Data Subjects aware of our Privacy Statement.”

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Trade Services

Part C – Trade Services

1.	What products and services are covered under this Part C?

1.1	Trade Services – what does this mean?

We offer a range of Trade Services as set out in “About the General Banking Terms and Conditions” in the section “What products and services are covered by this booklet? – Trade Services” on an uncommitted and discretionary basis, whether you are a buyer or seller of goods and services.

1.2	Will there be other documentation provided to you or requested from you?

The following documentation may be relevant to the Trade Services, including:

(a)	Loan documentation: For certain Trade Services, you may be required to agree to certain provisions under Part D (Lending Services). We may issue you a facility letter which will set out each trade service we extend to you and / or key information about the tenors, interest rates, the fees we will charge and more;

(b)	Trade Payment Instruments: A separate Trade Payment Instrument which contains our irrevocable and independent payment obligation may be issued in connection with the Trade Service;

(c)	Industry trade terms: For certain Trade Services, standard trade terms which have been published by industry bodies may be applicable to our relationship with you. For example, UCP (as described below) as published by the International Chamber of Commerce (ICC) will be applicable to our Trade Services involving letters of credit. We will let you know when these industry trade terms are applicable;

(d)	Forms / Advices: Transactional trade application forms and set-up forms may need to be submitted for the Trade Services. We may also send you statements setting out fees, charges, commissions, amount of utilisation of any relevant Trade Services and the date on which payment is due. These forms and advices form part of the terms and conditions of our Trade Services binding upon you; and

Important

The trade application forms may refer to the “General Trade Terms” and / or specific “Trade Service Supplements”. These references will be interpreted as follows:

(1)	where the trade application form makes reference to the “General Trade Terms”, this refers to the section below in this Part – “General Trade Terms”; and

(2)	where the trade application form makes reference to a specific “Trade Service Supplement”, we have identified below which sections of this Part C (Trade Services) will constitute the relevant “Trade Service Supplement” under such trade application form.

(e)	Underlying trade documents: If we request, you must provide us with the original or copy of any document relating to the underlying trade transaction.

1.3	Definitions relevant to the Trade Service

Terms defined or used in different industry trade terms (for example the UCP), will be italicised and underlined and the relevant words and phrases will have the same meaning when used in this Part C (Trade Services).

Note: Unless otherwise specified, definitions as published under the relevant industry trade terms will always prevail over the basic explanations provided in this Part C (Trade Services).

2.	What trade services are available to you as a buyer?

2.1	Letters of Credit (LC)

What is a letter of credit?

A written irrevocable undertaking given by the issuing bank on the instruction of the applicant, in which the issuing bank undertakes to make payment to the beneficiary up to the stipulated amount within a prescribed time limit against stipulated documents and provided the terms and conditions of the letters of credit are complied with.

LCs may be payable when a complying presentation is made (a Sight LC) or payable on the maturity date after a pre-agreed period has passed (a Usance LC).

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Trade Services

(a)	Issuing Letters of Credit: We may issue a LC subject to:

(i)	the section below in this part – “General Trade Terms”;

(ii)	the UCP; and

Which rules will be applicable?

LCs may be cross-border or domestic. Where the LC is cross-border in nature, it will incorporate UCP. Where the LC is domestic in nature, it may incorporate the local rules instead.

(iii)	A LC may also be subject to the Uniform Rules for Bank-to-Bank Reimbursements under Documentary Credits published by the ICC (ICC Publication No. 725) (URR) and when it applies, we will reference this under the LC.

TRADE SERVICE SUPPLEMENT – ISSUANCE OF LC / BACK-TO-BACK LC

(1)	Advising and availability: As the LC is a Trade Payment Instrument, we retain the right to advise and / or restrict the availability to honour or negotiate the LC to person(s) we specify, even if you state otherwise in our application form;

(2)	Honour and negotiation: We will honour (for your account) all complying presentations and if so you will reimburse us as set out under the terms applicable to the issuance of Trade Payment Instruments. In line with the independent nature of Trade Payment Instruments, we may also reject any Discrepant documents under the LC, even if you Instruct us to waive all discrepancies;

Honour or Negotiation – what does this mean?

Commercially, this is when we may “discount” the documents or drafts in favour of your seller.

Discrepant document – what does this mean?

We may refuse to honour a presentation or demand under a Trade Payment Instrument if any such document or demand does not comply with the Trade Payment Instrument terms. As the obligation is independent, we can refuse even if you accept or instruct to the contrary.

(3)	Documents and licences: You must ensure that any goods under the LC are permitted to be imported in the relevant country. If we request, you must provide us with the original import licence or equivalent document at the time of your application;

(4)	Amendments and variations: The terms in this section will extend to all extensions, renewals, amendments, modifications, replacements or variations of the LC; and

(5)	Assisting you as the “middleman” in trade transactions: We may issue a Back-to-Back LC to assist you as a “middleman” to allow you to use your final buyer’s LC to assist in making payments to your suppliers and may help you manage your cash flow.

The following additional provisions apply:

(a)	Form of the Back-to-Back LC: We do not need to ensure that a Back-to-Back LC contains terms and conditions which match or are compatible with the master credit. We do not need to notify you of any such mismatch or incompatibility;

(b)	Amendments to the master credit: Where the master credit is not advised by us, you must promptly notify us of any proposed amendment to be made to the master credit. You must not agree to or reject any amendment to the master credit without our consent. Any amendment to the slave credit will require our consent and will only take effect after we receive consent from the relevant parties to the slave credit;

What are the master credit and the slave credit?

Master credit refers to the original credit arrangement we use to support the issuance of a LC (the slave credit) for your account in favour of your suppliers.

(c)	INCOTERMS CIF: Where the master credit and the slave credit call for the application of Cost, Insurance and Freight terms (CIF) in accordance with Incoterms ® 2010, we may, in the slave credit, stipulate an insured value plus an appropriate higher percentage to match the insured value plus percentage required by the master credit, to avoid the master credit being “underinsured”;

What is INCOTERMS CIF?

Incoterms ® 2010 refers to the ICC publication setting out a set of rules for the use of domestic and international trade terms. “CIF” means Cost, Insurance, Freight as further defined in Incoterms 2010.

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Trade Services

(d)	Presentation: After documents are presented under the slave credit, you must on our request deliver to us your draft, invoice and any other document required to facilitate a complying presentation under the master credit;

(e)	Facilitating the Back-to-Back LC: We may:

(i)	retain possession of any document presented under the slave credit;

(ii)	take any action including presenting documents to obtain payment under the master credit;

(iii)	honour or negotiate the master credit; and

(iv)	apply the proceeds of any drawing under the master credit to pay the corresponding drawing under the slave credit, irrespective of any discrepancy in any document presented under the slave credit; and

(f)	No assignment of proceeds: You must not, without our prior written consent, assign any of the proceeds of the master credit to any person.

Lending terms and conditions apply: Where we grant you the above facilities, we will set out the applicable terms such as pricing and maximum financing tenors in a facility letter provided to you from time to time. The Relevant Lending Terms will apply to these facilities (see the section under this part – “Relevant lending terms”).

2.2	What if you need more time to reimburse us under the LC or are trading on an open account basis (i.e. without a LC)?

TRADE SERVICE SUPPLEMENT – IMPORT FINANCING

(1)	Loans against trust receipts: We may provide you with trade financing for your reimbursement obligation under the LC in exchange for an effective pledge and trust receipt created in our favour. The terms are described in the section under this part – “General Trade Terms – What kind of security will we require?”;

(2)	Import loans: Where a pledge cannot be created, we may provide an import loan where we have processed the commercial or transport documents under a LC or provided collection incorporating URC 522;

(3)	Import Invoice Financing: Where you trade on an open account basis, we may offer you an import financing loan as evidenced by your invoice. We retain the right to inspect the original invoices and transport documents when required; and

(4)	Freight Loans: Where we finance your import, we may provide financing for payment of freight incurred or to be incurred for the carriage of goods.

Lending terms and conditions apply: Where we grant you the above facilities, we will set out the applicable terms such as pricing and maximum financing tenors in a facility letter provided to you from time to time. The Relevant Lending Terms will apply to these facilities (see the section under this part – “Relevant lending terms”).

2.3	What if the goods need to be released without the bills of lading?

Where the Carrier you deal with requires a shipping guarantee or indemnity (Shipping Guarantee), we can issue the Shipping Guarantee to facilitate the release by such carrier of any goods or the issuance of a duplicate set of original bills of lading.

The following additional provisions apply:

Issuance of Shipping Guarantee: Each Shipping Guarantee will be issued subject to the section under this part – “General Trade Terms”; and

TRADE SERVICE SUPPLEMENT – SHIPPING GUARANTEE

(1)	Carrier: When we refer to a “Carrier”, we refer to any: (i) owner of a vessel or conveyance; (ii) forwarder; or (iii) charterer, including their agents, representatives or any persons purporting to act on their behalf;

(2)	Form of Shipping Guarantee: We will only sign the relevant form of Shipping Guarantee required by the relevant Carrier if it is in a form acceptable to us;

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Trade Services

(3)	Release from obligations under the Shipping Guarantee: You must ensure that the Carrier releases us from the obligations under the Shipping Guarantee in a manner satisfactory to us;

(4)	Acceptance of discrepancies: Upon our issuance of the Shipping Guarantee, you must accept all import and other documents relating to the relevant goods regardless of any discrepancy or irregularity;

(5)	Waiver of discrepancies: You must waive all discrepancies or irregularities under the related LC. This includes cases where the discrepancies have not been notified, the required documents have not been presented and / or the LC has expired; and

(6)	Compliance with LC terms and / or Collection terms: You must comply with the terms of any LC, draft / bill of exchange and / or any other undertaking to pay regardless of any dispute with your seller or any third party.

Lending terms and conditions apply: Where we grant you the above facility, we will set out the applicable terms, such as pricing and maximum financing tenors, in a facility letter provided to you from time to time. The Relevant Lending Terms will apply to these facilities (see the section under this part – “Relevant lending terms”).

3.	What trade services are available for you as a seller?

TRADE SERVICE SUPPLEMENT – EXPORT FINANCING

(1)	What if you need financing before you are ready to ship?

We may offer pre-shipment financing, to provide you with funds to perform any sourcing, manufacturing or conversion activity required to ship the final goods to your buyer.

The following provisions apply:

(a)	Supporting documents: you must deliver to us the original letter of credit, original or copy of the confirmed purchase order and any other document we may request that evidences the purchase of goods or services;

(b)	Payment to your supplier: We may pay any proceeds of any pre-shipment financing directly to your supplier(s); and

(c)	Conversion to post shipment financing: We may convert any pre-shipment financing to post-shipment financing. This will usually occur after the relevant LC evidencing the purchase has been issued and we have received the documents required to be presented under the LC. Where we have not converted this to a post-shipment financing, you will be required to pay us all amounts due at the end of the tenor of the pre-shipment financing.

Lending terms and conditions apply: Where we grant you the above facility, we will set out the applicable terms such as pricing and maximum financing tenors in a facility letter provided to you from time to time. The Relevant Lending Terms will apply to these facilities (see the section under this part – “Relevant lending terms”).

(2)	Presentation Services under UCP

We may provide presentation services for LCs as governed by the UCP.

The following provisions apply:

(a)	Presentation under LC: Where we act as your presenter, please note that certain disclaimers set out in the UCP apply to protect banks. These disclaimers may be relied upon by us from time to time; and

(b)	Examination: Examination of documents presented under a LC is a complex and technical task. We are not obligated to examine any documents presented. If we do examine any documents and inform you of any discrepancies, we do so without any liability on our part unless otherwise stated.

(3)	What if you need more than presentation services under a LC?

Depending on the role we play under the LC, we can provide a range of Services, including the ability to confirm, honour or negotiate the documents presented under the LC.

We provide these Services for LCs as governed by the UCP.

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(a)	Negotiate, prepay or purchase: If you do not require the additional comfort of a confirmation, we may as a nominated bank, negotiate, prepay, purchase or incur a deferred payment undertaking on the LC (upon receipt of a complying presentation at our counters). Unless we agree otherwise (or we have confirmed a LC issued in your favour), any negotiation, prepayment, purchasing or incurring of a deferred payment undertaking is with full recourse to you in all circumstances.

What does “full recourse to you in all circumstances” mean?

This means that if we have paid you any sums under the negotiation, prepayment, purchase or incurring of any deferred payment undertaking, we will be entitled to claim from you, payment for any shortfall (even if the shortfall is equivalent to the full amount) in any amount due from the issuing bank. For example, we can claim for any Losses which have arisen from events such as the bank being prevented or prohibited from converting an amount (in full or in part) from one currency into another fully convertible currency.

Lending terms and conditions apply: The Relevant Lending Terms will apply to these facilities (see the section under this part – “Relevant lending terms”);

(b)	Negotiating, Prepaying or Purchasing in a different currency: Where we have

(i)	confirmed a LC issued; or

(ii)	negotiated, prepaid or purchased documents presented under a LC on a without recourse basis,

and we have agreed to provide any negotiation, prepayment or purchase in a currency (for example United States Dollars – USD) which differs from the currency in which the LC is denominated (for example Chinese Yuan – CNY), we will have:

(A)	recourse to you for the principal amount (including interest) in the currency in which we have negotiated, prepaid or purchased (e.g. USD); and

(B)	for any loss arising from any event where we are prevented or prohibited in any way from converting any amount received (in full or in part), denominated in the currency in which the LC was denominated (e.g. CNY), into another fully convertible currency (e.g. USD) (as determined by us);

(4)	Collection Services under URC

We may provide collection services under URC 522.

The following additional provisions apply:

(a)	Handling of a collection: Where we act as your remitting bank, please note that certain disclaimers set out in URC apply to protect banks. These disclaimers may be relied on by us from time to time;

(b)	Checking for correctness: Where we undertake collection on your Instructions, we are not obliged to check any documents presented. If we do check any documents and inform you of any discrepancies, we do so without any liability on our part unless otherwise stated; and

(c)	Time for payment: If payment is not received from the relevant drawee within sixty (60) days after we receive the first document(s) from you, we are discharged from all further obligations under the collection. We will attempt to recall the documents from the collecting bank or presenting bank and return them to you as soon as we can.

(5)	What if you need trade financing in light of the credit terms that you have provided to the buyer?

Where you need trade financing to cover this period, we may provide you with financing against export bills.

The following additional provisions apply:

(a)	Financing of export bills accepted by buyers: We may provide trade financing where a collection instruction states that the commercial documents are to be released against acceptance (i.e. Documents Against Acceptance (D/A));

(b)	Financing of export bills avalised by an acceptable bank: We may provide trade financing where a collection is on D/A terms and has been avalised by an acceptable bank; and

(c)	Further assistance: You agree that you will arrange for any bill of exchange to be endorsed in our favour or to our order at our request.

Lending terms and conditions apply: Where we grant you the above facility, we will set out the applicable terms such as pricing and maximum financing tenors in a facility letter provided to you from time to time. The Relevant Lending Terms will apply to these facilities (see the section under this part – “Relevant lending terms”).

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(6)	What if you are trading on an open account basis (i.e. without a LC)?

Export Invoice Financing: Where you trade on an open account basis, we may offer you export financing as evidenced by your invoice. We retain the right to inspect the original invoices and transport documents when required.

Lending terms and conditions apply: Where we grant you the above facility, we will set out the applicable terms such as pricing and maximum financing tenors in a facility letter provided to you from time to time. The Relevant Lending Terms will apply to these facilities (see the section under this part – “Relevant lending terms”).

TRADE SERVICE SUPPLEMENT – TRANSFER OF LC

(1)	What if you need transfer of LC services?

Transfer of the LC: We may provide you with a Trade Service to transfer part or all of your final buyer’s LC to your own supplier. Your supplier can acquire its payment portion in exchange for the complying documents stated in the transferrable LC. You, as the middleman, will be entitled to substitute your own invoice for the one of the supplier and acquire the difference as your own payment under the transferable LC.

The following additional provisions apply:

(a)	Terms of the transfer: We (the transferring bank) will transfer on your (the first beneficiary) behalf further to your Instruction. The UCP will govern the transferable LC. If there are any inconsistencies between the UCP and the terms under this section, the terms here will prevail;

(b)	Original LC and amendments: You must deliver to us the original transferable LC and any amendments that you receive. Unless you obtain our written approval, you must not inform the issuing bank, applicant or the transferee (the second beneficiary) of your acceptance of any amendment to the original transferable LC. Where all rights under the LC are transferred, we will advise the second beneficiary of any amendments even if we do not have your approval;

(c)	Presentation of second beneficiary’s documents: If you do not present documents or correct any discrepancies in the documents you deliver to us (within the time limits specified by us) under the transferable LC, we may present the second beneficiary’s documents directly to the confirming bank or the issuing bank;

(d)	Waiver of LC rights: You waive, in favour of the relevant second beneficiary, your rights in the transferable LC to the extent that it is transferred to the second beneficiary;

(e)	Unconfirmed transferable LC: We will only pay you and the second beneficiary if we receive the corresponding payment from the issuing bank in clear and immediately available funds. We will pay the second beneficiary the amount of the presentation under the transferred LC, and you the remaining amount under the transferable LC;

(f)	Transferable LC confirmed by us: Upon our receipt of a complying presentation, we will pay the second beneficiary the amount of their presentation in accordance with the transferred LC. Upon your substitution and receipt of your complying presentation under the transferable LC, we will pay you the remaining amount in accordance with the transferable LC;

(g)	Transfer of all rights: Where you have transferred all your rights in the transferable LC to a second beneficiary, you agree not to require substitution of documents. You permit the second beneficiary to present documents directly to the issuing bank for the transferable LC; and

(h)	Fees and charges: Fees and charges for the transfer are generally payable by you prior to the transfer. Any confirmation fees or charges will only be payable by you upon our confirmation. Before our distribution of proceeds to the first beneficiary and transferees, we may also deduct any amount owed to us from any payment we receive from the issuing bank.

3.1	What if presentation under a LC is not a complying presentation?

Where the presentation under the LC is not a complying presentation, we may provide you with Credit Bills Negotiated Discrepant (CBND) financing.

Lending terms and conditions apply: Where we grant you the above financing, we will set out the applicable terms such as pricing and maximum financing tenors in a facility letter provided to you from time to time. The Relevant Lending Terms will apply to these facilities (see the section under this part – “Relevant lending terms”).

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3.2	Other LC Services

(a)	Confirmation: We may add a confirmation to the LC so that you will have our definite undertaking to honour or negotiate a complying presentation. This undertaking is in addition to that of the issuing bank, which is subject to the issuing bank permitting us to add a confirmation.

If we have added our confirmation and if the LC is available with us as a confirming bank, we will negotiate a complying presentation without recourse;

Honour or Negotiation – what does this mean?

Commercially, this is when we may “discount” the documents or drafts in favour of your seller.

(b)	No confirmation permitted, but you want our commitment to Honour or Negotiate: If the issuing bank does not permit us to add a confirmation, we may still provide our commitment to honour or negotiate drafts and / or documents drawn or presented under a LC (subject to a complying presentation) from an agreed date. This is subject to the following:

(i)	the LC is not transferable (but available with us or freely available);

(ii)	you make the following representations:

(A)	Each draft and / or document presented under the LC is valid, correct and genuine and represents amounts due to you further to your proper performance and / or supply of goods or services;

(B)	You have complied with all applicable laws;

(C)	You have not, and will not, assign, novate, transfer, dispose, grant a security interest or otherwise deal with your rights or obligations under the relevant LC or any related drafts or documents, goods or insurances, or in the proceeds of any of the above; and

(D)	You have no knowledge of any pending or threatened dispute, including legal, equitable or arbitral orders, injunctions or other proceedings that may affect payment by the relevant issuing bank under the LC;

(iii)	you undertake:

(A)	If we are not the advising bank, you will present the original LC (together with all amendments) and all documents which we may require to us (at our counters) as a condition precedent to our commitment described in this section;

(B)	You will provide us with all amendments and undertake, upon acceptance of our commitment, you will not agree to any amendment to the LC without our prior written consent. We have the right to withhold our consent to any amendment;

(C)	You will notify us immediately of any dispute or proceedings, or of any default or refusal by the issuing bank to make payment under the LC or any draft drawn under the LC. We will have recourse to you, where any delay, default or loss occurs as a result of a dispute in relation to the commercial contract between you and the applicant of the relevant LC;

(D)	Upon our making payment under the LC, you will irrevocably and absolutely assign to us all rights, title and interest in, and claims for payment under, the LC and all related drafts or documents, goods and insurances, or in the proceeds of any of the above. You further consent and authorise us to take any legal proceedings (including the commencement of legal proceedings in your name or our joint names) in connection with the LC against any relevant person(s) (including the issuing bank and / or the applicant); and

(E)	For any LC which we have made payment under, where you receive amounts from any relevant person relating to the LC (including an issuing bank or an applicant), you will promptly remit such amounts to us. For any amounts in the process of being remitted to us, you will hold such amounts on trust for our benefit;

(iv)	we agree to assume the risk of any non-payment by the relevant issuing bank of a LC in respect of which we have provided our commitment, where such non-payment is caused solely and exclusively by:

(A)	non-compliance of any documents presented with the terms and conditions of a LC, after we had determined that the drafts and / or documents drawn or presented under such LC had constituted a complying presentation (Documentary Risk);

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(B)	the insolvency of that issuing bank (Credit Risk); or

(C)	the imposition, enactment or passing of any law, which the relevant issuing bank is subject to, and such law results in: (1) prohibition of the transfer, conversion or exchange by the issuing bank of the amount of the currency for which any draft is drawn under the LC or amount to be paid; or (2) a seizure of the whole (or substantially the whole) of the assets of the issuing bank (collectively, Political Risk); and

(v)	if that LC is not paid when due and such non-payment was caused (directly or indirectly) by any reason other than Credit Risk, Political Risk or Documentary Risk, then our commitment is cancelled and we will have recourse against you for any payment advanced in respect of that LC.

3.3	Additional provisions

For all Trade Services provided under this section (“What trade services are available for you as a seller?”) – except sub-sections “Collection Services under URC”, “What if you need trade financing in light of the credit terms that you have provided to the buyer?” and “What if you are trading on an open account basis (i.e. without a LC)?” – the following additional provisions apply:

(a)	Irrevocable instructions: You must ensure that:

(i)	any amount due to you from any person (including the issuing bank or confirming bank) under the LC is paid directly to us;

(ii)	an irrevocable payment instruction has been given to such person to effect such payment; and

(iii)	you provide all assistance we require to allow us to collect any such amount;

(b)	Other financing and genuine transaction: You represent that:

(i)	you have not obtained any other financing or granted any other security interest in relation to the goods, the underlying trade transaction or any related trade document in connection with the LCs; and

(ii)	each invoice, purchase order or any other similar document or instrument which is presented to us for financing represents a genuine sale and delivery of goods and / or services;

(c)	Application of receipts: We may apply any amount we receive (on your behalf or for your account) against any amount you owe us; and

(d)	Fees and charges: for the confirmation or commitment to honour or negotiate will be payable by you upon our confirmation or commitment. We may also deduct any amount owed to us from any payment we make to you or we receive from the issuing bank before the distribution of proceeds.

3.4	What if you have receivables to sell?

Depending on the Service Location, we may purchase your receivables (also known commercially as “book debt”) in a variety of ways. Different and / or additional documentation may apply to this Service which your relationship manager will be happy to assist you with.

4.	What if you need us to issue a bank guarantee or standby letter of credit?

Where the parties you deal with require a bank guarantee (BG) (including a performance bond or a bid bond) or a standby letter of credit (SBLC) we may issue the BG or SBLC. Depending on which country the beneficiary requires the BG or SBLC to be issued out of, we may need to arrange for another bank to issue the BG or SBLC.

The following additional provisions apply:

(a)	Form of BG or SBLC: Each BG and SBLC:

(i)	will be issued subject to the section under this part – “General Trade Terms”; and

(ii)	may be issued subject to different industry terms including UCP, Uniform Rules for Demand Guarantees published by the ICC (ICC Publication 758) (URDG), International Standby Practices (ISP98) or a local law.

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TRADE SERVICE SUPPLEMENT – SBLC OR GUARANTEE ISSUANCE

(1)	Use of correspondent banks: We may arrange for the BG or SBLC to be issued by any correspondent bank (including any of our branches or affiliates) (a Correspondent Bank) on such terms as we or such Correspondent Bank may decide. We may issue a counter-guarantee or counter-indemnity in favour of such Correspondent Bank in order to comply with your Instructions. Such counter-guarantees or counter-indemnities are also in the form of a Trade Payment Instrument;

(2)	Conflict of laws and differing jurisdictions: If we issue a SBLC, counter-guarantee or counter-indemnity in favour of a Correspondent Bank and if the governing law of the guarantee is of a different jurisdiction from where we are located, we may (at your cost) obtain a legal opinion to advise us on the effect of the local laws and regulations on guarantees in that jurisdiction; and

(3)	Certainty of payment: Where we or our Correspondent Bank are required to make a payment to any person pursuant to the terms of the counter-guarantee, counter-indemnity, BG or SBLC, you must not in any circumstances claim that payment was not due or should not have been made.

Lending terms and conditions apply: Where we grant you the above facility, we will set out the applicable terms such as pricing and maximum financing tenors in a facility letter provided to you from time to time. The Relevant Lending Terms will apply to these facilities (see the section under this part – “Relevant lending terms”).

5.	General Trade Terms

5.1	Terms applicable to Trade Payment Instruments

Trade Payment Instruments are our irrevocable and independent obligations in favour of a beneficiary. Due to the independent nature of these Trade Payment Instruments, we comply with our obligations without notice to you and / or without your consent.

The following terms apply to Trade Payment Instruments:

(a)	Irrevocable and independent obligation: When we fulfil an irrevocable and independent Trade Payment Instrument obligation, you must immediately reimburse us:

(i)	in full and in the same currency the amounts paid out under the Trade Payment Instrument or shortly before the maturity date; and

(ii)	pay any interest from and including the date of such payment to and including the date of such reimbursement (such interest to accrue on a daily basis at such rate as we may reasonably charge).

This reimbursement obligation is independent of any indemnity you give to us;

(b)	Form of Trade Payment Instruments: As the Trade Payment Instrument is our irrevocable, independent obligation, we may issue, amend or supplement the terms of any Trade Payment Instrument in such form as we may decide. We do not need to follow any Instruction or the contents of any relevant application form submitted by you;

(c)	Copy of Payment Instruments: We will send a copy of any Trade Payment Instrument to you as soon as practicable after it has been issued;

(d)	Accuracy of supplied text: You are fully responsible for any information you provide us to be included in any Trade Payment Instrument. We will not check the accuracy of any such information;

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(e)	Honouring presentations or demands: Once we receive a complying presentation or demand under a Trade Payment Instrument, we can make payment under that Trade Payment Instrument:

(i)	without obtaining any evidence that the amount is due and payable;

(ii)	without further notice or reference to you; and

(iii)	even if you dispute the validity of the presentation or demand.

You must not in any circumstances claim that such payment was not due or should not have been made;

(f)	Discrepant documents: We may refuse to honour a presentation or demand under any Trade Payment Instrument if any such document or demand does not comply with the Trade Payment Instrument terms. As the obligation is independent, we can refuse even if you accept or instruct to the contrary;

(g)	Reimbursement: If we specify, you will on the date payment is due (for example for a Sight LC or guarantee) or shortly before the date on which we fulfil (or are likely to fulfil) (for example the maturity date for a Usance LC) a Trade Payment Instrument obligation, pay us a sum equal to such payment under the Trade Payment Instrument. We may hold all or part of such sum under our sole control and apply all or part of such sum against the Trade Payment Instrument obligation;

(h)	Payment without demand: If it is specified under the Trade Payment Instrument terms, we may have the discretion to, or may be obligated to, make a payment without first having received a demand.

(i)	Early payment: We may make payment under any Trade Payment Instrument at any time before it becomes (or is stated to become) due. Where this happens:

(i)	if early payment is specified under the Trade Payment Instrument terms, your reimbursement obligations to us will apply at the time of payment; and

(ii)	if early payment is not specified, your reimbursement obligations to us will apply when originally due.

5.2	What kind of security will we require?

The following types of security may be applicable for your Trade Service:

(a)	Pledge

You agree to pledge to us all documents representing the goods (examples include bills of lading and warehouse receipts) and the goods themselves, for each transaction where you are the buyer (Pledged Goods), as continuing security for the payment and discharge of all of your obligations to us.

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The pledge will be effective as long as the relevant documents or goods remain in our possession or control or in the control of a third party appointed by us. You continue to remain liable and hold all risk in any Pledged Goods over this period.

The following terms also apply to pledges:

(i)	Endorsement: To create the pledge, you agree that you will arrange for any negotiable title document (examples include bills of lading or warehouse receipts) to be endorsed in blank or consigned to our order;

(ii)	Your dealing with Pledged Goods that have been delivered: You must hold any Pledged Goods to our order and follow our instructions;

For example:

You may be instructed to:

●	deliver any Pledged Goods to us or any other person; or

●	provide us, or third parties appointed by us, access and assistance as we may require at anytime to inspect any of the Pledged Goods.

(iii)	Our dealing with Pledged Goods: We may deal with any Pledged Goods as may be appropriate. You must reimburse us on demand any cost or expense we incur in our dealing or taking action in relation to any Pledged Goods;

For example:

We may be required to deal with any Pledged Goods, including inspecting, selling (whether by private sale, auction or any other manner), disposing, transporting, warehousing or insuring any Pledged Goods or making a claim on any insurance policy.

(iv)	Insurance: You will purchase insurance from reputable insurers for all Pledged Goods covering such risks as a prudent person would do. You will name us as the assignee or loss payee of any insurance proceeds for the relevant goods. To protect both our interests, you agree to keep us informed of any potential or actual insured event and act prudently, including ensuring that the insurance remains valid. Any part of any insurance proceeds received by us may be used as security for the payment and discharge of all your obligations to us.

In some cases, we may stipulate additional requirements;

For example:

Shipped Pledged Goods should be insured for at least 110% of its fair market value or (if higher) the purchased value.

(v)	No other encumbrance and further assistance: As the Pledged Goods are pledged in our favour, you must not create any other security interest over the Pledged Goods and must comply with our requests to perfect the pledge and protect our interest in the Pledged Goods; and

(vi)	Authority to act in your name: You irrevocably authorise and appoint any of our officers or employees to be your agent and on your behalf (and in your name) to execute and deliver all documents and do all acts as we consider necessary or desirable to:

(A)	constitute, preserve or perfect the pledge intended to be granted to us;

(B)	exercise our rights and remedies (including selling and transferring any Pledged Goods to a purchaser or applying for or making a claim on any insurance policy); and / or

(C)	appoint or engage any agent or other person (each a Delegate) to carry out any function or to assist us.

Your authorisation and appointment under this section will include any right to sub-delegate or substitute this authorisation or appointment to any of our officers or employees and will continue until all of your obligations are fully discharged. You hereby ratify (and agree to ratify promptly upon our request) any action which we or any of our officers or employees or any Delegate take as contemplated by this section;

(b)	Trust receipts

If we deliver any documents representing Pledged Goods to you, our pledge will continue and you agree to hold such documents, Pledged Goods and proceeds from the sale of such Pledged Goods on trust for us until the sale proceeds are paid to us. You must sign such other documents and comply with our requests to ensure that our security interest in the Pledged Goods remain protected;

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(c)	Right to call for cash collateral: If we request, you must provide us cash cover for all or any part of any Trade Services provided to you. We are not obliged to refund any cash cover unless our contingent or unmatured liability(ies) cease to exist before they mature or do not mature in full. You must sign such other documents and comply with our requests to ensure that our security interest in the cash remains protected. The interpretation of “cash cover” herein should be as per the section in Part F (Definitions and Interpretations) except that references to “outstanding under that facility” will include reference to a sum up to or equal to our contingent or unmatured liability (as we may determine) under or in relation to any Trade Payment Instruments; and

(d)	Other security: The security arrangements set out here are in addition to and will not affect or be affected by any other security, rights or remedies.

6.	Relevant Lending Terms

For certain Trade Services, the following terms and conditions found in Part D (Lending Services) will apply to the underlying facilities. We will let you know when they apply.

(a)	When the Relevant Lending Terms apply to the Trade Services, you should note the following:

(i)	when we refer to “money we lend you”, this includes when we pay other parties such as your suppliers. Money we lend you does not need to be paid into your account;

(ii)	when we refer to “repayments”, this includes reimbursements of funds to us when we have paid other parties as part of the Trade Services that we provide to you;

(iii)	In addition to any representation and warranty found in Part D (Lending Services), you acknowledge that:

(A)	you have not obtained any other financing in relation to the goods or the relevant trade transaction;

(B)	you have not granted any security in relation to the goods or the relevant trade transaction;

(C)	each invoice, purchase order or other equivalent document represents a genuine sale and delivery of goods or services; and

(D)	the Trade Services are only provided on an uncommitted and discretionary basis.

(b)	The following sections in Part D (Lending Services) will also apply to these facilities, read together with (a) above.

Introduction to the Lending Services	“About the facilities”
except that under the section “Facility Limits”, this does not apply to Trade Services. For Trade Services, payments / repayments have to be made at the end of the tenor of the trade financing
“Interest”
“Fees”
“Payments”
“Your required repayments”
“Your optional prepayments”

Terms and Conditions Specific to Your Uncommitted facilities	“Availability”
“Additional notifications”
“Repayments on demand”

Terms and Conditions Applicable To All Facilities	“Your obligations when we lend you money”
“Security”
“When you are having difficulties with your facilities”
“Your liability”
“Communications from us”

7.	What happens if the trade services are terminated?

In addition to the terms in the Standard Terms – see Part A (Standard Terms) – “Termination and suspension”, your obligations, including your obligation to reimburse, provide cash collateral upon request, not sell or encumber any item to be the subject of any pledge or other security term and your obligation to provide assistance, will survive termination of the Trade Services.

The Agreement will continue to apply until you and we have satisfied all of our respective responsibilities.

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8.	Local Terms – Singapore

8.1	General

These local terms apply to the Trade Services we provide you in Singapore.

8.2	For Singapore, the following paragraph under the section “General Trade Terms – Terms applicable to Trade Payment Instruments” “including paragraph (a) but excluding paragraphs (b) to (i)” shall be deleted and replaced with the following:

“5.1 Terms applicable to Trade Payment Instruments

The nature of Trade Payment Instruments is that they are our irrevocable and independent obligations in favour of a beneficiary. We may arrange for a Trade Payment Instrument to be issued by any Correspondent Bank on such terms as we or such Correspondent Bank may decide. Due to the independent nature of these Trade Payment Instruments, we or such Correspondent Bank shall comply with our obligations without notice to you and / or without your consent.

In this clause, where any Trade Payment Instrument has been issued by any Correspondent Bank, all references to “we”, “us” or “our” shall be read to also include a reference to the Correspondent Bank.

The following terms apply to Trade Payment Instruments:

(a)	Irrevocable and independent obligation: When we fulfil an irrevocable and independent Trade Payment Instrument obligation, you must immediately reimburse us:

(i)	in full and in the same currency the amounts paid out under the Trade Payment Instrument or shortly before the maturity date; and

(ii)	pay any interest from and including the date of such payment to and including the date of such reimbursement (such interest to accrue on a daily basis at such rate as we may reasonably charge).

This reimbursement obligation is independent of any indemnity you give to us. You shall not in any circumstances dispute your obligations under this clause, if we have, or a Correspondent Bank has made, will make, or are/is likely to fulfil an irrevocable and independent Trade Payment Instrument obligation.”

For the avoidance of doubt, paragraphs (b) to (i) of the section above – “General Trade Terms – Terms applicable to Trade Payment Instruments” shall not be amended and shall remain effective as set out in the section above.

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Part D – Lending Services

Introduction to the Lending Services

1.	What products and services are covered under this Part D?

1.1	Lending Services – what does this mean?

We offer a range of Lending Services as set out in “About the General Banking Terms and Conditions” in the section “What products and services are covered by this booklet? – Lending Services” including general lending products (such as overdrafts and short term loans).

1.2	How do you apply for a facility?

We will consider your request for facilities against a wide range of criteria, including your ability to repay any amount you borrow. Any facilities we offer you will be set out in a facility letter which you will be required to sign and return to us, acknowledging that you have read and agreed to the General Banking Terms and Conditions (including this Part D (Lending Services)).

In limited circumstances (such as where we agree to lend you a large amount) the facility documentation may be based on market standard terms and conditions for similar facilities. We will inform you of this and forward you the relevant facility documentation for your review.

1.3	Your facility agreement with us

The facilities we offer you will be either uncommitted or committed as specified in your facility letter.

What is the difference between an “uncommitted” and a “committed” facility?

“Uncommitted” facilities, are facilities where we: (i) have a sole discretion whether or not to make available or advance any part of any facility; and (ii) can, at any time on written notice, cancel, reprice, call for cash cover for, all or any part of any facility or demand repayment of any amount outstanding or otherwise due under or in relation to any facility at any time.

For “committed” facilities, we: (i) are obliged, subject to the terms and conditions of your facility agreement, to make available or advance the facility in accordance with your facility letter; and (ii) can only demand repayment of any amount outstanding or otherwise under or in relation to any facility prior to the scheduled repayment date under certain circumstances, for example where you have breached your facility agreement.

The majority of the terms and conditions set out in this Part D (Lending Services) apply to your facilities, but some terms and conditions only apply to uncommitted facilities or committed facilities respectively. We have indicated where this is the case. Your facility letter will include relevant commercial information about your facilities, including facility limits, interest rates and the purpose of each of your facilities (although we are not required to monitor your use of proceeds). Terms defined in your facility letter will have the same meaning when used in Part D (Lending Services).

Your application form, facility letter, the specific terms and conditions that apply to a facility in addition to these terms and conditions and the applicable terms and conditions of the General Banking Terms and Conditions contained in this booklet form your “facility agreement ” with us for Lending Services.

Except as expressly provided otherwise, any inconsistency between (i) your facility letter and this Part D (Lending Services), the former will prevail except in respect of the section under this part – “Terms and conditions specific to your uncommitted facilities – Repayments on demand” which will always prevail; and (ii) your facility letter or this Part D (Lending Services) and any other document forming part of the Agreement, your facility letter or this Part D (Lending Services) will prevail.

In addition to our right to vary your terms and conditions (see the section under Part A (Standard Terms) – “General – The right to vary”, we may also change the terms and conditions of your facility agreement via a supplemental facility letter. Any supplemental facility letter we send to you will also form part of your facility agreement with us.

We may also require you to enter into or procure an obligor to enter into a Collateral Document with us for any security, collateral or other assurance we require for your facilities. For more information please see the section under this part – “Terms and conditions applicable to all facilities – Security”.

When we refer to “finance documents” we mean your facility agreement, any Collateral Document (as specified in your facility letter), any utilisation request, any advices, any document identified as such in your facility letter and any other document designated by us from time to time.

Important

Our facility letters or application forms may refer to the “Master Credit Terms”. These references will be interpreted to refer to this Part D (Lending Services) and the other applicable terms and conditions of these General Banking Terms and Conditions.

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2.	About the facilities

We agree to make available to you the facilities set out in your facility letter and you agree to:

(a)	repay us all money we lend to you, pay any interest, and any other costs and amounts we charge, for example fees and / or charges;

(b)	comply with your facility agreement, and any other agreements with us; and

(c)	let us use any rights as set out in your facility agreement.

2.1	Access to your facilities

You will need to provide us a utilisation request to access your facilities and:

(a)	provide all of the conditions precedent satisfactory to us;

(b)	on each date you request a utilisation and on each utilisation date, ensure that the representations and warranties made or given under the finance documents are true and accurate in all material respects; and

(c)	comply with any other terms and conditions (and utilisation-specific conditions precedents) as notified by us.

2.2	Conditions precedent

The conditions precedent you will need to provide to us will include each of the following documents and evidence listed below and any additional conditions precedent set out in your facility letter:

(a)	copies of your constitutional documents;

(b)	a copy of your board resolution approving the acceptance of each finance document (or the equivalent document evidencing such approval available in the relevant jurisdiction) and a copy of the names and specimen signatures of all persons authorised to sign the finance documents and any notices and other documents required in connection with the finance documents;

(c)	where required by us, a copy of your shareholder resolution (signed by all holders of the issued shares) approving the terms of, and the transactions contemplated by the finance documents (to which you are a party);

(d)	each of the finance documents duly executed by the parties thereto (including any constitutional / supporting documentation as we may require);

(e)	a copy of your recent Financial Statements;

(f)	where required by us, evidence that your process agent has accepted its appointment;

(g)	a certificate of your authorised signatory certifying that each copy document specified as a condition precedent is correct, complete and in full force and effect as at a date no earlier than the date of your facility letter;

(h)	evidence that any notice, registration or similar action required under any Collateral Document has been served, registered or taken;

(i)	any documentation or other evidence we reasonably request for the purpose of any “know your customer” requirements;

(j)	evidence that all fees and expenses due and payable under the finance documents have been or will be paid by the first utilisation date under any facility;

(k)	where required by us, any legal opinion(s) from legal counsel concerning matters of relevant law;

(l)	where required by us, a copy of any other authorisation or other document, opinion or assurance which we consider necessary; and

(m)	any additional conditions precedent as may be specified in your facility letter.

2.3	Further conditions precedent

Our obligations in respect of each utilisation are subject to the further conditions precedent that on both the date of each utilisation notice and the relevant utilisation date:

(a)	the representations and warranties made or given under the finance documents are true and accurate in all material respects;

(b)	in the case of a rollover (if any), no event of default is continuing or would result from the proposed utilisation and, in the case of any other utilisation, no default is continuing or would result from the proposed utilisation;

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(c)	we have received all the documents and other evidence listed in, and appearing to comply with, the list of utilisation-specific conditions precedent; and

(d)	where the facility is to be used to finance the construction or renovation of any property,we have received such certifications and other information as we may specify, including builder’s invoices and architect’s certificates

2.4	Facility limits

Each facility has a facility limit specified in your facility letter, which you must not exceed. We may allow you to use some or all of a facility limit for another facility.

How your facility limits may operate in your facility letter:

Type(s) of Facility	Facility Limit(s)	Borrower(s) and Sub-Limit(s), if applicable
1. Short Term Facility	USD1,500,000	Borrower 1 – USD1,500,000 Borrower 2 – (USD800,000)
2. Overdraft Facility	(USD1,500,000)	Borrower 1 – USD1,500,000 Borrower 2 – (USD400,000)
Total Facility Limits	USD1,500,000

(1)	Sub-Limits: In addition to your Short Term Facility which has a facility limit of USD1.5 million, we may also offer you an Overdraft Facility. In this example we have offered you an Overdraft Facility with an “inner” facility limit of USD1.5 million. An “inner” facility limit will be set out in your facility letter within brackets.

An “inner” facility limit does not increase your Total Facility Limits. It allows you to efficiently utilise different facilities you may have with us. For example, any unutilised portion of your USD1.5 million Short Term Facility facility limit may be utilised under the Overdraft Facility facility limit. However, the total amount you may draw down for the Short Term Facility and the Overdraft Facility should not exceed USD1.5 million.

(2)	Where we allow different borrowers from your group to be documented under the same facility letter, the borrowers may share the relevant facility limits. For example, Borrower 1 and Borrower 2 may, in aggregate, use USD1.5 million under the Short Term Facility. Borrower 2 has an additional restriction in that they can only utilise up to USD800,000 under this facility

You can also ask us to reduce your facility limits.

2.5	No obligation to monitor

We are not under any obligation to monitor the purpose of any facility as set out in your facility letter.

2.6	What if you require excess limits

You may on occasion need to exceed your facility limits. We may, at our sole discretion, allow you excesses above the facility limits set out in your facility letter, which will be deemed given at your request and form part of your facility agreement.

2.7	Utilisations in a foreign currency

We may make a facility available to you in more than one currency, this will be specified in your facility letter. Any utilisation in a foreign currency will be calculated in the currency of the facility (as set out in your facility letter) at the spot rate. Where a utilisation is denominated in a foreign currency over successive terms, we may re-calculate the amount of the utilisation in the foreign currency for the subsequent term.

“Spot rate” means at any date, our rate of exchange for the purchase of the relevant currency in the foreign exchange market of the Service Location in line with our usual business practices or as notified by us to you.

If your facility limits are exceeded due to currency fluctuations which affect your foreign currency utilisations, we may need to take action. We may ask you to pay us amounts in respect of such excess. For more information please see the section under this part –“Introduction to the lending services – Your required repayments”.

3.	Interest

3.1	We will charge you interest on your facilities

We will charge you interest on each facility from the date you utilise that facility until you have repaid it in full at the interest rate as set out in your facility letter. If you do not comply with your obligations we may charge you a different rate as set out in the section under this part – “Introduction to the lending services – Interest – We can charge default interest if you do not comply with your obligations”. Interest will continue to be payable up to the date of actual payment, both before and after any judgment that may be given in respect of your performance of your obligations.

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Any interest accruing under your facility agreement accrues daily and is calculated on the actual number of days elapsed for each period of calculation and a year of 360 or 365 days or as we determine in accordance with applicable market practice. We will adjust periods for calculation of interest to ensure they end on a Banking Day (with the end of any period being the next Banking Day in the calendar month (if there is one) or the preceding Banking Day (if there is not)).

3.2	Payment of interest

You agree to pay accrued interest on each facility on the interest payment dates as set out in your facility letter.

3.3	We can charge default interest if you do not comply with your obligations

We may charge a different rate of interest if you do not comply with your payment obligations in your facility agreement.

If you do not pay any amount payable under a finance document on its due date, we will charge you default interest to be accrued on a daily basis on the overdue amount from the due date up to the date of actual payment. We will calculate default interest using the default rate as specified in your facility letter or as otherwise notified by us.

Default interest will be immediately payable to us on our demand and (if unpaid) will be compounded with the overdue amount on any basis we may select.

3.4	What happens when a Market Disruption Event occurs?

Market Disruption Events require us to adjust your interest rates, applicable to your facility, which will be the rate per annum which is the aggregate of:

(a)	the margin of your facility as specified in your facility letter or otherwise agreed; and

(b)	an appropriate substitute rate determined by us in our reasonable discretion (takng into account typical market practice) or, if there is no such substitute rate acceptable to us, the rate which expressed as a percentage rate per annum of our cost of funding that utilisation, from whatever source we may reasonably select, and if any such percentage rate is below zero, then such percentage rate will be deemed to be zero.

3.5	What happens when a Screen Rate Replacement Event occurs?

If a Screen Rate Replacement Event occurs, the rate of interest of your facility will be the rate per annum which is the aggregate of:

(a)	the margin of your facility as specified in your facility letter; and

(b)	the Replacement Screen Rate,

which, together with any other Benchmark Changes, shall take effect on the Benchmark Effective Date.

“Benchmark Changes” means any changes to the method and terms for determining and calculating interest in respect of your facility (including, the margin of the facility, the rate (and source of such rate) and dates for, determination, accrual, calculation and payment) as we determine reasonably appropriate to take account of such Screen Rate Replacement Event, together with any consequential changes.

“Benchmark Effective Date” means the later of (a) the fifth (5th) Banking Day after we notify you of Benchmark Changes (a “Benchmark Notice”), and (b) such other date determined by us and notified to you, in each case, without any amendment to, or further action from or consent of you or any other party to the facility or any other finance document being required, provided that we have not received your written notice of objection to such Benchmark Changes within 5 Banking Days of the date of the Benchmark Notice.

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“Market Disruption Event” means at or about noon on a Quotation Day:

(a)	the Screen Rate or Replacement Screen Rate (as applicable) is zero or negative;

(b)	our funding costs are in excess of the relevant IBOR, RFR, benchmark interest rate or Prime Rate (as the case may be); or

(c)	reasonable and adequate means do not exist for ascertaining the relevant IBOR, RFR, benchmark interest rate or Prime Rate (as the case may be),

but, where an event may be both a Market Disruption Event and a Screen Rate Replacement Event (contemplated under item (d) of such definition), as reasonably determined by us, such event shall be a Screen Rate Replacement Event.

“Prime Rate” means the interest rate, however it is called, published by us from time to time as the minimum rate of interest at which we lend money to prime borrowers.

“Quotation Day” means (i) in respect of an RFR, any day on which the RFR is to be determined, and (ii) in respect of any other rate, for any period for which an interest rate is to be determined two (2) Banking Days before the first day of that period (as the case may be), or such other period which we decide accords with market practice in the relevant market.

“Replacement Screen Rate” means a benchmark interest rate (including any spread adjustment) generally accepted, in our reasonable opinion, in the international or relevant domestic loan markets, as the appropriate successor to the applicable Screen Rate.

“RFR” means the relevant risk-free reference rate.

“Screen Rate” means a benchmark interest rate for the relevant currency and period displayed on the relevant page of the online electronic information service which for the time being we normally use for obtaining the relevant IBOR, RFR, benchmark interest rate or Prime Rate (as the case may be).

“Screen Rate Replacement Event” means in relation to a Screen Rate:

(a)	that Screen Rate has or will be permanently or indefinitely discontinued;

(b)	the methodology, formula or other means of determining that Screen Rate has materially changed;

(c)	that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under the Agreement;

(d)	any underlying IBOR, RFR or other benchmark interest rate (or any component thereof) (x) has or will cease being, published or provided by any administrator in any manner (including, with respect to any tenors), or (y) has, or will become, non-representative (or similar) as announced or determined by any regulator or supervisory body (or similar); and/or

(e)	we determine that an event covered under item a) to d) above is reasonably expected to occur, but has not occurred, by a date determined by us and notified to you, in each case, in our reasonable opinion.

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4.	Fees

4.1	We can charge you fees and other amounts on your facilities

We will set out in your facility letter or notify you what fees or other amounts you need to pay in relation to your facilities.

Any fee accruing under your facility agreement accrues daily and is calculated on the basis of the actual number of days elapsed for each period of calculation and a year of 360 or 365 days or otherwise as we determine in accordance with applicable market practice.

Our fees and how we calculate them may change over time. We will notify you what has changed and when any change will take effect.

5.	Payments

5.1	Your payments must be made on a Banking Day

If any payment date under a finance document is a weekend or bank / public holiday, that payment must be made on the next Banking Day in the same calendar month. If the next Banking Day does not fall in the same calendar month, payment must be made on the preceding Banking Day. We will adjust your interest periods accordingly.

5.2	We will apply your repayments in any order we choose

If we receive insufficient payment to discharge all amounts due and payable, we may apply such payment towards the obligations under the finance documents in any order we choose.

5.3	Timing of payments

If a finance document does not set out when a particular payment is due, that payment will be due within three (3) Banking Days (or such other date we may specify) after receiving a demand from us.

6.	Your required repayments

6.1	You will need to make repayments

You will need to repay each facility (including any interest, fees or other amounts) in full as agreed in your facility letter.

6.2	You will need to make repayments if currency fluctuations cause you to exceed your facility limits

If your facility limits are exceeded due to currency fluctuations, we may ask you to pay back a certain amount of principal, together with any interest, fees or other amounts to bring you back under your facility limits again. If we ask you to repay such amounts then you will need to do so within two (2) Banking Days (or such other date we may specify) after receiving a demand from us.

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6.3	Repayments for Uncommitted Facilities

For uncommitted facilities, you have a repayment obligation if we demand repayment of those facilities at any time. Please see the section under this part “Terms and conditions specific to your uncommitted facilities – Repayments on demand”.

6.4	Repayments for Committed Facilities

For committed facilities, you have: (i) a repayment obligation if you breach your facility agreement. Please see the section under this part “Terms and conditions specific to your committed facilities – Repayments following a breach”); or (ii) a mandatory prepayment obligation if certain events occur (Please see “Terms and conditions specific to your committed facilities – Your mandatory prepayments”).

7.	Your optional prepayments

7.1	You can prepay at any time

You can prepay all or part of your facilities at any time prior to the due date if you give us irrevocable notice at least two (2) Banking Days prior to the proposed prepayment date (or such other period as we determine). Prepayment must be made together with accrued interest on the amount prepaid.

7.2	Will there be any fees and / or charges involved?

There may be certain fees and / or charges involved with any prepayment. If you choose to prepay all or part of your facilities at any time prior to the due date, you must pay interest up to the date you make your prepayment. You may also have to pay charges related to the costs we incur and / or suffer where you make a prepayment, including any net loss of interest revenue we incur when all or any part of your utilisation is repaid on a day which is not the last day of a term for that utilisation.

The fees and / or charges for prepayment can be large so please talk to us first Fees and / or charges depend on a number of factors, including:

(a)	when you prepay your facility; and

(b)	how much you owe and how much you are prepaying.

We can give you an indication of the fees and / or charges you may have to pay.

If you have prepaid all amounts you owe us (including any interest, fees or other amounts in full), you can ask us to cancel your facilities.

Terms and conditions specific to your uncommitted facilities

1.	Availability

Any uncommitted facility is made available to you at our sole discretion. We have no obligation to make available or advance any part of any facility to you.

2.	Additional notifications

(a)	In addition to your obligations in the section below under this part – “Terms and conditions applicable to all facilities – You must agree to do or not do certain things”, you must notify us promptly upon becoming aware of the occurrence of the following:any representation, warranty, undertaking, information or statement made or deemed to be made, or information provided, by you or any obligor to us is reasonably likely to be incorrect or misleading;

(b)	any disposal of all or any part of your or any of your group member’s assets, except where such disposal of assets is:

(i)	made in the ordinary course of trading; or

(ii)	in exchange for other assets comparable or superior as to type and value;

(c)	any amalgamation, demerger, merger or corporate reconstruction by you, any obligor or any of your group members;

(d)	any acquisition or investment in a company by you, any obligor or any of your group members, except where such acquisition or investment is made in the ordinary course of trading;

(e)	you:

(i)	cease to be controlled by your Parent (if specified in your facility letter);

(ii)	have any substantial change which will affect the general nature of your business or that of any of your group members from that carried on at the date of your facility letter; or

(iii)	have any change of your directors or beneficial owners or amendment to your constitutional documents;

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(f)	any event or series of events occurs (including the commencement of any legal proceedings or other analogous process in any jurisdiction) which has or is reasonably likely to have a material adverse effect on:

(i)	your business, operations, assets, financial condition, results, solvency or prospects or those of your group as a whole; or

(ii)	the validity, binding effect or enforceability of any finance document; and

(g)	any pending or threatened litigation, arbitration or other proceedings against you or any member of your group.

3.	Repayments on demand

Uncommitted facilities are provided on an “on demand” basis, which means we may at any time ask you to repay all or part of any amounts you owe us (including any interest, fees or other amounts) in full.

We may at our sole discretion at any time on written notice to you:

(a)	cancel, reprice or call for cash cover for all or any part of any facility; or

(b)	demand repayment / payment of any amount outstanding or otherwise due under or in relation to any facility (whether principal, interest or other sum), whereupon you must within two (2) Banking Days (or such other date we may specify) pay the relevant amount to us.

Terms and conditions specific to your committed facilities

1.	Additional representations and warranties

In addition to your obligations in the section under this part – “Terms and conditions applicable to all facilities – Your obligations when we lend you money - Your representations and warranties”, you represent and warrant (in respect of yourself and on behalf of each obligor) at all times that:

(a)	you and each obligor have complied with all applicable environmental laws and are not aware of any basis for any environmental claim against you;

(b)	no breach or any event or circumstance which would (with the expiry of a grace period, the giving of notice or the making of any determination under your facility agreement or any combination of them) be a breach, is continuing or will result from the entry into of, or the performance of any transaction contemplated by, any finance document; and

(c)	except as previously disclosed to us in writing, no litigation, arbitration or administrative proceedings are current or, to your knowledge, pending or threatened which, if adversely determined, in our opinion is likely to have a material adverse effect on your or each obligor’s business, operations, assets, financial condition or prospects or your or each obligor’s ability to perform the obligations under the finance documents.

2.	Additional undertakings

In addition to your obligations in the section under this part – “Terms and conditions applicable to all facilities – You must agree to do or not do certain things”, you agree that:

(a)	you will not (and ensure that your group members do not):

(i)	dispose of all or any part of any assets, except where made in the ordinary course of trading or dispose of assets in exchange for other assets comparable or superior as to type and value;

(ii)	make any acquisition or investment except where made in the ordinary course of trading; or

(iii)	enter into any amalgamation, demerger, merger of corporate reconstruction;

(b)	you must (and ensure that any obligor will) procure that no substantial change is made which will have an effect on the general nature of your or any obligor’s business or that of your group from that carried on at the date of your facility letter;

(c)	you must immediately inform us of any change of your directors or beneficial owners or amendments to your constitutional documents;

(d)	except for any financial indebtedness incurred pursuant to any finance documents, you shall not incur or permit to remain outstanding any financial indebtedness; and

(e)	you will notify us promptly upon becoming aware of the occurrence of any breach or any event or circumstance which would (with the expiry of a grace period, the giving of notice or the making of any determination under your facility agreement or any combination of them) be a breach.

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3.	Repayments following a breach

3.1	When will you breach your facility agreement?

A committed facility is not repayable “on demand”. We can ask you to repay any committed facility early, or take any other action available to us under the finance documents, if you breach your facility agreement, when:

(a)	you do not pay money owing under any finance document when due;

(b)	you or any obligor breach any of the terms and conditions in any finance document;

(c)	we believe any representation, warranty, undertaking or information you have given us is untrue, misleading, incorrect or outdated, or you have not given us all the information we have asked you for;

(d)	any financial indebtedness of yours or any of your group members is not paid when due (or is declared due and payable prior to its maturity);

(e)	your facility agreement or another agreement with us, like a Collateral Document, becomes invalid or we are not allowed to enforce it, for any reason;

(f)	you or any obligor become insolvent or any Insolvency Proceedings are taken against you in any jurisdiction;

(g)	you or any obligor repudiate a finance document or evidence an intention to repudiate a finance document;

(h)	it becomes unlawful for you or any obligor to perform any of your obligations under the finance documents;

(i)	your financial position is materially affected for any reason, and we believe you cannot or will not be able to pay us all of the money you owe us;

(j)	the financial position of any obligor is materially affected for any reason, and we believe they cannot or will not be able to pay us all of the money you owe us; or

(k)	we believe the value of any security we hold for your facilities has materially reduced.

What do “financial indebtedness” and “materially affected” mean?

“Financial indebtedness” means any indebtedness incurred in respect of monies borrowed or any amount raised under any other transaction having the commercial effect of a borrowing.

“Materially affected” means there has been a significant or large effect. The effect must be more than minor. It will depend on your individual circumstances and our assessment of these.

If a breach happens, we can take any of the steps set out in the sections under this part – “Terms and conditions applicable to all facilities – When you are having difficulties with your facilities – If you breach your facility agreement with us, we can ask you to repay any amounts you owe us” and “Terms and conditions applicable to all facilities – When you are having difficulties with your facilities – If you breach your facility agreement with us, we can also take any steps we choose to recover amounts you owe us”.

4.	Your mandatory prepayments

4.1	When we are unable to perform our obligations

We are not required to provide any utilisation under your facility agreement and may cancel your facilities immediately, if it becomes unlawful or contrary to any applicable law in any jurisdiction for us to perform any of our obligations under your facility agreement or to fund or maintain any utilisation. You agree to repay and / or provide cash cover for all amounts you owe us when we ask you to do so.

4.2	Changes to your organisational structure

If you cease to be controlled by your Parent (if specified in your facility letter), any facility limits will be treated as immediately cancelled, and you must repay and / or provide cash cover for all amounts you owe us when we ask you to do so.

Terms and conditions applicable to all facilities

1.	Your obligations when we lend you money

1.1	Your representations and warranties:

You represent and warrant (in respect of yourself and on behalf of each obligor) to us the following at all times:

(a)	you and each obligor are duly incorporated and validly existing under the applicable laws of your relevant jurisdiction of incorporation and have the power to own your assets and carry on your business as it is being conducted (where you and each obligor are a corporation);

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(b)	the obligations expressed to be assumed by you and each obligor in the finance documents are legal, valid, binding and enforceable obligations;

(c)	the entry into and performance of the finance documents by you and each obligor and the transactions contemplated by the finance documents do not and will not conflict with:

(i)	any law applicable to you, your subsidiaries or each obligor;

(ii)	your, your subsidiaries’ or each obligor’s constitutional documents (or equivalent and where applicable); or

(iii)	any agreement or instrument binding upon you, your subsidiaries or each obligor or your, your subsidiaries’ or each obligor’s assets;

(d)	you and each obligor have the power to enter into and perform, and have taken all necessary action to authorise the entry into, performance and delivery of the finance documents and the transactions contemplated by the finance documents;

(e)	all authorisations required or desirable to enable you and each obligor to lawfully enter into, exercise your rights and comply with your obligations under the finance documents have been obtained or effected and are in full force and effect;

(f)	under the law of your jurisdiction of incorporation, it is not necessary that the finance documents be filed, recorded or enrolled with any Authority or that any stamp, registration or similar Tax be paid in relation to the finance documents or the transactions contemplated by the finance documents.

(g)	the choice of governing law of each finance document will be recognised and enforced respectively, in your or each obligor’s jurisdiction of incorporation.

(h)	any judgment obtained in the courts which the parties to a finance document have conferred jurisdiction on to settle disputes in relation to that finance document will be recognised and enforced in your and each obligor’s jurisdiction of incorporation;

(i)	any security interest created under the finance documents is, subject to completion of all registrations required by law, a legal, valid, binding and enforceable first ranking security interest over the assets to which such security interest relates;

(j)	you have complied in all material respects with all Tax laws in all jurisdictions in which you are subject to Tax and no claims are being asserted against you with respect to Tax;

(k)	the entry into each finance document and the exercise by you of your rights and performance of your obligations under such finance document will constitute private and commercial acts performed for private and commercial purposes; and

(l)	you and each obligor have a good, valid and marketable title to, or valid leases or licences of, and all appropriate authorisations to use, the assets necessary to carry on your businesses as presently conducted.

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1.2	You must agree to do or not do certain things

You agree to the following at all times, you will:

(a)	obtain, maintain and comply with, and shall procure that each obligor obtains, maintains and complies with, any authorisation required under any law to enable you to perform your obligations under, or for the validity or enforceability of, any finance document;

(b)	comply and shall procure that each obligor complies in all respects with all laws to which you are respectively subject where failure to do so might in our opinion have a material adverse effect on your respective business, assets, financial condition or prospects or your respective ability to perform your obligations under the finance documents.

(c)	ensure that your obligations and liabilities under each finance document will at all times rank at least equally with all your present and future unsecured indebtedness;

(d)	(and must ensure that any obligor will) promptly do all such things as may be necessary or appropriate to perfect, preserve or protect our rights and interests created or intended to be created by, or arising from, any finance document and / or facilitate the realisation of assets which are or are intended to be the subject of any Collateral Document;

(e)	promptly notify us upon becoming aware of the occurrence of any event which could cause, or has caused you or any obligor to breach a finance document;

(f)	ensure that we receive copy of the most recent Financial Statements as soon as they become available;

(g)	provide us with accurate and up-to-date information necessary to enable us to comply with any applicable law, “know your customer” or similar identification procedures as we may request from time to time and notify us immediately of any changes;

(h)	provide us with details of any litigation, arbitration or other proceedings, pending or threatened, against you or your group;

(i)	(and must ensure that any obligor will) procure that no substantial change is made which will have an effect on the general nature of your business or that of your group from that carried on at the date of your facility letter;

(j)	immediately inform us of any change of your directors or beneficial owners or amendment to your constitutional documents;

(k)	not:

(i)	create or permit to subsist any security interest over any of your assets;

(ii)	sell, transfer or otherwise dispose of any of your assets on terms by which they are or may be leased to or re-acquired by you or any of your group members;

(iii)	sell, transfer or otherwise dispose of any of your receivables on recourse terms;

(iv)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising financial indebtedness or of financing the acquisition of an asset.

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(Quasi-Security means any transaction described in paragraph (k) (ii) – (v) above)

The promises above do not apply to:

(A)	any netting or set-off arrangement you enter into in the ordinary course of your banking arrangements for the purpose of netting debit and credit balances;

(B)	any lien arising by operation of law and in the ordinary course of trading or retention of title arrangement in the ordinary course of trading on standard terms and conditions of any supplier; and

(C)	any security or Quasi-Security over goods and / or documents of title to goods arising in the ordinary course of letter of credit transactions in the ordinary course of trading;

(l)	ensure that your group members comply with (k) above as if the obligations applied directly to them;

(m)	not (and must, if you are a corporation, ensure that no group member will) dispose of all or any part of their assets or make any acquisition or investment except where made in the ordinary course of trading and, in relation to a disposal of assets only, of assets in exchange for other assets comparable or superior as to type and value;

(n)	at all times comply with the security cover ratios specified in the facility agreement or as notified by us to you from time-to-time. If any of the security cover ratios at any time falls below the required level, you must provide additional security acceptable to us and/or reduce the relevant outstanding in order to comply with the relevant requirements within the time limit imposed by us from time-to-time;

(o)	(i) If we request:

(A)	obtain insurance for any asset or property specified by us (as “Asset” ); and/or

(B)	obtain insurance against loss of life or total permanent disability of you and/or such other persons as we shall require,

in either case through an insurance company approved by us (the “Insurer” ) on our required terms including, without limitation, the insurance coverage amount, naming us as the loss-payee and endorsing non-cancellation and loss-payee clauses; and

(C)	assign or procure the assignment of the relevant insurance to and deposit or procure the deposit of the insurance documents with us.

(ii)	We shall be entitled to:

(A)	deduct all costs, fees, expenses and payments to the Insurer or Insurance broker from your Account to ensure that the insurance policy is in place and/or duly renewed on our required terms;

(B)	disclose to the Insurer or Insurance broker any information about you and the Assets for any purpose in connection with the insurance policy;

(C)	arrange for insurance cover on your account, if we do not receive the required (1) insurance policy document by the date of activation of the facilities, or (2) renewal insurance policy document by the expiry date of the existing policies; and

(D)	receive commission from any Insurer or Insurance broker for referring insurance business relating to any Assets, obligor or facilities.

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We have referred to “obligor” and “group member ” above. When we refer to “obligor” we are referring to any borrower or person providing a guarantee and / or security interest for your obligations under your facility agreement. When we refer to “group member” we mean any of your Affiliates.

2.	Security

2.1	About security

Security is anything we can rely on if you breach your facility agreement and we need to recover amounts you owe us.

We will hold any security we have for your facilities until you repay all amounts you owe or might owe us in the future or otherwise specified in the Collateral Document.

If the amount we recover from any security we have is less than the amount you owe us then you will still be responsible for paying the remaining outstanding amount you owe to us.

2.2	Utilisation may be conditional upon provision of security

Before you utilise any facility, we may require that you provide to us security as collateral for your facilities.

2.3	Additional security

We may ask you to provide new or additional security for your facilities within a certain timeframe. If you do not or are unable to, you will be in breach of your facility agreement.

2.4	Insurance for your security

Where security over any property or assets has been provided to support your obligations under your facility agreement, we may require you to procure and maintain insurance for the property or assets through our approved insurance company. The insurance must cover our rights and interests under the facilities and cover such amounts as we may require. All costs, fees, expenses and payments for effecting and maintaining such insurance will be borne by you and we may debit such amounts from your Account.

2.5	We can give information about your facilities to someone who has given us security

You agree that we can without contacting you, provide information about you to anyone who has given us a Collateral Document for your facilities, including, a copy of your facility agreement and information about your facility and you.

When we refer to a “collateral document” we are referring to any document given or to be given by an obligor, in our favour, granting, creating or evidencing a guarantee, security interest or netting or other arrangement in respect of your obligations under the finance documents, each in form and substance satisfactory to us.

3.	When you are having difficulties with your facilities

3.1	The importance of complying with your facility agreement

Complying with your facility agreement is important. If you breach your facility agreement, the results for you can be serious. We can exercise any of our rights under the finance documents.

For example:

We may ask you to repay all amounts you owe us (even if such amounts are not yet due).

Talk to us immediately if you are facing difficulties complying with your facility agreement. We may be able to give you assistance and information that could help you get things under control.

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3.2	If you breach your facility agreement with us, we can ask you to repay any amounts you owe us

At our sole discretion, we can do one or more of the following:

(a)	charge you default interest;

(b)	write to you, requesting you to comply with the terms and conditions of your facility agreement, or other agreements with us;

(c)	refuse to allow you to utilise any part of your facility limits you have not already utilised;

(d)	cancel, re-price or call for cash cover for all or any part of any facility;

(e)	demand repayment / payment of any amount outstanding or otherwise due under or in relation to any facility (including interest, fees or other amounts), where we believe it is necessary to protect our interests; or

(f)	take amounts you owe us from your Accounts you have with us.

We have the right to demand repayment / payment of any amounts you owe us even if some money that you owe is not yet due. We will give you two (2) Banking Days (or such other date we may specify) to repay those amounts.

3.3	If you breach your facility agreement with us, we can also take any steps we choose to recover amounts you owe us

We can also take any steps we choose to recover any amounts you may owe us, including:

(a)	selling any property, you have given us as security, or exercising our rights under any collateral agreement;

(b)	writing to anyone who gave us a guarantee for your facilities, and requiring them to pay all or part of the amounts you owe us; or

(c)	taking other action against you, including court proceedings.

For example:

If you gave us a mortgage over your property, we can sell that property if you do not repay the money you owe us.

Additionally, any person who gave us a guarantee for your facilities may also have given us a mortgage over their property as security for that guarantee. We can sell that property if they do not pay us when we ask them to. We can also exercise any of our rights under that Collateral Document if they do not pay us when we ask them to.

3.4	Our rights if you breach your facility agreement do not limit our right to ask you to repay any uncommitted facility

The rights we have above if you breach your facility agreement do not limit or restrict our right to ask you to repay some or all of any uncommitted facility at any time, and for any reason. See the section under this part “Terms and conditions specific to your uncommitted facilities – Repayments on demand”.

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4.	Your liability

4.1	What happens when there is more than one borrower?

If your facility letter specifies more than one (1) borrower then:

(a)	you will be held jointly and severally liable (unless otherwise specified by us) with the other borrowers for all amounts payable or owing, whether incurred only by you or not; and

“Jointly and severally liable” means when two or more persons jointly promise to do the same thing, but also separately promise to do the same thing, they are held responsible for the promise both individually and collectively as a group.

For example, if party A and party B promise jointly and severally to pay USD100,000, then they are together obliged to pay USD100,000, but also individually they are obliged to pay the USD 100,000.

(b)	your obligations and liabilities will not be affected by:

(i)	any time or indulgence granted to or composition with any other borrower or any other person;

(ii)	any change, variation or termination of any agreement or arrangement with any other borrower or any other person;

(iii)	any release of, or any neglect to obtain, perfect or enforce, any rights or securities against any borrower or any other person; or

(iv)	any unenforceability or invalidity of any obligations of any borrower or any other person.

4.2	You must pay the amount of any increased costs incurred by us

We may incur additional or increased costs as a result of: the introduction of or change in (or in the interpretation, administration or application of) a law, or complying with a law made after the date of your facility letter. In such cases, we may suffer a reduction in the rate of return or a reduction in the amount due and payable to us under your facility agreement. You must ensure that we are fully compensated for any increase in our costs associated with providing your facilities to you.

5.	Communications from us

5.1	How we will contact you about your facility agreement

In addition to Part A (Standard Terms) – “Communications, instructions and information – Communications from us”, where there are multiple borrowers under your facility letter, each borrower appoints the designated borrower (set out in your facility letter) to act on its behalf as its agent in relation to the finance documents and authorises the designated borrower to provide all information, agree any amendments to your facility agreement and receive all notices, demands and other communications from us in relation to your facility agreement. Every act, omission, agreement, undertaking, settlement, waiver, amendment, notice or other communication given or made by the designated borrower or given to the designated borrower on your behalf will be binding on you. If there is any conflict between any notices or other communications of the designated borrower and you, those of the designated borrower will prevail.

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6.	Local Terms – Singapore

6.1	General

These local terms apply to the Lending Services we provide you in Singapore.

6.2	For Singapore, the following Lending Services as set out in paragraph 3(c) of the section “About the General Banking Terms and Conditions” shall be amended:

In respect of Short Term Facility:

Facility Type	Description
Business Short Term Loan Facility	A Business Short Term Loan Facility generally has a tenor of less than one hundred and eighty (180) days. A flexible form of borrowing to finance day-to-day cash flow requirements.

In respect of Business Mortgage Facility and Loan Against Property Facility:

Facility Type	Description
Business Property Loan	A Business Property Loan generally has a tenor in excess of five (5) years and typically up to a maximum of thirty (30) years. It is a structured form of borrowing intended to finance specific transactions, usually purchase of specific assets (commercial, industrial or residential property) and the funding requirements that they generate. A Business Property Loan may also provide an equity release to you which is secured against existing assets.

6.3	For Singapore, the following paragraphs under the section “Introduction to the Lending Services” shall be amended by the deletion of the words which have been struck through and insertion of the words which are underlined, as follows:

“1. What products and services are covered under this Part D?

1.2	How do you apply for a facility?

If you would like to apply for any of the facilities set out above, please visit any of our branches or our website at sc.com/sg/business or call our customer service hotline to speak to our customer service officer who will be happy to provide you with further information and guide you through the process.

We will consider your request for facilities against a wide range of criteria, including your ability to repay any amount you borrow. Any facilities we offer you will be set out in a facility letter which you will be required to sign and return to us, acknowledging that you have read and agreed to the General Banking Terms and Conditions (including this Part D (Lending Services)) or otherwise as notified to you by us by way of a facility or notification letter. In limited circumstances (such as where we agree to lend you a large amount) the facility documentation may be based on market standard terms and conditions for similar facilities. We will inform you of this and forward you the relevant facility documentation for your review.

1.3	Your facility agreement with us

The facilities we offer you will be either uncommitted or committed as specified in your facility letter, application forms or the notification letter that we send to you approving the facilities that you have applied for. Save for any facility that is expressly identified as a “committed” facility, each facility we may grant you is uncommitted and it is accordingly made available at our sole discretion.

What is the difference between an “uncommitted” and a “committed” facility?

“Uncommitted” facilities, are facilities where we: (i) have a sole discretion whether or not to make available or advance any part of any facility; and (ii) can, at any time on written notice, cancel, reprice, call for cash cover for, all or any part of any facility or demand repayment of any amount outstanding or otherwise due under or in relation to any facility at any time.

For “committed” facilities, we: (i) are obliged, subject to the terms and conditions of your facility agreement, to make available or advance the facility in accordance with your facility letter; and (ii) can only demand repayment of any amount outstanding or otherwise under or in relation to any facility prior to the scheduled repayment date under certain circumstances, for example where you have breached your facility agreement.

The majority of the terms and conditions set out in this Part D (Lending Services) apply to your facilities, but some terms and conditions only apply to uncommitted facilities or committed facilities respectively. We have indicated where this is the case. Your facility letter will include relevant commercial information about your facilities, including facility limits, interest rates and the purpose of each of your facilities (although we are not required to monitor your use of proceeds). Terms defined in your facility letter will have the same meaning when used in Part D (Lending Services).

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Your application form, facility letter or notification letter, the specific terms and conditions that apply to a facility in addition to these terms and conditions and the applicable terms and conditions of the General Banking Terms and Conditions contained in this booklet form your “facility agreement” with us for Lending Services.

Except as expressly provided otherwise, any inconsistency between (i) your facility letter and this Part D (Lending Services), the former will prevail except in respect of the section under this part – “Terms and conditions specific to your uncommitted facilities – Repayments on demand” which will always prevail; and (ii) your facility letter or this Part D (Lending Services) and any other document forming part of the Agreement, your facility letter or this Part D (Lending Services) will prevail.

In addition to our right to vary your terms and conditions (see the section under Part A (Standard Terms) – “General – The right to vary”, we may also change the terms and conditions of your facility agreement via a supplemental facility letter. Any supplemental facility letter we send to you will also form part of your facility agreement with us.

We may also require you to enter into or procure an obligor to enter into a Collateral Document with us for any security, collateral or other assurance we require for your facilities. For more information please see the section under this part – “Terms and conditions applicable to all facilities – Security”.

When we refer to “finance documents” we mean your facility agreement, any Collateral Document (as specified in your facility letter), any utilisation request, any advices, any document identified as such in your facility letter and any other document designated by us from time to time.”

2.	About The Facilities

2.2	Conditions precedent

The conditions precedent you will need to provide to us will include each of the following documents and evidence listed below and any additional conditions precedent set out in your facility letter:

(a)	copies of your constitutional documents;

(b)	a copy of your board resolution approving the acceptance of each finance document (or the equivalent document evidencing such approval available in the relevant jurisdiction) and a copy of the names and specimen signatures of all persons authorised to sign the finance documents and any notices and other documents required in connection with the finance documents;

(c)	where required by us, a copy of your shareholder resolution (signed by all holders of the issued shares) approving the terms of, and the transactions contemplated by the finance documents (to which you are a party);

(d)	each of the finance documents duly executed by the parties thereto (including any constitutional / supporting documentation as we may require);

(e)	a copy of your recent Financial Statements or such other documents as required by us;

(f)	where required by us, evidence that your process agent has accepted its appointment;

(g)	a certificate of your authorised signatory certifying that each copy document specified as a condition precedent is correct, complete and in full force and effect as at a date no earlier than the date of your facility letter or notification letter;

(h)	evidence that any notice, registration or similar action required under any Collateral Document has been served, registered or taken;

(i)	any documentation or other evidence we reasonably request for the purpose of any “know your customer” requirements;

(j)	evidence that all fees and expenses due and payable under the finance documents have been or will be paid by the first utilisation date under any facility;

(k)	where required by us, any legal opinion(s) from legal counsel concerning matters of relevant law;

(l)	where required by us, a copy of any other authorisation or other document, opinion or assurance which we consider necessary; and

(m)	any additional conditions precedent as may be specified in your facility letter.

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2.4	Facility Limits

Each facility has a facility limit specified in your facility letter (or as otherwise notified to you by us by way of a notification letter), which you must not exceed.

We may allow you to use some or all of a facility limit for another facility.

How your facility limits may operate in your facility letter:

Type(s) of Facility	Facility Limit(s)	Borrower(s) and Sub-Limit(s), if applicable
1. Short Term Facility	USD1,500,000	Borrower 1 – USD1,500,000 Borrower 2 – (USD800,000)
2. Overdraft Facility	(USD1,500,000)	Borrower 1 – USD1,500,000 Borrower 2 – (USD400,000)
Total Facility Limits	USD1,500,000

(1)	Sub-Limits: In addition to your Short Term Facility which has a facility limit of USD1.5 million, we may also offer you an Overdraft Facility. In this example we have offered you an Overdraft Facility with an “inner” facility limit of USD1.5 million. An “inner” facility limit will be set out in your facility letter within brackets.

An “inner” facility limit does not increase your Total Facility Limits. It allows you to efficiently utilise different facilities you may have with us. For example, any unutilised portion of your USD1.5 million Short Term Facility facility limit may be utilised under the Overdraft Facility facility limit. However, the total amount you may draw down for the Short Term Facility and the Overdraft Facility should not exceed USD1.5 million.

(2)	Where we allow different borrowers from your group to be documented under the same facility letter, the borrowers may share the relevant facility limits. For example, Borrower 1 and Borrower 2 may, in aggregate, use USD1.5 million under the Short Term Facility. Borrower 2 has an additional restriction in that they can only utilise up to USD800,000 under this facility.

You can also ask us to reduce your facility limits.

Should you have further questions on your facility limits, please speak to your relationship manager or visit our website to request for a call back or call our customer service hotline to speak to our customer service officers.

2.5	No obligation to monitor

We are not under any obligation to monitor the purpose of any facility as set out in your facility letter or the notification letter that we send to you relating to the facility or facilities.

2.8	Same alternate currency during successive terms

If any utilisation is to be denominated in foreign currency during two (2) successive terms, we will calculate the amount of the utilisation in the foreign currency for the second of those terms (by calculating the amount of foreign currency equal to currency of the facility (as set out in your facility letter or application form (as the case may be)) at the spot rate on the rate fixing day and:

(a)	if the amount calculated is less than the existing amount of the utilisation in the foreign currency during the first term, promptly notify you and you must pay, on the last day of the first term, an amount equal to the difference; or

(b)	if the amount calculated is more than the existing amount of that utilisation in the foreign currency during the first term and, if no default is continuing, we will make a consequential adjustment to the limit(s) applicable to you under the facility letter or application form (as the case may be).

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3.	Interest

3.3	We can charge default interest if you do not comply with your obligations

We may charge a different rate of interest if you do not comply with your payment obligations in your facility agreement.

The rate we may charge depends on whether you have not paid us amounts you should have or whether you have not performed other (non-payment) obligations.

If you do not pay any amount payable under a finance document on its due date, we will charge you default interest to be accrued on a daily basis on the overdue amount from the due date up to the date of actual payment. We will calculate default interest using the default rate as specified in your facility letter or as otherwise notified by us.

Default interest will be immediately payable to us on our demand and (if unpaid) will be compounded with the overdue amount on any basis we may select.

5.	Payments

5.2	We will apply your repayments in any order we choose

If we receive insufficient payment to discharge all amounts due and payable, we may apply such payment towards the obligations under the finance documents in any order we choose. For example, we may choose to apply such repayments towards the interest, fees and/ or principal in any amount due and in such proportion and order as we deem fit.

5.3	Timing of payments

If a finance document does not set out when a particular payment is due, that payment will be due within two (2) Banking Days (or such other date we may specify) after receiving a demand from us.

5.4	Place and funds

(a)	On each date on which you are required to make a payment under a finance document, you must pay us for value on the due date at the time and in such funds specified by us as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment must be made to the account with such bank as we specify.

5.5	Currency

(a)	Subject to sub-clauses (b), (c) and (d) below, the currency of the facility (as set out in your facility letter or application form (as the case may be)) is the currency of account and payment for any sum due under the finance documents.

(b)	A repayment or part payment of any utilisation under a facility or unpaid sum will be made in the currency in which that utilisation or unpaid sum is denominated on its due date.

(c)	Each interest payment will be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Amounts payable in respect of Tax, fees, costs and expenses are payable in the currency in which they are incurred.

7.	Your optional prepayments

7.1	You can prepay at any time

If voluntary prepayment is permitted in the facility agreement, you can prepay all or part of your facilities at any time prior to the due date if you give us irrevocable notice at least two (2) Banking Days prior to the proposed prepayment date (or such other period as we determine or as we may state in the facility agreement). Prepayment must be made together with accrued interest on the amount prepaid. All prepayment received by us will be applied in or towards repayment and satisfaction of your obligations under the relevant facility in such order as we may determine (in our absolute discretion).”

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6.4	For Singapore, the following paragraph set out below is in addition to the clauses under the section “Terms and Conditions Specific to Your Uncommitted Facilities”, as follows:

“4.	Insolvency Events

Without prejudice to the generality of Clause 3 (Repayments on demand), in the event that:

(a)	any of the following occurs:

(i)	any obligor is or is likely to become or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(ii)	the value of the assets of any obligor is less than its liabilities (taking into account contingent and prospective liabilities); or

(iii)	a moratorium is declared or comes into effect in respect of any indebtedness of any obligor; or

(b)	any corporate action, legal proceedings or other procedure or step is taken in relation to of any of the following (or any analogous procedure or step in any jurisdiction):

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, judicial management, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any obligor, other than a solvent liquidation or reorganisation;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any obligor;

(iii)	the appointment of a liquidator (other than in respect of a solvent liquidation), receiver, trustee, judicial manager, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any obligor, or any of its assets; or

(iv)

enforcement of any security interest over any material assets of any obligor,

any amount accrued or outstanding under the finance documents or in relation to any facility (whether principal, interest or other sum and whether or not then due) shall automatically and immediately become due and payable.”

6.5	For Singapore, the following paragraphs under the section “Terms and Conditions Applicable to Your Committed Facilities” shall be amended by the insertion of the words which are underlined, as follows:

“3.1	When will you breach your facility agreement?

A committed facility is not repayable “on demand”. We can ask you to repay any committed facility early, or take any other action available to us under the finance documents, if you breach your facility agreement, when:

(a)	you do not pay money owing under any finance document when due;

(b)	you or any obligor breach any of the terms and conditions in any finance document;

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(c)	we believe any representation, warranty, undertaking or information you have given us is untrue, misleading, incorrect or outdated, or you have not given us all the information we have asked you for;

(d)	any financial indebtedness of yours or any of your group members is not paid when due (or is declared due and payable prior to its maturity);

(e)	your facility agreement or another agreement with us, like a Collateral Document, becomes invalid or we are not allowed to enforce it, for any reason;

(f)	you or any obligor become insolvent or any Insolvency Proceedings are taken against you in any jurisdiction;

(g)	you or any obligor repudiate a finance document or evidence an intention to repudiate a finance document;

(h)	it becomes unlawful for you or any obligor to perform any of your obligations under the finance documents;

(i)	your financial position is materially affected for any reason, and we believe you cannot or will not be able to pay us all of the money you owe us;

(j)	the financial position of any obligor is materially affected for any reason, and we believe they cannot or will not be able to pay us all of the money you owe us; or

(k)	we believe the value of any security we hold for your facilities has materially reduced or is in jeopardy; or

(l)	the additional events of default as may be specified in the facility letter occur.

What do “financial indebtedness” and “materially affected” mean?

“Financial indebtedness” means any indebtedness incurred in respect of monies borrowed or any amount raised under any other transaction having the commercial effect of a borrowing.

“Materially affected” means there has been a significant or large effect. The effect must be more than minor. It will depend on your individual circumstances and our assessment of these.

If a breach happens, we can take any of the steps set out in the sections under this part – “Terms and conditions applicable to all facilities – When you are having difficulties with your facilities – If you breach your facility agreement with us, we can ask you to repay any amounts you owe us” and “Terms and conditions applicable to all facilities – When you are having difficulties with your facilities – If you breach your facility agreement with us, we can also take any steps we choose to recover amounts you owe us”.

3.2	Automatic acceleration for insolvency events

In the event that:

(a)	any of the following occurs:

(i)	any obligor is or is likely to become or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(ii)	the value of the assets of any obligor is less than its liabilities (taking into account contingent and prospective liabilities); or

(iii)	a moratorium is declared or comes into effect in respect of any indebtedness of any obligor; or

(b)	any corporate action, legal proceedings or other procedure or step is taken in relation to of any of the following (or any analogous procedure or step in any jurisdiction):

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, judicial management, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any obligor, other than a solvent liquidation or reorganisation;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any obligor;

(iii)	the appointment of a liquidator (other than in respect of a solvent liquidation), receiver, trustee, judicial manager, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any obligor, or any of its assets; or

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(iv)	enforcement of any security interest over any material assets of any obligor, the designated facility limits in respect of all of the facilities shall automatically and immediately be cancelled, and any amount accrued or outstanding under the finance documents or in relation to any facility (whether principal, interest or other sum and whether or not then due) shall automatically and immediately become due and payable.”

6.6	For Singapore, the following paragraph under the section “Terms and Conditions Applicable to All Facilities” (including paragraph (a) but excluding paragraphs (b) to (l)) shall be deleted and replaced with the following:

“1.	Your obligations when we lend you money

1.1	Your representation and warranties

You represent and warrant (in respect of yourself and on behalf of each obligor) to us the following at all times:

(a)	(i)	Where you or any other obligor is a corporation:

(A)	you are, and each obligor is, duly incorporated and validly existing under the applicable laws of your relevant jurisdiction of incorporation or constitution; and

(B)	you have and each obligor has, and each of your respective subsidiaries has, the power to own your/its assets and carry on your/its business as it is being conducted; or

(ii)	Where you are not a corporation, you and any other obligor, not being a corporation, carrying on a business has the power to own your/its assets and carry on your/its business as it is being conducted.”

For the avoidance of doubt, paragraphs (b) to (l) of the section above – “Terms and Conditions Applicable to All Facilities – Your representations and warranties” shall not be amended and shall remain effective as set out in the section above.

6.7	For Singapore, the following paragraphs under the section “Terms and Conditions Applicable to All Facilities” (including paragraph (a)) but excluding paragraphs (b) to (l) shall be deleted and replaced with the following: shall be amended by the deletion of the words which have been struck through and insertion of the words which are underlined, as follows:

“1.	Your obligations when we lend you money

1.2	You must agree to do or not do certain things

You agree to the following at all times, you will:

(a)	obtain, maintain and comply with, and shall procure that each obligor obtains, maintains and complies with, any authorisation required under any law to enable you to perform your obligations under, or for the validity or enforceability of, any finance document;

(b)	comply and shall procure that each obligor complies in all respects with all laws to which you are respectively subject where failure to do so might in our opinion have a material adverse effect on your respective business, assets, financial condition or prospects or your respective ability to perform your obligations under the finance documents or the business, assets, financial condition or prospects of your group members (taken as a whole) or your group member’s ability to perform its obligations under the finance documents, if you are a group member;

(c)	ensure that your obligations and liabilities under each finance document will at all times rank at least equally with all your present and future unsecured indebtedness;

(d)	(and must ensure that any obligor will) promptly do all such things as may be necessary or appropriate to perfect, preserve or protect our rights and interests created or intended to be created by, or arising from, any finance document and / or facilitate the realisation of assets which are or are intended to be the subject of any Collateral Document;

(e)	promptly notify us upon becoming aware of the occurrence of any event which could cause, or has caused you or any obligor to breach a finance document;

(f)	ensure that we receive copy of the most recent Financial Statements as soon as they become available;

(g)	provide us with accurate and up-to-date information necessary to enable us to comply with any applicable law, “know your customer” or similar identification procedures as we may request from time to time and notify us immediately of any changes;

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(h)	provide us with details of any litigation, arbitration or other proceedings, pending or threatened, against you or your group;

(i)	upon our request, ensure that we receive monthly/quarterly stocks/work in progress/debtors lists where stocks, work in progress or debts are charged or secured to us;

(j)	(and must ensure that any obligor will) procure that no substantial change is made which will have an effect on the general nature of your business or that of your group from that carried on at the date of your facility letter;

(k)	if you are a corporation, ensure that we receive any further information we may reasonably request from time to time in writing regarding you or your group;

(l)	immediately inform us of any change of your directors or beneficial owners or amendment to your constitutional documents;

(m)	not:

(i)	create or permit to subsist any security interest over any of your assets;

(ii)	sell, transfer or otherwise dispose of any of your assets on terms by which they are or may be leased to or re-acquired by you or any of your group members;

(iii)	sell, transfer or otherwise dispose of any of your receivables on recourse terms;

(iv)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising financial indebtedness or of financing the acquisition of an asset.

(Quasi-Security means any transaction described in paragraph (m) (ii) – (v) above)

The promises above do not apply to:

(A)	any netting or set-off arrangement you enter into in the ordinary course of your banking arrangements for the purpose of netting debit and credit balances;

(B)	any lien arising by operation of law and in the ordinary course of trading or retention of title arrangement in the ordinary course of trading on standard terms and conditions of any supplier; and

(C)	any security or Quasi-Security over goods and / or documents of title to goods arising in the ordinary course of letter of credit transactions in the ordinary course of trading;

(D)	any security interest or Quasi-Security created by any finance document;

(E)	any security interest or Quasi-Security existing at the date of the facility agreement and approved in writing by us except to the extent that the principal amount secured by any such security interest or Quasi-Security exceeds the maximum principal amount notified in writing to us by you; and

(F)	any security or Quasi-Security created with our prior written consent provided that the principal amount is not increased at any time.

(n)	ensure that your group members comply with (m) above as if the obligations applied directly to them;

(o)	not (and must, if you are a corporation, ensure that no group member will) dispose of all or any part of their assets or make any acquisition or investment except where made in the ordinary course of trading and, in relation to a disposal of assets only, of assets in exchange for other assets comparable or superior as to type and value;

(p)	at all times comply with the security cover ratios specified in the facility agreement or as notified by us to you from time-to-time. If any of the security cover ratios at any time falls below the required level, you must provide additional security acceptable to us and/or reduce the relevant outstanding in order to comply with the relevant requirements within the time limit imposed by us from time-to-time;

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(q)	(i) No obligor, nor any of their Affiliates or person associated directly or indirectly with the obligor:

(A)	is a Restricted Party; or

(B)	has received notice of or is aware of any action or investigation against it with respect to any Sanctions; and

(ii)	The proceeds of any utilisation, monies or services or other transaction contemplated by or provided under the facility agreement shall not be used: (i) either directly or indirectly for the benefit of any Restricted Party; or (ii) in any manner that would result in any obligor or us or any Affiliate or agent thereof being in breach of any Sanctions (if any to the extent applicable to them) or becoming a Restricted Party).

“Restricted Parties” means (a) parties that any one or more of the United Kingdom (UK), the European Union (EU), the United States (US) or the United Nations(UN) has listed as the target or subject of sanctions; or (b) parties which are 50% or more owned (individually or in aggregate) by, or otherwise controlled by, any party described in (a) above; or (c) parties which have been internally identified as presenting an unacceptable level of sanctions risk to Standard Chartered Group.

(r)	(i) If we request:

(A)	obtain insurance for any asset or property specified by us (as “Asset”); and/or

(B)	obtain insurance against loss of life or total permanent disability of you and/or such other persons as we shall require,

in either case through an insurance company approved by us (the “Insurer”) on our required terms including, without limitation, the insurance coverage amount, naming us as the loss-payee and endorsing non-cancellation and loss-payee clauses; and

(C)	assign or procure the assignment of the relevant insurance to and deposit or procure the deposit of the insurance documents with us.

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(ii)	We shall be entitled to:

(A)	deduct all costs, fees, expenses and payments to the Insurer or Insurance broker from your Account to ensure that the insurance policy is in place and/or duly renewed on our required terms;

(B)	disclose to the Insurer or Insurance broker any information about you and the Assets for any purpose in connection with the insurance policy;

(C)	arrange for insurance cover on your account, if we do not receive the required (1) insurance policy document by the date of activation of the facilities, or (2) renewal insurance policy document by the expiry date of the existing policies; and

(D)	receive commission from any Insurer or Insurance broker for referring insurance business relating to any Assets, obligor or facilities.

(s)	You must comply with any additional undertakings that may be specified in the facility agreement.

5.	Communications from us

5.1	How we will contact you about your facility agreement

In addition to Part A (Standard Terms) – “Communications, instructions and information – Communications from us”, the following will apply:

(a)	if we are writing to you asking you to make a repayment, we will consider that you have received the communication we send you no later than three (3) Banking Days (or such other date we may specify) after we send it; and

(b)	where there are multiple borrowers under your facility letter, each borrower appoints the designated borrower (set out in your facility letter) to act on its behalf as its agent in relation to the finance documents and authorises the designated borrower to provide all information, agree any amendments to your facility agreement and receive all notices, demands and other communications from us in relation to your facility agreement. Every act, omission, agreement, undertaking, settlement, waiver, amendment, notice or other communication given or made by the designated borrower or given to the designated borrower on your behalf will be binding on you. If there is any conflict between any notices or other communications of the designated borrower and you, those of the designated borrower will prevail.”

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Terms and Conditions for Foreign Exchange Business

Part E – Terms and Conditions for Foreign Exchange Business

Important

FX Transactions involve the risk of loss (for example, due to movements in market rates / prices). You should not enter into these transactions if you do not understand the risks. It is your responsibility to monitor your transactions. We will not be liable for any Losses you incur under any circumstances. You should seek professional advice before you enter into these transactions.

1.	What transcations are covered under this Part E?

1.1	FX Transactions – what does this mean?

“FX Transactions” mean foreign exchange transactions under which you purchase from us a specific amount in one currency against you selling to us another currency at an agreed exchange rate, which must be settled between us by the delivery and exchange (i.e. by “deliverable settlement”) of the two currencies on the agreed settlement or value date. The settlement or value date of an FX Transaction may be the same day as the trade date of the FX Transaction or a later date.

For example:

Your transactions may involve the payment or receipt of a foreign currency to or from your supplier. You may like to minimise the risk of foreign exchange fluctuations in your transaction by agreeing with us to purchase (or sell) a fixed amount of foreign currency at a fixed exchange rate aligned with your scheduled transaction date (i.e. when you need to make a payment to a supplier or expect to receive payments from your buyer).

Our FX Transactions include:

(a)	Spot Transactions: where the FX Transaction is for same day, next day, or spot deliverable settlement (i.e. where the settlement or value date is not more than two (2) settlement business days after the FX Transaction trade date); and

(b)	Forward Transactions: where the FX Transaction is for forward deliverable settlement (i.e. where the settlement or value date is more than two (2) settlement business days after the FX Transaction trade date.

For Spot Transactions (described above) performed through an Account, you do not need to agree to this Part E (Terms and Conditions for Foreign Exchange Business) as Part A (Standard Terms) contains the terms and conditions for Spot Transactions performed through an Account.

For all other FX Transactions, including Forward Transactions (described above), you will be required to agree to this Part E (Terms and Conditions for Foreign Exchange Business).

Note: Upon agreeing to this Part E (Terms and Conditions for Foreign Exchange Business), these terms and conditions will apply to all FX Transactions going forward (including Spot Transactions).

1.2	How do you agree to and accept this Part E?

You will be deemed to have accepted the terms set out in this Part E (Terms and Conditions for Foreign Exchange Business) when you acknowledge under your Authorised Acceptance that you have agreed to this Part E (Terms and Conditions for Foreign Exchange Business).

Important

Our confirmations may refer to the “Terms and Conditions for Foreign Exchange Business”. These references will be interpreted to refer to Part E (Terms and Conditions for Foreign Exchange Business) and the other applicable terms and conditions of these General Banking Terms and Conditions.

1.3	What happens if you have an ISDA Master Agreement in place with us?

We may deem it appropriate, for you to enter into an ISDA Master Agreement (ISDA) with us. The ISDA will amend and supersede this Part E (Terms and Conditions for Foreign Exchange Business) and any outstanding FX Transaction under the terms and conditions of this Part E (Terms and Conditions for Foreign Exchange Business) (each a Prior Transaction) will be deemed to be governed by the ISDA. Prior Transactions will be deemed to constitute a “Transaction” under the ISDA, and any document or other confirming evidence in respect of any such Prior Transaction will be deemed to constitute a “Confirmation” under the ISDA, for the purpose of the ISDA.

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1.4	Will there be any other documentation provided to you or requested by us?

(a)	Confirmations

In addition to the General Banking Terms and Conditions (including this Part E (Terms and Conditions for Foreign Exchange Business)), we will provide you with a written confirmation containing the economic details of the relevant FX Transaction between you and us (Confirmation).

The Confirmation may be sent by us to you through a range of Channels and may be executed and delivered in counterparts, (i.e. more than one copy) whether using the same or different communication Channels. This Part E (Terms and Conditions for Foreign Exchange Business) will govern the Confirmations, even if this Part E (Terms and Conditions for Foreign Exchange Business) is not referenced under the relevant Confirmations. Any delay or failure in delivering a Confirmation to you will not affect the validity of the relevant FX Transaction.

All Confirmations provided to you are based on our records and are conclusive in the absence of obvious error. You must check the Confirmations and inform us in writing of any mistakes within one (1) Banking Day (or such other period as specified in the relevant Confirmation or as notified by us).

(b)	Credit Support

You may be required to provide us with new or additional credit risk mitigants, credit support or equivalent security in connection with the FX Transactions. We will notify you of any request and will provide you with a reasonable time frame to comply with our requirements.

2.	FX Transactions specific rights and / or obligations

2.1	Relationship between the parties

You confirm to us for each FX Transaction that (with or without advice from your own advisers, as you may deem necessary):

(a)	you are acting for your own account, and have come to your own independent decision to enter into the FX Transaction;

(b)	you have assessed the FX Transaction to be appropriate and proper for you;

(c)	you are not treating or relying on any communication from us as investment advice or as a recommendation to enter into the FX Transaction;

(d)	you are not treating or relying on any communication from us as an assurance or guarantee as to the expected results of any FX Transaction;

(e)	you are capable of assessing the merits of the FX Transactions and you understand, assume and accept the risks of each FX Transaction; and

(f)	we are not acting as your fiduciary or advisor in respect of any FX Transaction.

2.2	Recording conversations you have with us

You consent to us recording our conversations with you or your Authorised Persons in connection with any actual or potential FX Transactions. These recordings are our property and will, unless there is an obvious mistake, be conclusive proof of the conversation.

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2.3	Who can we give information to?

We may, in addition to any disclosure rights in the General Banking Terms and Conditions, disclose to any:

(a)	transferee or potential transferee of any rights or obligations under the FX Transactions;

(b)	person with whom we propose to enter into a transaction which references obligations under the FX Transactions; and

(c)	trade repository.

3.	Who is authorised to act on your behalf for FX Transactions?

On our request, you must give us a list of Authorised Persons who are authorised to sign Confirmations and other documents in connection with the FX Transactions. We may also request you to provide a list of Authorised Persons who are authorised to enter into FX Transaction on your behalf (Authorised Dealers List). You must give us their full names and any other details (such as their specimen signatures) we may require. If we do not request your Authorised Dealers List, you are not required to provide the same, and we will reject any provided Authorised Dealers List. You must tell us promptly, in writing, if there is any change to them. We will tell you if we cannot accept any Authorised Person due to our policies or any applicable law. We may continue to rely on an existing list of Authorised Persons until we have updated our records in accordance with your new Instructions. If we cannot process your change to the list of Authorised Persons, we will notify you as soon as reasonably practicable. We may request you to send further documents we need to support the changes.

4.	Settlement and payment under FX Transactions

4.1	Settlement and payment obligations

(a)	When must FX Transactions be settled?

FX Transactions must be settled on the agreed settlement dates as set out in the relevant Confirmation (Due Date) (subject to any applicable payment conditions precedent – see the section below under this part – “Settlement and Payment under FX Transactions – Settlement and Payment Obligations – What are the conditions precedent to our payment obligations?”).

(b)	What are the conditions precedent to our payment obligations?

Our payment obligation to you under an FX Transaction is subject to the fulfilment of the following conditions precedent:

(i)	we have received in full the amount due from you on the same date under that FX Transaction;

(ii)	no Termination Event has occurred and is continuing;

(iii)	we have received your payment or settlement Instructions and account details for settlement of the FX Transaction; and

(iv)	any other conditions precedent we may notify to you.

If we cannot process your payment, we will notify you as soon as practicable.

(c)	What are your payment obligations?

You must pay us in clear and immediately available funds in the applicable currency, the total payments due to us under an FX Transaction on the Due Date.

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4.2	Payment failure

If we do not receive your payment by the Due Date, without prejudice to any of our other rights:

(a)	we may take any action to mitigate any potential Loss from such failure to pay, including terminating any FX Transaction open positions;

(b)	you will pay interest to us on demand at a rate equal to two per cent (2%) per annum above the cost to us (as certified by us) of funding the amount in default, from the Due Date to the date payment is actually received from you;

(c)	you will indemnify us in full for any Loss incurred by us by reason of such late payment; and

(d)	we have the right, and you irrevocably authorise us at any time, to debit any of your Accounts (including where such debit may result in your Account being overdrawn) to cover such default interest and Losses.

4.3	Payment and settlement Instructions

You must provide us with your payment or settlement Instructions and account details for settlement of FX Transactions.

Where we have not received your payment or settlement Instruction or account details for settlement before a payment from or to you is due under an FX Transaction, we may (but we are not obliged to) choose to defer funds transfer until we receive your payment or settlement Instruction.

This may result in a Loss to you. Nothing in this section (Settlement and payment under FX Transactions) limits or restricts any of our rights under the Agreement.

5.	Payment netting

If you and we are obliged to pay each other amounts in respect of FX Transactions under this Part E (Terms and Conditions for Foreign Exchange Business) in the same currency, and on the same day, the amounts owing shall be netted between you and us. The party owing the higher amount must pay the other party the difference between those amounts, In those circumstances, the other party owing the lower amount would not need to make a payment in respect of those amounts.

We may withdraw our agreement to payment netting under this section (Payment Netting) at any time and will notify you accordingly.

6.	Termination of FX Transactions

6.1	When can we terminate the FX Transactions?

We may, at our discretion, and without prior notice, terminate any or all outstanding FX Transactions on the occurrence of any of the following events (Termination Events):

(a)	you fail to perform, or indicate your intention not to perform, any of your obligations (including payment obligations) under any FX Transactions or under this Part E (Terms and Conditions for Foreign Exchange Business);

(b)	you breach any term of any other agreement with us (after giving effect to any applicable grace period);

(c)	the occurrence of a material adverse change in your financial position;

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(d)	you have failed to adequately satisfy or provide any margin, collateral, security, credit risk mitigant or other credit support we have requested;

(e)	your aggregate mark-to-market losses under outstanding FX Transactions exceed any limit for you as we may determine in our sole and absolute discretion;

(f)	we determine that it is or is likely to be impracticable, impossible or illegal for any party to perform any FX Transaction; or

(g)	if you are the subject of any Insolvency Proceedings in relation to all or any part of your revenue or assets.

6.2	What happens after we terminate any or all FX Transaction?

Without prejudice to our rights of set-off:

(a)	we will determine, for each terminated FX Transaction, our Loss (expressed as a negative amount) or profit (expressed as a positive amount) as a result of the termination of such FX Transaction, and will notify you of the amounts determined (each a Close-out Amount). The net sum of all Close-out Amounts (Net Amount) will be either payable by us (if it is a positive amount) or by you (if it is a negative amount); and

(b)	payments that would otherwise be due on the original settlement date of each FX Transaction so terminated are no longer payable, and such payment obligations will instead be replaced by the relevant party’s obligation to pay the Net Amount to the other party in the relevant currency.

We will, in our sole discretion, determine the currency of calculation and payment.

7.	Local Terms – Singapore

7.1	General

These local terms apply to FX Transactions you enter into with us in Singapore.

7.2	What laws and jurisdiction cover our FX relationship?

The FX Transactions under this part will be governed by the laws of Singapore and you accept the non- exclusive jurisdiction of the courts of Singapore. We may take enforcement action in any jurisdiction where you perform your business or have any assets.

7.3	Portfolio reconciliation, dispute identification and resolution procedure

(a)	Portfolio Reconciliation Rules

Unless otherwise agreed in writing between the parties, in order to comply with the Portfolio Reconciliation Rules:

(i)	we will provide you with the Key Terms of each FX Transaction and the actual date of reconciliation (Portfolio Data). This will be provided to you as required under the Portfolio Reconciliation Rules;

(ii)	you will be required to promptly compare the Portfolio Data against your own records to identify any discrepancies; and

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(iii)	if you identify any discrepancies, you should notify us as soon as reasonably practicable. We will work with you to resolve any discrepancies in a timely manner. If you identify any discrepancies, you should act reasonably and in good faith (for example, you should only identify issues which are material to the rights and obligations of the parties with respect to the FX Transactions).

If you do not notify us of any discrepancies by 4:00 p.m. (London time) on the fifth (5th) Banking Day after the date on which we sent the Portfolio Data, you are deemed to have agreed to such Portfolio Data.

For the purposes of this section (Portfolio reconciliation, dispute identification and resolution procedure):

“Dispute Resolution Rules” means the dispute resolution risk mitigation techniques for OTC derivative transactions set out in Article 11(1)(b) of EMIR as supplemented by Article 15 of Chapter VIII of the Commission Delegated Regulation (EU) No 149/2013 of 19 December 2012 and published on 23 February 2013 in the Official Journal of the European Union.

“EMIR” means Regulation (EU) No 648/2012 of the European Parliament and of the Council on OTC derivatives, central counterparties and trade repositories dated 4 July 2012.

“FX Transactions” will, for purposes of this section (Portfolio Reconciliation, Dispute Identification and Resolution Procedure) only, exclude FX spot transactions (i.e. any foreign exchange transactions that settle by delivery of the relevant currencies).

“Key Terms” means any details which we require in accordance with the Portfolio Reconciliation Rules (including, the valuation of such FX Transaction).

“Portfolio Reconciliation Rules” means the portfolio reconciliation risk mitigation techniques for OTC derivative transactions set out in Article 11(1)(b) of EMIR as supplemented by Article 13 of Chapter VIII of the Commission Delegated Regulation (EU) No 149/2013 of 19 December 2012 and published on 23 February 2013 in the Official Journal of the European Union.

(b)	Dispute identification and resolution procedure

We are required to have in place a dispute resolution procedure with you to identify and resolve disputes in relation to FX Transactions.

We set out below the dispute resolution procedure between you and us. However, we may agree with you in writing alternative procedures or use a process already agreed between the parties.

The key procedures include:

(i)	Form of dispute notice: if a party identifies a dispute which falls under the Dispute Resolution Rules, they should notify the other party by email (or such other agreed Channel). The notice should: (i) identify that this is a dispute notice for the purposes of this section (Dispute identification and resolution procedure); and (ii) set out in reasonable detail the issue (including details of the affected FX Transaction(s));

(ii)	Parties’ commitment to resolve the dispute: the parties will resolve any dispute in good faith and in a timely manner;

(iii)	Internal procedures: both parties will have in place an appropriate internal procedure to record and monitor any dispute notified. Each party will continue to monitor such dispute until the matter is resolved, and any records should be held in accordance with the applicable laws; and

(iv)	Escalating disputes not resolved: any dispute not resolved within five (5) Banking Days after the relevant party has received the dispute notice, each party will report the issue to their respective senior management for further handling.

(c)	Communications between you and us

For the purposes of this section (Portfolio reconciliation, dispute identification and resolution procedure):

(i)	Our communications to you: we will communicate with you using the details we have on our records. You must continue to notify us in writing of any changes to your contact information.

(ii)	Your communications with us: you agree to deliver any dispute notice and / or notice of discrepancy to: portfolio.reconciliation@sc.com.

If any party fails to comply with any part of this section (Portfolio reconciliation, dispute identification and resolution procedure), neither party will terminate any FX Transaction for this reason alone.

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Definitions and Interpretations

Part F – Definitions and Interpretations

1.	How does this part work?

Defined key words have the following meanings. Rules of interpretations will apply to common words used in the Agreement under “Rules for interpretation”.

Important

We may from time to time also include additional definitions in bold italics in various parts of the Agreement. These will take priority over any terms described under this Part F (Definitions and Interpretations).

2.	Definitions

Account means any bank account (including any sub-account) you hold with us.

Administrator means the person(s) you authorise to be responsible for the general administration of Straight2Bank Services as described in the Agreement.

Affiliate means, in relation to a body corporate, any other body corporate that controls, is controlled by or under common control with it. As used in this definition, a body corporate “controls” another body corporate if the first mentioned body corporate, directly or indirectly, owns more than half of the issued equity share capital or has the power to appoint more than half of the members of the governing body, of that other body corporate.

Agreement means the General Banking Terms and Conditions, your Authorised Acceptance and any other specific terms and conditions agreed between you and us which apply to the Account, FX Transactions or Services.

Appointee means a third party who is nominated by you and who we allow to access any Connectivity Channel on your request and on your behalf.

Authorised Acceptance means the letter, relevant application and / or set up form or equivalent, which is signed and returned by you which confirms your acknowledgement that this General Banking Terms and Conditions booklet governs your relationship with us when you apply for the products and services contained in this General Banking Terms and Conditions booklet.

Authorised Person means any person authorised to act on your behalf in accordance with any mandate (or equivalent in writing) or otherwise, as acceptable to us.

Authority means any government, quasi-government, administrative, regulatory or supervisory body or authority, court or tribunal with jurisdiction over us or a member of the Standard Chartered Group.

Banking Day means a day on which banks are open for general banking business in the Service Location and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) a day on which banks are open for general banking business in the principal financial centre of the country of that currency; and

(b)	(in relation to any date for payment or purchase of euro) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of euros.

Channel means any system, medium or channel, including Straight2Bank Services, a website, SWIFT, the internet, telephony, a mobile device, fax and email, through which the parties may communicate information and documents.

Client ID means the unique means of identification (including a confidential password used to seek to prevent unauthorised access) assigned to or selected by you.

Client Systems means any communication line, modem connection or other facilities, software, hardware, mobile devices or equipment provided and used by you to transmit or receive any information or document.

Collateral Document means has the meaning given to it in your facility letter.

Connectivity Channel means a Channel type, application or method that is a system based interaction, technological connection or integration intended to be encrypted and/or digitally signed, that you, or a third party nominated by you, use to connect to us for any purpose including electronic transmission of Instructions, other information, data or documents between you, or a third party nominated by you, and us, including (but not limited to) host to host connectivity and application programming interfaces.

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Definitions and Interpretations

Digital Certificate means an electronic application used to verify identity or protect electronic messages.

Electronic Key means a smart card, security token or other similar authentication or verification device in any form.

Financial Statements has the meaning given to it in your facility letter.

Force Majeure means any payment or communication system failure, power failure, computer breakdown or malfunction or third party interference with a computer system, mechanical fault or failure, problem or fault in any software program, government restrictions, intervention, emergency procedures, suspension of trading by any relevant market, civil disorder, act or threatened act of terrorism, natural disaster, war, strike, change in law, change in legal usage, convertibility or transferability of any currency, or other circumstances beyond our control.

General Banking Terms and Conditions means the contract between you and us comprising of the relevant terms and conditions in this General Banking Terms and Conditions booklet.

Insolvency Proceedings means, in relation to a person, any corporate action, legal proceedings or other step in relation to:

(a)	suspension of payments, moratorium of indebtedness, bankruptcy, winding up, dissolution, administration and reorganisation (other than a solvent liquidation or reorganisation) or composition or arrangement with creditors;

(b)	the appointment of a liquidator (other than in respect of a solvent liquidation), receiver, administrator or similar officer in respect of such person or any of its assets;

(c)	expropriation, attachment, sequestration, distress or execution affecting any of such person’s assets or the enforcement of any security over such assets; or

(d)	any analogous procedure or step in any jurisdiction.

Instruction means instructions in relation to any Account or Service which:

(a)	contain the information we require to carry out the instructions;

(b)	we receive via any Channel as agreed by us; and

(c)	we believe in good faith has been given by an Authorised Person and are transmitted with such testing or authentication as we may specify.

Intellectual Property Rights means any rights in relation to tangible and intangible intellectual and industrial property and the right to apply for them, existing anywhere, including any invention, patent, design or utility model rights, logo, domain names, copyright, trade mark, service mark, database right, topography right, commercial or confidential information, know-how or trade secret and any other rights of a similar nature or effect, whether or not registered or capable of being registered.

Loss means any losses, damages, demands, claims, liabilities, costs (including legal costs) and expenses of any kind (including any direct, indirect or consequential losses, loss of profit, loss of goodwill and loss of reputation) whether or not they were foreseeable or likely to occur.

Malware means any malicious or destructive software which may be hostile, intrusive or disruptive, including viruses, worms, trojans, backdoors, spyware or keyloggers.

Payment Instrument means any cheque, traveller’s cheque, demand draft, cashier’s order, money order, postal order or other similar instrument.

Regulatory Compliance Statement means the regulatory compliance statement setting out legal and regulatory requirements that apply to your relationship with us. This is set out in Part B (Regulatory Compliance Statement) and is also available on our website (www.sc.com/en/rcs/).

Standard Chartered Bank (Singapore) Limited
General Banking Terms and Conditions	Page 82 of 84

Definitions and Interpretations

Straight2Bank means our electronic communication system, as described in the section under Part A (Standard Terms) – “Electronic access to your account and / or service – What is Straight2Bank?”

Straight2Bank Services means our range of Services offered through Straight2Bank, as described in the section under Part A (Standard Terms) – “Electronic access to your account and / or service – What is Straight2Bank service?”

Security Procedures means any instructions, recommendations, measures and procedures concerning security or authentication issued or made available to you.

Service means any banking and channel related products and / or services (including Straight2Bank Services) we provide to you under the Agreement. We may change the services provided from time to time by notifying you or providing you with an updated Agreement.

Service Level Agreement means the procedural and operational requirements for a Service as agreed between the parties.

Service Location means the country or territory in which the provider of the relevant Account or Service(s) is located.

Software means any software that we or our supplier has supplied to you.

Standard Chartered Group means each of Standard Chartered PLC and its Affiliates (including each branch or representative office).

System Materials means all Software, certificates, equipment, materials or documentation on any media made available to you by us.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any associated penalty or interest payable) required by any applicable law.

User means person(s) designated by you to access and use Straight2Bank Services.

User Guides means the operating, procedural or best practices guides, manuals or technical specifications provided to you in connection with an Account or a Service.

User ID means the unique means of identification (including a confidential password used to seek to prevent unauthorised access) assigned to or selected by a User.

Withdrawal means any withdrawal or transfer made by you or on your behalf from an Account.

Standard Chartered Bank (Singapore) Limited
General Banking Terms and Conditions	Page 83 of 84

Definitions and Interpretations

3.	Rules for interpretation

(a)	a reference to a person includes such person’s personal representatives, executors, administrators, successors, substitutes (including by novation) and assigns;

(b)	a reference to a document includes any variation or its replacement;

(c)	“person” includes an individual, a partnership, a body corporate, an unincorporated association, a government, a state, an agency of a state and a trust;

(d)	“law” includes (i) any agreement with any Authority; and (ii) any statute, common law, principles of equity, order, regulation, rule, official directive, request, guideline, sanction, embargo or restrictive measure (whether or not having the force of law) of any Authority and any interpretation, application, replacement, amendment or enforcement of such law;

(e)	the word “including” when listing examples, does not limit the list to such examples or examples of a similar kind;

(f)	a gender includes all other genders;

(g)	the singular includes the plural and vice versa;

(h)	“writing” includes email, fax transmission or other electronic means of communication legibly received and “written” has the corresponding meaning;

(i)	a “currency” refers to the lawful currency for the time being of the relevant country or recognised monetary union;

(j)	if you are required to provide us “cash cover” for a facility then you will enter into a Collateral Document and pay an amount, as directed by us, either:

(i)	to a non-interest bearing account with us in your name subject to a first ranking security interest in our favour where withdrawals may only be made to pay us amounts due and payable to us under that facility; or

(ii)	to us, which we may hold in our sole dominion and apply to satisfy amounts due and payable to us under that facility, without interest accruing or payable to you,

until all amounts that are or may be outstanding under that facility have been paid to us (whereupon any balance may be released or an equivalent amount thereto paid to you).

(k)	a “month” refers to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month. If there is no numerically corresponding day in the following calendar month, that period will end on the last Banking Day in that calendar month; and

(l)	captions and headings are for convenience of reference only and will not affect how a provision is construed.

Standard Chartered Bank (Singapore) Limited
General Banking Terms and Conditions	Page 84 of 84